UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
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Ryder System, Inc.
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Ryder System, Inc. 11690 N.W. 105 Street Miami, Florida 33178
NOTICE OF 2016 ANNUAL MEETING OF SHAREHOLDERS

Time:	10:00 a.m., Eastern Daylight Time

Date:	May 6, 2016

Place:	Ryder System, Inc. Headquarters 11690 N.W. 105th Street Miami, Florida 33178

Purpose:	1. To elect three directors for a one-year term expiring at the 2017 Annual Meeting of Shareholders.
2. To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered certified public accounting firm for the 2016 fiscal year.
3. To approve, on an advisory basis, the compensation of our named executive officers.
4. To approve the Amended and Restated 2012 Equity and Incentive Compensation Plan.
5. To approve the Amended and Restated Stock Purchase Plan for Employees.
6. To consider any other business that is properly presented at the meeting.
Who May Vote:	You may vote if you were a record owner of our common stock at the close of business on March 4, 2016.
Proxy Voting:	Your vote is important. You may vote:
• via Internet;
• by telephone;
• by mail, if you received a paper copy of these proxy materials; or
• in person at the meeting.
By order of the Board of Directors,

Robert D. Fatovic
Executive Vice President, Chief Legal Officer and Corporate Secretary
Miami, Florida
March 21, 2016
This proxy statement and the form of proxy, along with our annual report on Form 10-K for the year ended December 31, 2015 and the shareholder letter, were first sent or given to shareholders on or about March 21, 2016.
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING TO BE HELD ON FRIDAY, MAY 6, 2016.
Ryder’s proxy statement and annual report are available online at:  http://www.proxyvote.com

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Proxy Summary

______________________________________________________
PROXY SUMMARY
______________________________________________________

This proxy summary provides selected highlights of some of the information contained elsewhere in this proxy statement. Please read the entire proxy statement with care before voting.

ANNUAL MEETING

Date and Time:	Friday, May 6, 2016 at 10:00 a.m. (Eastern Daylight Time)
Place:	Ryder Headquarters, 11690 N.W. 105th Street, Miami, Florida 33178
Record Date:	March 4, 2016
Voting:	Each share of the Company's common stock outstanding at the close of business on March 4, 2016 has one vote on each matter that is properly submitted for a vote at the Annual Meeting.

VOTING MATTERS AND BOARD RECOMMENDATION

Matter	Board Recommendation	Page Reference
Election of Directors	FOR each Director Nominee	5
Ratification of PricewaterhouseCoopers LLP as Auditors	FOR	23
Advisory Vote on Executive Compensation	FOR	60
Approval of Amended and Restated 2012 Equity and Incentive Compensation Plan	FOR	62
Approval of Amended and Restated Employee Stock Purchase Plan	FOR	73

2015 FINANCIAL HIGHLIGHTS

In 2015, we had revenue and earnings growth in all segments and executed on key elements of our long-term growth strategy. Specifically,
➢ Record operating revenue of $5.6 billion (up 6% from 2014) and record comparable earnings per share of $6.13 (up 10% from 2014).*

➢ Total revenue remained at $6.6 billion, with growth in operating revenue offset by lower fuel costs passed through to customers and negative impacts from foreign exchange.

➢ Operating revenue growth in all business segments, with earnings before tax growth of 7% in our Fleet Management Solutions (FMS) business segment.

➢ Strong return on equity and solid return on capital with a positive spread between cost of capital and return on capital of 140 basis points, the highest in the last 10 years, which Ryder is continuously striving to improve.

For more information relating to the Company’s 2015 financial performance, please review our 2015 annual report on Form 10-K.
* Operating revenue and comparable earnings per share are non-GAAP financial measures. For a reconciliation to total revenue and GAAP EPS, respectively, refer to our Form 10-K for the year ended December 31, 2015.

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Proxy Summary

BOARD AND GOVERNANCE HIGHLIGHTS

Shareholder Engagement:

✓
Active shareholder engagement. In 2015, we reached out to our largest shareholders constituting over 50% of our outstanding shares to request feedback on our governance profile and compensation structure, including specific feedback on how best to implement proxy access, and we received substantive feedback from shareholders holding nearly 20% of outstanding shares. We used the feedback we received, as well as the views expressed by our shareholders in their publicly available governance policies, to adopt a meaningful proxy access right which is appropriately tailored to our shareholders.

2015 - 2016 Key Changes, Based on Shareholder Feedback:

✓	Board adopted proxy access in 2016

•	ownership threshold of 3%

•	holding period of 3 years

•	may submit nominees up to 20% of our Board or 2 directors (whichever is greater)

•	up to 25 shareholders may group together to reach the 3% ownership threshold

✓	Annual director elections beginning in 2016

✓	Lowered our general voting requirement to a majority of votes cast (from a majority of shares outstanding) in 2015

✓	Began disclosing our political contributions policy and our annual direct corporate contributions to political candidates on our website in 2015

✓	Lowered the maximum number of other public company boards that our non-employee directors can sit on (maximum of four) in the Corporate Governance Guidelines
Board Facts:

✓	10 out of 11 independent directors

✓	Strong Lead Independent Director role, with oversight of annual Board evaluation process and search process for new directors

✓	Average Board tenure is less than 8 years

✓	Strong Board diversity based on experience, tenure, age, gender and race; 6 of 11 directors are women or minorities

✓	None of our directors serve on more than 3 other public company boards

✓	Strong Board oversight of risk management and compliance process

✓	No related person transactions in 2015
Shareholder Rights:

✓	No stockholder rights plan (poison pill)

✓	Shareholders can call a special meeting with 10% of shares outstanding

✓	Majority vote standard for director elections, with a plurality carve-out for contested elections

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Proxy Summary

EXECUTIVE COMPENSATION HIGHLIGHTS

•
The Board amended the 2012 Equity and Incentive Compensation Plan to provide for double-trigger vesting for all future incentive grants upon a change in control, among other changes, and is proposing this amendment to shareholders for approval at the 2016 Annual Meeting. Our cash severance and our annual cash incentive awards (bonus) had already been subject to double-trigger vesting provisions.

•
CEO compensation is a mix of base salary (13%), short-term incentives (20%) and long-term incentives (67%) which we believe provides compensation opportunities measured by a variety of time horizons to balance our near-term and long-term strategic goals.

•
A variety of distinct performance metrics (operating revenue, comparable earnings per share, total shareholder return and return on capital) are used in the short-term and long-term incentive plans. This “portfolio” approach to performance metrics encourages executives to focus on overall, sustainable Company performance.

•
Goals are approved by our independent directors and take into account our historical performance, current strategic initiatives and the expected macroeconomic environment. In 2015, the target operating revenue was $5.67 billion, which was an 8.0% increase from our 2014 actual operating revenue. Similarly, the target comparable earnings per share for 2015 was $6.40, a 14.7% increase from 2014.

•
Short-term and long-term incentive compensation programs are designed with payout slopes that support our pay for performance philosophy. In addition, we cap the maximum payout of our annual cash incentive awards based on a percentage of our EBT, and cap our performance-based restricted stock rights and performance-based cash awards at 125% of target to limit the potential for excessive risk taking.

•
Equity incentive programs and stock ownership guidelines (four times base salary for the CEO and two times for all other NEOs) are designed to align management and shareholder interests by providing vehicles for executive officers to accumulate and maintain an ownership position in the Company.

•	We incorporate several risk mitigation policies into our compensation program, including:

◦	The Compensation Committee’s ability to use “negative discretion” to align appropriate payouts to Company and individual performance;

◦	Anti-hedging and anti-pledging policies; and

◦	Written clawback policy for financial restatements resulting from executive misconduct.

BOARD OF DIRECTORS

Name	Age	Director Since	Professional Background	Indep	Committee Memberships
John M. Berra	68	2003	Retired EVP of Emerson Electric Company	X	Compensation & Finance
Robert J. Eck	57	2011	President & CEO of Anixter International, Inc.	X	Compensation & Finance
Robert A. Hagemann	59	2014	Retired CFO of Quest Diagnostics Incorporated	X	Audit & Finance
L. Patrick Hassey	70	2005	Retired Chairman & CEO of Allegheny Technologies Incorporated	X	Compensation & Governance
Michael F. Hilton	61	2012	President & CEO of Nordson Corporation	X	Compensation & Governance
Tamara L. Lundgren	58	2012	President & CEO of Schnitzer Steel Industries, Inc.	X	Audit & Governance
Luis P. Nieto, Jr.	60	2007	Retired President of the Consumer Foods Group for ConAgra Foods Inc.	X	Audit & Finance
Robert E. Sanchez	50	2013	Chair & CEO of Ryder
Abbie J. Smith	62	2003	Professor of Accounting at the University of Chicago Booth School of Business	X	Audit & Finance
E. Follin Smith	56	2005	Retired EVP, CFO & Chief Administrative Officer of Constellation Energy Group, Inc.	X	Compensation & Governance
Hansel E. Tookes, II	68	2002	Retired President of Raytheon International	X	Audit & Governance

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Information About our Annual Meeting

RYDER SYSTEM, INC.
11690 N.W. 105th STREET
MIAMI, FLORIDA 33178
______________________________________________________
PROXY STATEMENT
______________________________________________________
INFORMATION ABOUT OUR ANNUAL MEETING
You are receiving this proxy statement because you own shares of Ryder common stock that entitle you to vote at the 2016 Annual Meeting of Shareholders to be held on Friday, May 6, 2016 at 10:00 a.m., Eastern Daylight Time, at our corporate headquarters. Our Board of Directors (Board) is soliciting proxies from shareholders who wish to vote at the meeting. By using a proxy, you can vote even if you do not attend the meeting. This proxy statement describes the matters on which you are being asked to vote and provides information on those matters so that you can make an informed decision.
At the Annual Meeting you will be asked to vote on the following five proposals. Our Board recommendation for each proposal is set forth below.

Proposal	Board Recommendation
1. To elect three directors as follows: Robert J. Eck, Tamara L. Lundgren and Abbie J. Smith for a one-year term expiring at the 2017 Annual Meeting of Shareholders.	FOR each director nominee
2. To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered certified public accounting firm for the 2016 fiscal year.	FOR
3. To approve, on an advisory basis, the compensation of our named executive officers, which we refer to as “Say on Pay”.	FOR
4. To approve the Amended and Restated 2012 Equity and Incentive Compensation Plan.	FOR
5. To approve the Amended and Restated Stock Purchase Plan for Employees to increase the number of shares issuable under the Purchase Plan by 1,000,000 shares.	FOR
If you sign and return your proxy without making any selections, your shares will be voted “FOR” each of the director nominees and “FOR” Proposals 2 - 5.
If other matters properly come before the meeting, the proxy holders will have the authority to vote on those matters on your behalf at their discretion. As of the date of this proxy statement, we are not aware of any matters that will come before the meeting other than those disclosed in this proxy statement.

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Election of Directors (Proposal 1)

ELECTION OF DIRECTORS
(Proposal 1)
Under our By-Laws, directors are elected annually beginning in 2016. Previously, directors were elected for three-year terms, typically with one-third of the Board standing for election in any given year. The directors currently serving three-year terms will continue to serve the remainder of their terms. Thereafter, each director will be elected annually when his or her three-year term expires. Directors up for election at the 2016 Annual Meeting will be nominated for one-year terms.
Robert J. Eck, Tamara L. Lundgren and Abbie J. Smith are currently serving terms that expire at the 2016 Annual Meeting. Upon the recommendation of the Corporate Governance and Nominating Committee (Governance Committee), our Board has nominated Mr. Eck, Ms. Lundgren and Ms. Abbie Smith for re-election at the 2016 Annual Meeting for a one-year term that expires at the 2017 Annual Meeting.
L. Patrick Hassey, Michael F. Hilton and Hansel E. Tookes, II are currently serving terms that expire at the 2017 Annual Meeting. John M. Berra, Robert A. Hagemann, Luis P. Nieto, Jr., E. Follin Smith and Robert E. Sanchez are currently serving terms that expire at the 2018 Annual Meeting.
We believe that each of our directors has the experience, skills and qualities to fully perform his or her duties as a director and contribute to our success. Our directors were nominated because each individual possesses the highest standards of personal integrity and interpersonal and communication skills, is highly accomplished in his or her field, has an understanding of the interests and issues that are important to our shareholders and is able to dedicate sufficient time to fulfilling his or her obligations as a director. Our directors, as a group, complement each other and each other’s respective experiences, skills and qualities. Our directors make up a diverse body in terms of age, gender, tenure, ethnic background and professional experience but engender a cohesive body in terms of Board process and collaboration.
Each director’s principal occupation and other pertinent information about his or her particular experience, qualifications, attributes and skills that led the Board to conclude that such person should serve as a director appears on the following pages.
If you are a beneficial shareholder and do not give your nominee instructions, your nominee does not have the ability to vote in favor or against the director nominees. We therefore urge you to return your proxy card and vote your shares as to this proposal.
The Board recommends a vote FOR the election of each of the director nominees.

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Election of Directors (Proposal 1)

Nominees for Director

FOR A TERM OF OFFICE EXPIRING AT THE 2017 ANNUAL MEETING

Robert J. Eck

CURRENT PRINCIPAL OCCUPATION:

President and Chief Executive Officer of Anixter International, Inc. (Anixter), a global distributor of network and security solutions, electrical and electronic solutions, and utility power solutions with $6.2 billion in annual revenue. He also serves as President and Chief Executive Officer of Anixter Inc., a subsidiary of Anixter.

DESCRIPTION OF BUSINESS EXPERIENCE:

Mr. Eck has held both positions since 2008. From 2007 to 2008, he served as Executive Vice President and Chief Operating Officer of Anixter. Prior to that position, Mr. Eck served as Executive Vice President of Enterprise Cabling and Security Solutions for Anixter from 2004 to 2007. In 2003, he served as Senior Vice President — Physical Security Products and Integrated Supply of Anixter Inc. Mr. Eck joined Anixter in 1989 and held roles of increasing responsibility in strategy, supply chain management, sales and marketing, and human resources.

Other Public Board Memberships
 • Anixter International, Inc.

Qualifications
The Board nominated Mr. Eck as a director because of his experience as a Board member, President and Chief Executive Officer of a large, public company and past senior leadership experience in supply chain management, domestic and international operations, marketing and business development.

Director since: May 2011
Committees: Compensation Finance
Age: 57
Tamara L. Lundgren

CURRENT PRINCIPAL OCCUPATION:

President and Chief Executive Officer of Schnitzer Steel Industries, Inc., a position she has held since 2008. Schnitzer Steel is one of the largest manufacturers and exporters of recycled ferrous metal products in the United States with $2 billion in annual revenue and more than 100 operating facilities in the U.S., Puerto Rico and Canada.

DESCRIPTION OF BUSINESS EXPERIENCE:

Ms. Lundgren joined Schnitzer Steel in 2005 as Chief Strategy Officer and subsequently served as Executive Vice President and Chief Operating Officer from 2006 until 2008.
Prior to joining Schnitzer Steel, Ms. Lundgren was a managing director at JP Morgan Chase in London and managing director at Deutsche Bank AG in New York and London. Before joining Deutsche Bank, Ms. Lundgren was a partner at the law firm of Hogan & Hartson, LLP in Washington, D.C.

Other Public Board Memberships
• Schnitzer Steel Industries, Inc.

Other Relevant Experience
• Director of the Federal Reserve Bank of San Francisco, Portland Branch
• Chairman of the Executive Committee of the U.S. Chamber of Commerce

Qualifications
The Board nominated Ms. Lundgren as a director because of her experience as a Board member, President and Chief Executive Officer of a public company and her experience in operations, strategy, finance and corporate law.

Director since: October 2012
Committees: Audit Corporate Governance & Nominating
Age: 58

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Election of Directors (Proposal 1)

Abbie J. Smith

CURRENT PRINCIPAL OCCUPATION:

Boris and Irene Stern Distinguished Service Professor of Accounting at the University of Chicago Booth School of Business.

DESCRIPTION OF BUSINESS EXPERIENCE:

She joined their faculty in 1980 upon completion of her Ph.D. in Accounting at Cornell University. The primary focus of her research is corporate restructuring, transparency and corporate governance. She was nominated for a 2005 Smith Breeden Prize for her publication in The Journal of Finance and has received a Marvin Bower Fellowship from the Harvard Business School, a McKinsey Award for Excellence in Teaching and a GE Foundation Research Grant.

Other Public Board Memberships
• HNI Corporation
• DFA Investment Dimensions Group Inc.
• Dimensional Investment Group Inc.

Other Relevant Experience
• Trustee of certain Chicago-based UBS Funds

Qualifications
The Board nominated Ms. Smith as a director because of her accomplished educational background and academic experience in accounting, her published works and significant contributions in the areas of accounting and corporate governance and her experience serving on other public company boards.

Director since: July 2003
Committees: Audit Finance
Age: 62

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Election of Directors (Proposal 1)

DIRECTORS CONTINUING IN OFFICE

John M. Berra

CURRENT PRINCIPAL OCCUPATION:

Served as Chairman of Emerson Process Management, a global leader in providing solutions to customers in process control, and Executive Vice President of Emerson Electric Company, until he retired in October 2010.

DESCRIPTION OF BUSINESS EXPERIENCE:

Prior to October 2008, he served as President of Emerson Process Management. Mr. Berra joined Emerson's Rosemount division as a marketing manager in 1976 and thereafter continued assuming more prominent roles in the organization until 1997 when he was named President of Emerson's Fisher-Rosemount division (now Emerson Process Management). Prior to joining Emerson, Mr. Berra was an instrument and electrical engineer with Monsanto Company.

Other Public Board Memberships
• National Instruments Corporation

Other Relevant Experience
• A past Advisory Director to the Board of Directors of Emerson Electric Company (until October 2010)

Qualifications
The Board nominated Mr. Berra as a director because of his experience in positions of executive oversight and senior leadership in a global company with a diversified business as well as his experience in global marketing and operations and expertise in technology and engineering.

Director since: July 2003
Committees: Compensation Finance
Age: 68
Robert A. Hagemann

CURRENT PRINCIPAL OCCUPATION:

Served as Senior Vice President and Chief Financial Officer of Quest Diagnostics Incorporated until he retired in 2013.

DESCRIPTION OF BUSINESS EXPERIENCE:

Mr. Hagemann joined Quest’s predecessor, Corning Life Sciences, Inc., in 1992, and held roles of increasing responsibility until he was named Chief Financial Officer of Quest in 1998. Prior to joining Corning, Mr. Hagemann held senior financial positions at Prime Hospitality, Inc. and Crompton & Knowles, Inc. He also held various positions in corporate accounting and audit at Merrill Lynch and Company and Ernst & Young.

Other Public Board Memberships
• Zimmer Biomet Holdings, Inc.
• Graphic Packaging Holding Company

Qualifications
The Board nominated Mr. Hagemann as a director because of his past experience as Chief Financial Officer of a public company and other senior management experience in business development and strategy, supply chain and government contracting.

Director since: August 2014
Committees: Audit Finance
Age: 59

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Election of Directors (Proposal 1)

L. Patrick Hassey

CURRENT PRINCIPAL OCCUPATION:

Served as Chairman and Chief Executive Officer of Allegheny Technologies Incorporated (ATI), a global leader in the production of specialty materials until he retired in May 2011.

DESCRIPTION OF BUSINESS EXPERIENCE:

Mr. Hassey also served as President of ATI until August 2010. He became Chairman in 2004 and President and Chief Executive Officer in 2003. Prior to October 2003, Mr. Hassey served as an outside management consultant to ATI executive management. At present, Mr. Hassey no longer serves as a consultant for ATI. Before joining ATI, Mr. Hassey served as Executive Vice President and a member of the corporate executive committee of Alcoa, Inc. from May 2000 until his early retirement in February 2003. He served as Executive Vice President of Alcoa and Group President of Alcoa Industrial Components from May 2000 to October 2002. Prior to May 2000, Mr. Hassey served as Executive Vice President of Alcoa and President of Alcoa Europe, Inc.

Other Public Board Memberships
• Alpha Natural Resources, Inc.
• Kaiser Aluminum Corporation
• A past director of ATI (until May 2011)

Qualifications
The Board nominated Mr. Hassey as a director because of his past experience as a Board Chairman, President and Chief Executive Officer of a public company and years in positions of executive oversight and senior leadership in large, global public companies as well as his experience in domestic and international operations.

Director since: December 2005
Committees: Compensation Corporate Governance & Nominating
Age: 70
Michael F. Hilton

CURRENT PRINCIPAL OCCUPATION:

President and Chief Executive Officer of Nordson Corporation, a position he has held since he joined Nordson in 2010. Nordson engineers, manufactures and markets products and systems used for dispensing adhesives, coatings, sealants, biomaterials and other materials in a wide variety of end markets.

DESCRIPTION OF BUSINESS EXPERIENCE:

Prior to joining Nordson, Mr. Hilton served as Senior Vice President and General Manager of Air Products & Chemicals, Inc. from 2007 until 2010 with specific responsibility for leading the company's global Electronics and Performance Materials segment. Mr. Hilton joined Air Products in 1976 where he held roles of increasing responsibility in a variety of staff, management and operations positions. Air Products serves customers in industrial, energy, technology and healthcare markets worldwide with a unique portfolio of atmospheric gases, process and specialty gases, performance materials, equipment and services.

Other Public Board Memberships
• Nordson Corporation
• Lincoln Electric

Qualifications
The Board nominated Mr. Hilton as a director because of his experience as a Board Member, President and Chief Executive Officer of a public company and his past senior leadership and global operations experience with oversight of large and diverse business units.

Director since: July 2012
Committees: Compensation Corporate Governance & Nominating
Age: 61

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Election of Directors (Proposal 1)

Luis P. Nieto, Jr.

CURRENT PRINCIPAL OCCUPATION:

Served as President of the Consumer Foods Group for ConAgra Foods Inc. from 2007 until he retired in 2009.

DESCRIPTION OF BUSINESS EXPERIENCE:

Mr. Nieto joined ConAgra in 2005 and held various leadership positions, including President of the Meats Group and Refrigerated Foods Group. ConAgra foods is one of the largest packaged foods companies in North America. Prior to joining ConAgra, Mr. Nieto was president and Chief Executive Officer of the Federated Group, a leading private label supplier to the retail grocery and foodservice industries, from 2005 to 2002. From 2000 to 2002, he served as President of the National Refrigerated Products Group of Dean Foods Company. Prior to joining Dean Foods, Mr. Nieto held positions in brand management and strategic planning with Mission Foods, Kraft Foods and the Quaker Oats Company. Mr. Nieto is the President of Nieto Advisory LLC, a consulting firm and is affiliated with Akoya Capital Partners.

Other Public Board Memberships
• AutoZone, Inc.

Qualifications
The Board nominated Mr. Nieto as a director because of his senior leadership and executive oversight experience at a large public company as well as his finance, operational and supply chain experience, and his expertise in brand management, marketing and strategic planning.

Director since: February 2007
Committees: Audit Finance
Age: 60
Robert E. Sanchez

CURRENT PRINCIPAL OCCUPATION:

Chair and Chief Executive Officer of Ryder System, Inc. Mr. Sanchez was appointed Chair of Ryder's Board in May 2013.

DESCRIPTION OF BUSINESS EXPERIENCE:

He was appointed President and Chief Executive Officer in January 2013, at which time he was also elected to Ryder's Board. Mr. Sanchez joined Ryder in 1993 and has served in positions in increasing responsibility, including a broad range of leadership positions in several of Ryder's business segments. Mr. Sanchez most recently served as President and Chief Operating Officer from February 2012 to December 2012. Prior to that position, he served as President of Global Fleet Management Solutions, Ryder's largest business segment, from September 2010 to February 2012. Mr. Sanchez also served as Executive Vice President and Chief Financial Officer from October 2007 to September 2010; as Executive Vice President of Operations, U.S. Fleet Management Solutions from October 2005 to October 2007; and as Senior Vice President and Chief Information Officer from January 2003 to October 2005. Mr. Sanchez has been a member of Ryder's Executive Leadership team since 2003.

Other Public Board Memberships
• Texas Instruments Incorporated

Other Relevant Experience
• Member of the Board of Directors of the Truck Renting and Leasing Association

Qualifications
The Board nominated Mr. Sanchez as a director and appointed him as Board Chair because of his role as Ryder's Chief Executive Officer and his years of senior leadership experience at Ryder, including his experience as President and Chief Operating Officer, his leadership experience in several of Ryder's business segments and his oversight and experience in the areas of global operations, finance and information technology.

Director since: January 2013
Committees: None
Age: 50

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Election of Directors (Proposal 1)

E. Follin Smith

CURRENT PRINCIPAL OCCUPATION:

Served as the Executive Vice President, Chief Financial Officer and Chief Administrative Officer of Constellation Energy Group, Inc., then the nation's largest competitive supplier of electricity to large commercial and industrial customers and the nation's largest wholesale power seller, until May 2007. Ms. Smith joined Constellation Energy Group as Senior Vice President, Chief Financial Officer in June 2001 and was appointed Chief Administrative Officer in December 2003.

DESCRIPTION OF BUSINESS EXPERIENCE:

Before joining Constellation Energy Group, Ms. Smith was Senior Vice President and Chief Financial Officer of Armstrong Holdings, Inc., the global leader in hard-surface flooring and ceilings. Prior to joining Armstrong, Ms. Smith held various senior financial positions with General Motors, including Chief Financial Officer for General Motors’ Delphi Chassis Systems division.

Other Public Board Memberships
• A past director of Discover Financial Services (until May 2014)
• A past director of Kraft Foods Group (until July 2015)

Qualifications
The Board nominated Ms. Smith as a director because of her deep experience in governance of large public companies and because of her past experience as Chief Financial Officer and Chief Administrative Officer of public companies and other senior management experience, which includes oversight of finance, human resources, risk management, legal and information technology functions.

Director since: July 2005
Committees: Compensation Corporate Governance and Nominating
Age: 56
Hansel E. Tookes, II

CURRENT PRINCIPAL OCCUPATION:

Served as President of Raytheon International until he retired from Raytheon Company in December 2002.

DESCRIPTION OF BUSINESS EXPERIENCE:

He joined Raytheon in September 1999 as President and Chief Operating Officer of Raytheon Aircraft Company. He was appointed Chief Executive Officer in January 2000 and Chairman in August 2000. Mr. Tookes became President of Raytheon International in May 2001. Prior to joining Raytheon in 1999, Mr. Tookes served as President of Pratt & Whitney's Large Military Engines Group since 1996. He joined Pratt & Whitney's parent company, United Technologies Corporation, in 1980. Mr. Tookes was a Lieutenant Commander and military pilot in the U.S. Navy and later served as a commercial pilot with United Airlines.

Other Public Board Memberships
• Corning Incorporated
• NextEra Energy, Inc. (formerly FPL Group, Inc.)
• Harris Corporation

Qualifications
The Board nominated Mr. Tookes as a director because of his past executive oversight and senior management experience of large, global companies with diversified businesses as well as his significant operational experience in the transportation industry and the U.S. military and expertise in government contracts.
The Board appointed Mr. Tookes as Lead Independent Director because, in addition to his executive leadership experience, Mr. Tookes has significant corporate governance experience as a director of large public companies including governance committee chair and compensation and audit committee experience.

Director since: September 2002
Committees: Audit Corporate Governance & Nominating
Age: 68

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Corporate Governance | Board of Directors

CORPORATE GOVERNANCE
We maintain a Corporate Governance page on our website at www.ryder.com, which includes our Corporate Governance Guidelines and the following additional materials relating to corporate governance:

•	Principles of Business Conduct

•	Committee Charters

•	Board - Background and Experience

•	Board Committees - Current Members

•	How to Contact our Directors
The Corporate Governance Guidelines set forth our governance principles relating to, among other things:

•	Director independence (including our director independence standards)

•	Director qualifications and responsibilities

•	Board and leadership structure; director resignation policy

•	Director compensation

•	Management succession

•	Periodic Board evaluation
The Principles of Business Conduct apply to our officers, employees and Board members and cover all areas of professional conduct including conflicts of interest, confidentiality, compliance with law and mechanisms to report known or suspected wrongdoing. We also have a Code of Ethics applicable to our Chief Executive Officer, Chief Financial Officer and senior financial management, a copy of which is available without charge upon request. Any changes to these documents will be posted on our website. Any waivers to our Principles of Business Conduct for Board members or our executive officers granted by the Governance Committee will be posted on our website or disclosed in a public filing made with the Securities and Exchange Commission (SEC).

BOARD OF DIRECTORS
It is our policy that a substantial majority of the members of our Board and all of the members of our Audit Committee, Compensation Committee, Corporate Governance and Nominating Committee, and Finance Committee qualify as independent under the New York Stock Exchange (NYSE) corporate governance listing standards.
To assist it in making independence determinations, our Board has adopted the following director independence standards, which are included as part of our Corporate Governance Guidelines. Specifically, the Board has determined that each of the following transactions or relationships will not, by itself, be deemed to create a material relationship for the purpose of determining director independence. However, the Board will consider all relationships and transactions with our directors, even those that meet these standards, to determine whether the particular facts or circumstances of the relationship or transaction would impair the director's independence.

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Prior Employment of Director.    The director was employed by Ryder or was personally working on Ryder's audit as an employee or partner of Ryder's independent auditor, and over five years have passed since such employment, partnership or auditing relationship ended.

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Employment of Immediate Family Member.    (i) An immediate family member was an officer of Ryder or was personally working on Ryder's audit as an employee or partner of Ryder's independent auditor, and over five years have passed since such employment, partner or auditing relationship ended; or (ii) an immediate family member is currently employed by Ryder in a non-officer position, or by Ryder's independent auditor not as a partner and not participating in the firm’s audit, assurance or tax compliance practice.

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Interlocking Directorships.    An executive officer of Ryder served on the board of directors of a company that employed the director or employed an immediate family member as an executive officer, and over five years have passed since either such relationship ended.

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Board of Directors

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Commercial Relationships.    The director is an employee (or a director’s immediate family member is an executive officer) of a company that makes or has made payments to, or receives or has received payments (other than contributions, if the company is a tax-exempt organization) from, Ryder for property or services, and the amount of such payments has not within any of such other company’s three most recently completed fiscal years exceeded one percent (or $1 million, whichever is greater) of such other company’s consolidated gross revenues for such year.

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Indebtedness Relationships.    A director or an immediate family member is a partner, greater than 10% shareholder, director or officer of a company that is indebted to Ryder or to which Ryder is indebted, and the aggregate amount of such debt is less than one percent (or $1 million, whichever is greater) of the total consolidated assets of the indebted company.

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Charitable Relationships.    A director is a trustee, fiduciary, director or officer of a tax-exempt organization to which Ryder contributes, and the contributions to such organization by Ryder have not, within any of such organization’s three most recently completed fiscal years, exceeded one percent (or $250,000, whichever is greater) of such organization’s consolidated gross revenues for such year.

For purposes of these independence standards, an “immediate family member” includes a director’s spouse, parents, children, siblings, mother- and father-in-law, son- and daughter-in-law, brother- and sister-in-law, and anyone (other than domestic employees) who shares such director’s home.
Pursuant to our Corporate Governance Guidelines, the Board undertakes an annual review of director independence, which includes a review of each director’s responses to questionnaires asking about any relationships with us. This review is designed to identify and evaluate any transactions or relationships between a director or any member of his or her immediate family and us or members of our senior management.
In the ordinary course of business, transactions may occur between us and entities with which some of our directors are or have been affiliated. In connection with its evaluation of director independence, our Board identified and reviewed several transactions that occurred during 2015 between us and companies where our directors or family members of our directors serve as executive officers. Specifically, Mr. Eck, Mr. Hilton and Ms. Lundgren serve as executives of companies that lease vehicles or receive other services from us. We reviewed each of these commercial relationships and found that all the transactions between us and the relevant company were made in the ordinary course of business and were negotiated at arm’s length. Furthermore, each of these commercial relationships was well below the threshold set forth in our director independence standards (i.e., one percent of such other company’s consolidated gross revenues for such year or $1 million, whichever is greater). As a result, our Board determined that none of these commercial relationships impaired the independence of the relevant director.
Additionally, we reviewed charitable donations and contributions made by the Company to tax-exempt organizations where our directors serve as a trustee or director. Specifically, Ms. Lundgren serves on the board of a tax-exempt organization to which the Company makes or has made contributions. We reviewed this relationship and found that all contributions made by the Company were made in the ordinary course, at arm’s length and consistent with our policies and procedures. Furthermore, this relationship was below the threshold set forth in our director independence standards (i.e., one percent of such organization’s consolidated gross revenues for such year or $250,000, whichever is greater). As a result, our Board determined that this relationship does not impair Ms. Lundgren's independence.
Based on its independence review and after considering the transactions described above, the Board determined that each of the following directors (which together constitute all members of the Board other than Mr. Sanchez) is independent: John M. Berra, Robert J. Eck, Robert A. Hagemann, L. Patrick Hassey, Michael F. Hilton, Tamara L. Lundgren, Luis P. Nieto, Jr., Abbie J. Smith, E. Follin Smith and Hansel E. Tookes, II.

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Board of Directors

Shareholder Engagement; Communications with the Board

2015 Shareholder Engagement
•	We sought feedback from shareholders holding over 50% of our shares on Ryder's governance and compensation profile, including specific feedback on proxy access
•	We received substantive feedback from shareholders holding nearly 20% of our shares
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The Board used the feedback received to adopt a reasonable, balanced proxy access right for our shareholders

- Shareholders owning 3% of shares for 3 years may nominate the greater of 20% of the Board or 2 directors; shareholder groups of up to 25 are permitted to combine their ownership to meet the ownership requirements

Shareholder Engagement Policy and Practices. We regularly engage with our shareholders to better understand their perspectives on our Company, including their thoughts and priorities with respect to matters of corporate governance and executive compensation. Annually, we reach out to a significant percentage of our shareholders to discuss Ryder's corporate governance and compensation profile and any concerns our shareholders may have. On an ongoing basis, we also review the governance, compensation and proxy voting policies of our shareholders who publish their policies to better understand where our practices align with shareholder policies and whether there are any areas where they differ.
2015 - 2016 Shareholder Engagement & Board Responsiveness. In the Summer and Fall of 2015, consistent with 2014, we reached out to our largest shareholders (constituting over 50% of our outstanding shares) to request feedback on our governance profile and compensation structure and received substantive feedback from shareholders holding nearly 20% of our outstanding shares.
We specifically requested feedback on whether and how best to implement proxy access and used the feedback received, both from our shareholder meetings and our review of published shareholder governance policies, to craft proxy access terms that would provide shareholders with the ability to nominate directors (with a 3% ownership threshold, holding period of 3 years, the ability to nominate up to 20% of the Board or 2 directors (whichever is greater), and up to 25 shareholders may group together to reach 3% ownership), while imposing appropriate procedural safeguards to prevent against unintended abuse. Ryder is approximately 95% institutionally held and, through our shareholder engagement efforts, we received feedback on several procedural terms that our large, institutional shareholders indicated were important to them, which we incorporated into our proxy access terms. For instance, Ryder counts recallable, loaned shares toward the 3% ownership threshold, treats fund families as one shareholder for purposes of the group limit and has not imposed special post-meeting ownership requirements on nominating shareholders. We also do not impose special renomination restrictions on failed proxy access candidates tied to receiving a minimum percentage of votes the prior year. In October 2015, we received a shareholder proposal requesting that the Board adopt proxy access on terms similar to Ryder's proxy access provision in most respects. Although the shareholder proposal did not include a group limit of 25 (or any restrictions on grouping), the shareholder proponent did not move forward with the shareholder proposal as a result of the Board's disclosure of its adoption of proxy access.
In addition to implementing proxy access, we have taken several actions in recent years as a direct result of our shareholder engagement approach, including: (1) declassifying our Board beginning in 2016, (2) lowering of our general voting standard to a majority of votes cast, (3) eliminating supermajority voting provisions regarding (i) removal of directors, (ii) amendment of certain provisions of the Articles of Incorporation and By-Laws and (iii) approval of certain business combinations with interested shareholders, (4) disclosing our political contributions policy and annual direct corporate contributions to political candidates on our website and (5) continuously improving our corporate sustainability report. We also continue to facilitate direct shareholder communication with members of our Board where appropriate.

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Board of Directors

Communications with the Board. Shareholders and other interested parties can communicate with our independent directors as a group through an external toll-free hotline number (7 days a week/24 hours a day), through the Corporate Governance page of our website at www.ryder.com, or by mailing their communication to Independent Directors, c/o Corporate Secretary, Ryder System, Inc., 11690 N.W. 105th Street, Miami, Florida 33178. Any communications received from interested parties in the manner described above will be collected and organized by our Corporate Secretary and will be periodically, but in any event prior to each regularly-scheduled Board meeting, reported and/or delivered to our independent directors. The Corporate Secretary will not forward spam, junk mail, mass mailings, service complaints or inquiries, job inquiries, surveys, business solicitations or advertisements, or patently offensive or otherwise inappropriate materials to the independent directors. Correspondence relating to certain of these matters, such as service issues, may be distributed internally for review and possible response. The procedures for communicating with our independent directors as a group are available on the Corporate Governance page of our website at www.ryder.com.
Our Audit Committee has established procedures for the receipt, retention and treatment of complaints regarding questionable accounting, internal control, financial improprieties or auditing matters. Any of our employees or members of the general public may confidentially communicate concerns about any of these matters to any supervisor or manager, the Chief Legal Officer, the Vice President of Internal Audit and the Global Compliance Officer, or on a confidential and/or anonymous basis by way of a third party toll-free hotline number and web-based portal (www.ryder.alertline.com), an internal ethics phone line, via e-mail at ethics@ryder.com, or to members of our Audit Committee at audit@ryder.com. All of the reporting mechanisms are publicized on our website at www.ryder.com, in our Principles of Business Conduct, through in person and on-line compliance training and location posters. Upon receipt of a complaint or concern, a determination will be made whether it pertains to accounting, internal control, financial improprieties or auditing matters and, if it does, it will be handled in accordance with the procedures established by the Audit Committee. A summary of all complaints, of whatever type, received through the reporting mechanisms are reported to the Audit Committee at each regularly-scheduled Audit Committee meeting. Matters requiring immediate attention are promptly forwarded to the Chair of the Audit Committee.
Board Meetings
The Board held six regular meetings in 2015. Each of the directors attended 75% or more of the aggregate number of meetings of the Board and Committees on which the director served in 2015. Our independent directors meet in outside directors session without management present as part of each regularly-scheduled Board meeting. Our Lead Independent Director presides over these outside directors sessions.
We expect each of our directors to attend our Annual Meeting of Shareholders. All of our directors attended the 2015 Annual Meeting.
Board Leadership Structure
Ryder combines the positions of Chief Executive Officer (CEO) and Chair of the Board. Ryder believes that the CEO, as a Company executive, is in the best position to fulfill the Chair’s responsibilities, including those related to identifying emerging issues facing Ryder, communicating essential information to the Board about Ryder’s performance and strategies, and proposing agendas for the Board.
In order to mitigate any potential disadvantages of a combined CEO and Chair, the Board has developed the role of a strong Lead Independent Director to facilitate and strengthen the Board’s independent oversight of Company performance, strategy and succession planning, and to uphold effective governance standards. Ryder’s Corporate Governance Guidelines establish that the Board members shall appoint a Lead Independent Director. Consistent with our Corporate Governance Guidelines, in 2015, we rotated the position of Lead Independent Director from E. Follin Smith to Hansel E. Tookes, II. The Lead Independent Director’s duties, which are listed in our Corporate Governance Guidelines, include:

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Board of Directors

Lead Independent Director Duties
•	Presides at all meetings of the Board at which the Chair is not present, including outside directors sessions of the independent directors	•	Develops meeting agendas for the Board, in collaboration with the Chair and Corporate Secretary, to ensure that topics requested by the independent directors are included
•	Serves as the liaison between the Chair/CEO and the independent directors	•	Has authority to call meetings of the independent directors
•	Serves as the liaison between the Board and management to obtain the types and forms of information that the Board needs	•	Is available for consultation and direct communication with shareholders to discuss concerns and expectations, upon request
•	Requests and previews information sent to the Board as necessary	•	In addition, our Lead Independent Director, who also serves as the Governance Committee Chair, oversees the Board’s annual evaluation process and the search process for new director candidates
•	Communicates with management regarding the form and substance of presentations for the Board
Board Committees
The Board has four standing committees — Audit, Compensation, Corporate Governance and Nominating and Finance. All of the Committees are composed entirely of independent directors who meet in outside directors session without management present as part of each regularly-scheduled Committee meeting. The table below provides current membership and 2015 meeting information for each of the Committees.

Committees
Name	Audit	Compensation	Corporate Governance & Nominating	Finance
John M. Berra		Member		Member
Robert J. Eck		Member		Member
Robert A. Hagemann	Chair			Member
L. Patrick Hassey		Chair	Member
Michael F. Hilton		Member	Member
Tamara L. Lundgren	Member		Member
Luis P. Nieto, Jr.	Member			Chair
Robert E. Sanchez*
Abbie J. Smith	Member			Member
E. Follin Smith		Member	Member
Hansel E. Tookes, II**	Member		Chair
2015 Meetings	11	4	5	10

*	Chair of the Board
**	Lead Independent Director
We have adopted written Charters for each of the Committees that comply with the NYSE’s corporate governance listing standards, applicable provisions of the Sarbanes-Oxley Act of 2002 (Sarbanes-Oxley) and SEC rules. Each Committee Charter sets forth the respective Committee’s responsibilities, and provides for a periodic review of such Charter and an annual evaluation of the respective Committee’s performance. The Charters grant each Committee the authority to obtain the advice and assistance of, and receive appropriate funding from us for, outside legal, accounting or other advisors as the Committee deems necessary to fulfill its obligations. The specific powers and responsibilities of the various Committees are set forth in more detail in their Charters, which are available on the Corporate Governance page of our website at www.ryder.com.
Each year in December, the Committees review and approve an agenda schedule for the following year. The agenda schedule outlines the various topics the Committee will consider during the year to ensure that the Committee adequately fulfills its responsibilities under its Committee Charter. The Committee considers other topics during the year as needed to fulfill its responsibilities. Our Chief Legal Officer works closely with the Chair of the Board, the Lead Independent Director and each Committee Chair to ensure that the information presented to the Committees in connection with the items to be discussed and/or approved is clear and comprehensive.

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Audit Committee | Compensation Committee

AUDIT COMMITTEE
Responsibilities
The Audit Committee’s responsibilities include:

•	appointing, overseeing and determining the compensation and independence of our independent registered certified public accounting firm;

•	approving the scope of the annual audit and the related audit fees as well as the scope of internal audit procedures;

•	reviewing audit results, financial disclosure and earnings guidance;

•	overseeing investigations into accounting and financial complaints;

•	reviewing, discussing and overseeing the process by which we assess and manage risk; and

•	reviewing and overseeing matters relating to accounting, auditing and financial reporting practices and policies.
Meetings. Our Chief Financial Officer, Controller, Vice President of Internal Audit, Chief Legal Officer, Global Compliance Officer and representatives of our independent registered certified public accounting firm participate in Audit Committee meetings, as necessary and appropriate, to assist the Audit Committee in its discussion and analysis of the various agenda items. The Audit Committee also meets individually with our Chief Financial Officer, Vice President of Internal Audit and representatives of our independent registered certified public accounting firm at the end of every regularly-scheduled Audit Committee meeting (other than telephonic meetings); meets individually with our Controller and Global Compliance Officer at least once per year; and meets individually with our Chief Legal Officer as needed throughout the year.
Independence and Financial Expertise
The Board reviewed the background, experience and independence of the Audit Committee members based in part on the directors’ responses to questions relating to their relationships, background and experience. Based on this review, the Board determined that each member of the Audit Committee:

•	meets the independence requirements of the NYSE’s corporate governance listing standards and our director independence standards;

•	meets the enhanced independence standards for audit committee members required by the SEC;

•	is financially literate, knowledgeable and qualified to review financial statements; and

•	qualifies as an “audit committee financial expert” under SEC rules.
COMPENSATION COMMITTEE
Responsibilities
The Compensation Committee’s responsibilities include:

•	overseeing, reviewing and approving our executive and director compensation plans, policies and programs;

•	approving compensation actions for direct reports to the CEO and recommending compensation actions for the CEO for consideration by the independent directors;

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reviewing and discussing the results of the shareholder advisory vote on executive compensation and considering whether to recommend any adjustments to the Company's policies and practices based on the vote results; and

•	reviewing and discussing the Compensation Discussion and Analysis to determine whether to recommend it for inclusion in this proxy statement.

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Compensation Committee | Corporate Governance and Nominating Committee

Compensation Committee Processes and Procedures
Meetings.  The Chief Administrative Officer (CAO), Vice President of Compensation and Benefits, Deputy General Counsel, and when requested, the CEO, participate in Compensation Committee meetings, as necessary and appropriate, to assist the Compensation Committee in its discussion and analysis of the various agenda items. These individuals are generally excused from the meetings as appropriate, including for discussions regarding their own compensation.
Authority, Role of Management and Delegation.    The Compensation Committee is responsible for reviewing and approving all of the components of our executive compensation program as well as the compensation program for our Board. New executive compensation plans and programs must be approved by the full Board based on recommendations made by the Compensation Committee. The Compensation Committee, with input from the CEO, is responsible for setting the compensation of all of our other named executive officers. Our independent directors, acting as a group, are responsible for setting CEO compensation based on recommendations from the Compensation Committee. Pursuant to the terms of its Charter, the Compensation Committee may delegate all or a portion of its responsibilities relating to retirement plans to the Company's Retirement Committee. For additional discussion of the Compensation Committee's processes and procedures for the consideration and determination of executive compensation, please see the discussion under “Compensation Setting Process” in our Compensation Discussion and Analysis on page 34 of this proxy statement.
Use of Compensation Consultants.    The Compensation Committee has authority to retain compensation consultants, outside legal counsel and other advisors to assist it in fulfilling its responsibilities. During 2015, the Committee again retained Frederic W. Cook & Co. (Cook) to serve as its independent compensation consultant. For further discussion of the role that Cook played in setting executive compensation during 2015, please see the discussion under “Compensation Setting Process” in our Compensation Discussion and Analysis on page 34 of this proxy statement.
Compensation Committee Interlocks and Insider Participation.    During the fiscal year ended December 31, 2015, John M. Berra, Robert J. Eck, L. Patrick Hassey, Michael F. Hilton and E. Follin Smith served as members of the Compensation Committee, and none of these directors was, during 2015, an officer or employee of Ryder, or was formerly an officer of Ryder. There were no transactions in 2015 between us and any of the directors who served as members of the Compensation Committee for any part of 2015 that would require disclosure by Ryder under the SEC’s rules requiring disclosure of certain relationships and related party transactions.
Independence

The Board reviewed the background, experience and independence of the Compensation Committee members based in part on the directors’ responses to a questionnaire relating to their relationships, background and experience. Based on this review, the Board determined that each member of the Compensation Committee:

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meets the independence requirements of the NYSE’s corporate governance listing standards, including the additional independence requirements specific to compensation committee members, and our director independence standards.

CORPORATE GOVERNANCE AND NOMINATING COMMITTEE
Responsibilities
The Corporate Governance and Nominating Committee’s (Governance Committee) responsibilities include:

•	Identifying qualified individuals to serve as directors;

•	reviewing the qualifications of director candidates, including those recommended by our shareholders pursuant to our By-Laws;

•	recommending to the Board the nominees to be proposed by the Board for election as directors at our Annual Meeting of Shareholders;

•	recommending the size, structure, composition and functions of Board Committees;

•	reviewing and recommending changes to the Charters of each Committee of the Board;

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Corporate Governance and Nominating Committee

•	designing and overseeing the Board evaluation process as well as the annual CEO evaluation process;

•	reviewing and recommending changes to our Corporate Governance Guidelines and Principles of Business Conduct and overseeing governance practices of the Company and Board;

•	reviewing and overseeing the process by which the Board identifies and prepares for a crisis; and

•	overseeing the Company's charitable contributions, political activities, environmental and safety performance, and diversity efforts.
Our Chief Legal Officer, and when requested, our Chief Executive Officer, participate in Governance Committee meetings, as necessary and appropriate, to assist the Governance Committee in its discussion and analysis of the various agenda items.
Process for Nominating Directors
In identifying individuals to nominate for election to our Board, the Governance Committee seeks candidates that:

•	have a high level of personal integrity and exercise sound business judgment;

•	are highly accomplished in their fields, with superior credentials and recognition and have a reputation, both personal and professional, consistent with our image and reputation;

•	have relevant expertise and experience and are able to offer advice and guidance to our senior management;

•	have an understanding of, and concern for, the interests of our shareholders; and

•	have sufficient time to devote to fulfilling their obligations as directors.
The Governance Committee will seek to identify individuals who would qualify as independent under applicable NYSE listing standards and our director independence standards, and who are independent of any particular constituency. The Governance Committee may, based on the composition of the Board, seek individuals who have specialized skills or expertise, experience as a leader of another public company or major complex organization, or relevant industry experience. In addition, the Governance Committee will attempt to select candidates who will assist in making the Board a diverse body. Ryder believes that a diverse group of directors brings a broader range of experiences to the Board and generates a greater volume of ideas and perspectives, and, therefore, is in a better position to make complex decisions. In addition, Ryder believes its shareholders appreciate a diverse Board, which is more reflective of the overall investment community and markets we and our customers serve. The Governance Committee uses feedback from its Board and Committee evaluation process, as well as a Board Composition Matrix which each director completes, to assist in determining the proper mix of director experience and diversity, and to assist in the identification and selection of candidates for nomination.
Generally, the Governance Committee identifies individuals for service on our Board through the Governance Committee’s retention of experienced director search firms that are paid to use their extensive resources and networks to find qualified individuals who meet the qualifications established by the Board. These search firms create a comprehensive record of a candidate’s background, business and professional experience and other information that would be relevant to the Governance Committee in determining a candidate’s capabilities and suitability. The Governance Committee will also consider qualified candidates who are proposed by other members of the Board, our senior management and, to the extent submitted in accordance with the procedures described below, our shareholders. The Governance Committee will not consider a director candidate unless the candidate has expressed his or her willingness to serve on the Board if elected and the Governance Committee has received sufficient information relating to the candidate to determine whether he or she meets the qualifications established by the Board.
Recommending a Director Candidate to the Governance Committee. If a shareholder would like to recommend a director candidate to the Governance Committee, he or she must deliver to the Governance Committee the same information and statement of willingness to serve described above. In addition, the recommending shareholder must deliver to the Governance Committee a representation that the shareholder owns shares of our common stock and intends to continue holding those shares until the relevant Annual Meeting of Shareholders as well as a representation regarding the shareholder’s direct and indirect relationship to the suggested candidate. This information should be delivered to us at:
11690 N.W. 105th Street
Miami, Florida 33178
Attention: Corporate Secretary

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Corporate Governance and Nominating Committee | Finance Committee

This information must be delivered to the Governance Committee no earlier than 120 and no later than 90 days prior to the one-year anniversary of the date of the prior year’s Annual Meeting of Shareholders. Any candidates properly recommended by a shareholder will be considered and evaluated in the same way as any other candidate submitted to the Governance Committee.
Upon receipt of this information, the Governance Committee will evaluate and discuss the candidate’s qualifications, skills and characteristics in light of the current composition of the Board. The Governance Committee may request additional information from the recommending party or the candidate in order to complete its initial evaluation. If the Governance Committee determines that the individual would be a suitable candidate to serve as one of our directors, the candidate will be asked to meet with members of the Governance Committee, members of the Board and/or members of senior management, including in each case, our CEO, to discuss the candidate’s qualifications and ability to serve on the Board. Based on the Governance Committee’s discussions and the results of these meetings, the Governance Committee will recommend a nominee or nominees for election to the Board either by our shareholders at our Annual Meeting of Shareholders or by the Board to fill vacancies on the Board between Annual Meetings. The Board will, after consideration of the Governance Committee’s recommendations, nominate a slate of directors for election by our shareholders, or for purposes of filling vacancies, elect a nominee to the Board. Pursuant to our Corporate Governance Guidelines, each incumbent director nominee must agree to tender his or her resignation for consideration by the Board if the director fails to receive the required number of votes for re-election in accordance with the By-Laws.
Nominating a Director Candidate Through Proxy Access (for Inclusion in the Company's Proxy Materials). Our By-Laws provide for proxy access for director nominations by shareholders. A shareholder, or group of up to 25 shareholders, owning Ryder stock representing an aggregate of at least 3% of our outstanding shares continuously for at least three years, may nominate and include in Ryder's proxy materials director nominees constituting up to 20% of Ryder's Board or 2 directors, whichever is greater, provided that the shareholder(s) and nominee(s) satisfy the proxy access requirements set forth in our By-Laws.
Nominating a Director Candidate Without Using the Company's Proxy Materials. If a shareholder would like to nominate one or more directors for election at the Annual Meeting of Shareholders without involving the Governance Committee or following the proxy access procedures, it must comply with all of the requirements set forth in our By-Laws.

FINANCE COMMITTEE
Responsibilities
The Finance Committee’s responsibilities include:

•	reviewing our overall financial goals, liquidity position, arrangements and requirements;

•	reviewing, approving and recommending certain capital expenditures, issuances of debt and equity securities, dividend policy, pension contributions and acquisitions; and

•	reviewing our relationships with rating agencies, banks and analysts, and reviewing our economic and insurance risk program and tax planning initiatives.
Our Chief Financial Officer, Treasurer and other members of management including our Vice President of Investor Relations and Strategy, participate in Finance Committee meetings, as necessary and appropriate, to assist the Finance Committee in its discussion and analysis of the various agenda items.

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Risk Management

RISK MANAGEMENT
Enterprise Risk Management
The Company understands that risk is present in its everyday business and organizational strategy and risk-taking is a necessary part of growing and operating a business. Consequently, the Company has implemented an enterprise risk management (ERM) program to provide management and the Board with a robust and holistic top-down view of key risks facing Ryder.
Our ERM program was developed under the direction and supervision of our Chief Legal Officer and Chief Financial Officer with the assistance of external experts, and is managed by our Global Compliance Officer and Vice President of Internal Audit, all of whom provide updates on risk to the Committees and full Board on a regular basis and give a formal presentation at least once per year.
The ERM program is structured so that the Board is responsible for oversight of our ERM process and the CEO and executive leadership team are responsible for risk identification, management and communication under our ERM processes. We believe that effective Board oversight of the ERM process is a key element in the preservation and enhancement of shareholder value. Specifically, our Board and Committees:

•	Discuss with management the effectiveness of risk management processes in identifying, assessing and managing the organization’s most significant enterprise-wide risk exposures.

•	Receive an ERM report from the Chief Legal Officer and Global Compliance Officer at least annually.

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Receive written updates and presentations on the ERM reports and our ERM program at every regularly scheduled meeting, and discuss with management the most significant risks that are identified and managed by Ryder.

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Receive a report from the Vice President of Internal Audit at least annually regarding identification of enterprise risks and audit activities to assess the controls and processes regarding such risks.

•	Discuss and receive updates from management on the various controls and mitigating actions Ryder is taking to mitigate significant risks.

•	Review Ryder’s significant risks and consider such risks when overseeing Ryder’s strategic and business decisions.
In addition, all significant risks identified through our ERM program or in the ERM reports are communicated to and discussed with the Board and/or one or more of the Committees. For example, our process calls for all risks that may have a material impact on our financial statements or disclosures to be brought before the Audit Committee. Risks involving capital structure or access to capital are discussed with the Finance Committee. We communicate risks associated with executive compensation and benefit programs to our Compensation Committee. The Governance Committee receives reports from management on governance and reputational risks Ryder identifies through our ERM program.
Board/Committee Areas of Risk Oversight

Full Board	•	Strategic, financial and execution risk associated with the annual operating plan and strategic plan (including allocation of capital investments);
	•	Major litigation and regulatory matters;
	•	Acquisitions and divestitures; and
	•	Management succession planning.
Audit Committee	•	Risks associated with financial matters, particularly financial reporting, accounting, and disclosure and internal controls, and information technology and cybersecurity.
Compensation Committee	•	Risks associated with the establishment and administration of executive compensation, equity-based compensation programs, and performance management of officers.
Governance Committee	•	Risks associated with Board effectiveness and organization, corporate governance matters, and director succession planning.
Finance Committee	•	Risks associated with liquidity, pension plans (including investment performance, asset allocation and funded status), taxes, currency and interest rate exposures, and insurance strategies.

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Risk Management | Related Person Transactions

Although Ryder’s ERM program is structured with formal processes, it remains flexible enough to adjust to changing economic, business and regulatory developments and is founded on clear lines of communication to the leadership team, the Board and its Committees. In addition, the Company periodically, including during 2012 and 2013, commissions an external assessment of its ERM program and its risk assessment processes to ensure that they are in line with industry practices and are effectively identifying, monitoring and mitigating enterprise-wide risks.

RELATED PERSON TRANSACTIONS
In accordance with our written Policies and Procedures Relating to Related Person Transactions, all “related person transactions” are subject to review, approval or ratification by the Governance Committee. For purposes of the Policies and Procedures, and consistent with Item 404 of Regulation S-K, a “related person transaction” is:

•	any transaction in which we or a subsidiary of ours is a participant, the amount involved exceeds $120,000 and a “related person” has a direct or indirect material interest; or

•	any material amendment to an existing related person transaction.
“Related persons” are our executive officers, directors, nominees for director, any person who is known to be the beneficial owner of more than 5% of any class of our voting securities and any immediate family member of any of the foregoing persons.
Our Principles of Business Conduct require that directors and executive officers report any actual or potential conflicts of interest, including potential related person transactions, to the Company. In addition, each director and executive officer completes and signs a questionnaire annually to confirm there are no material relationships or related person transactions between such individuals and the Company other than those previously disclosed to us. This ensures that all material relationships and related person transactions are identified, reviewed and disclosed in accordance with applicable policies, procedures and regulations. Based on this information, we review the Company's own records and make follow-up inquiries as may be necessary to identify potentially reportable transactions. A report summarizing such transactions and including a reasonable level of detail is then provided to the Governance Committee.
The Governance Committee is responsible for reviewing and determining whether to approve related person transactions. In considering whether to approve a related person transaction, the Governance Committee considers the following factors, to the extent relevant:

•	whether the terms of the related person transaction are fair to us and on the same basis as would apply if the transaction did not involve a related person;

•	whether there are business reasons for us to enter into the related person transaction;

•	whether the related person transaction would impair the independence of an outside director; and

•
whether the related person transaction would present an improper conflict of interest for any of our directors or executive officers, taking into account the size of the transaction, the overall financial position of the director, executive officer or related person, the direct or indirect nature of the director’s, executive officer’s or related person’s interest in the transaction and the ongoing nature of any proposed relationship, and any other factors the Governance Committee deems relevant.

There were no related person transactions during 2015.

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Ratification of Independent Public Accounting Firm (Proposal 2)

RATIFICATION OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM
(Proposal 2)
Our Audit Committee appointed PricewaterhouseCoopers LLP as our independent registered certified public accounting firm for the 2016 fiscal year. Although shareholder ratification of the appointment of PricewaterhouseCoopers LLP is not required, the Board believes that submitting the appointment to the shareholders for ratification is a matter of good corporate governance. The Audit Committee will consider the outcome of this vote in future deliberations regarding the appointment of our independent registered certified public accounting firm. Representatives of PricewaterhouseCoopers LLP will be present at the 2016 Annual Meeting of Shareholders to respond to appropriate questions and to make a statement if they desire to do so.
Fees and Services of Independent Registered Certified Public Accounting Firm
Fees billed for services by PricewaterhouseCoopers LLP for the 2015 and 2014 fiscal years were as follows ($ in millions):

	2015	2014
Audit Fees	$4.2	$4.2
Audit-Related Fees	0.5	0.3
Tax Fees[1]	0.3	0.3
All Other Fees[2]	0.0	0.2
Total Fees	$5.0	$5.0

1	All of the Tax Fees paid in 2015 and 2014 relate to tax compliance services.
2	In 2014, All Other Fees consisted of $216,480 for IT consulting services provided by BGT Partners, a digital marketing firm acquired by PricewaterhouseCoopers LLP in November 2013.
Audit Fees primarily represent amounts for services related to the audit of our consolidated financial statements and internal control over financial reporting, a review of financial statements included in our Forms 10-Q (or other periodic reports or documents filed with the SEC), statutory or financial audits for our subsidiaries or affiliates, and consultations relating to financial accounting or reporting standards.
Audit-Related Fees represent amounts for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements. These services include audits of employee benefit plans, consultations concerning matters relating to Section 404 of Sarbanes-Oxley and due diligence.
Tax Fees represent amounts for U.S. and international tax compliance services (including review of our federal, state, local and international tax returns), tax advice and tax planning, in accordance with our approval policies described below.
All Other Fees for 2014 primarily represent amounts for IT consulting services provided by BGT Partners, a digital marketing firm acquired by PricewaterhouseCoopers LLP in November 2013. We originally retained BGT Partners prior to the acquisition to provide ongoing IT consulting services relating to our www.ryder.com website, including social media resources, online reviews, mobile web services, website enhancement and maintenance, and related tools. Following the acquisition of BGT Partners by PricewaterhouseCoopers LLP, the Company continued to receive these services from PricewaterhouseCoopers LLP during 2014.

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Ratification of Independent Public Accounting Firm (Proposal 2)

Approval Policy
All services rendered by our independent registered certified public accounting firm are either specifically approved (including the annual financial statements audit) or are pre-approved by the Audit Committee in each instance in accordance with our Approval Policy for Independent Auditor Services (Approval Policy), and are monitored both as to spending level and work content by the Audit Committee to maintain the appropriate objectivity and independence of the independent registered certified public accounting firm’s core service, which is the audit of our consolidated financial statements and internal control over financial reporting. Under the Approval Policy, the terms and fees of annual audit services and any changes thereto, must be approved by the Audit Committee. The Approval Policy also sets forth detailed pre-approved categories of other audit, audit-related, tax and other non-audit services that may be performed by our independent registered certified public accounting firm during the fiscal year, subject to the dollar limitations set by the Audit Committee. The Audit Committee may, in accordance with the Approval Policy, delegate to any member of the Audit Committee the authority to approve audit and non-audit services to be performed by the independent registered certified public accounting firm. The Audit Committee has delegated to the Chair of the Audit Committee the authority to approve audit and non-audit services if it is not practical to bring the matter before the full Audit Committee and the estimated fee does not exceed $100,000. Any Audit Committee member who exercises his or her delegated authority, including the Chair, must report any approval decisions to the Audit Committee at its next scheduled meeting. All of the services provided in 2015 were approved by the Audit Committee in accordance with the Approval Policy.
The Board recommends a vote FOR ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered certified public accounting firm for the 2016 fiscal year.

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Audit Committee Report

AUDIT COMMITTEE REPORT
The following report of the Audit Committee shall not be deemed to be “soliciting material” or to be “filed” with the SEC nor shall this information be incorporated by reference into any future filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, each as amended, except to the extent that Ryder specifically incorporates it by reference into a filing.
The Audit Committee is comprised of five outside directors, all of whom are independent under the rules of the NYSE, our director independence standards and applicable rules of the SEC. The Committee operates under a written Charter that specifies the Committee’s responsibilities. The full text of the Committee’s Charter is available on the Corporate Governance page of Ryder’s website (www.ryder.com). The Audit Committee members are not auditors and their functions are not intended to duplicate or to certify the activities of management and the independent registered certified public accounting firm.
The Audit Committee oversees Ryder’s financial reporting process on behalf of the Board. Ryder’s management has the responsibility for preparing the consolidated financial statements, for establishing and maintaining adequate internal control over financial reporting and for assessing the effectiveness of internal control over financial reporting. Ryder’s independent registered certified public accounting firm is responsible for performing an integrated audit of Ryder’s annual consolidated financial statements and internal control over financial reporting as of the end of the year in accordance with the standards of the Public Company Accounting Oversight Board (PCAOB) and expressing opinions on (1) whether the financial statements present fairly, in all material respects, the financial position and results of operations and cash flows of Ryder in conformity with accounting principles generally accepted in the United States and (2) whether Ryder maintained effective internal control over financial reporting based on criteria established in “Internal Control - Integrated Framework (2013)” issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO). In fulfilling its oversight responsibilities, the Committee reviewed and discussed the audited consolidated financial statements in the annual report on Form 10-K for the fiscal year ended December 31, 2015 and management’s assessment of the effectiveness of internal control over financial reporting with Company management, including a discussion of the quality of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements.
The Committee reviewed with the independent registered certified public accounting firm its judgments as to the quality of Ryder’s accounting principles and such other matters as are required to be discussed with the Committee by Auditing Standard No. 16, “Communications with Audit Committees”, adopted by the PCAOB, as amended and the rules of the SEC. In addition, the Committee has discussed with the independent registered certified public accounting firm the firm’s independence from Company management and Ryder, reviewed the written disclosures and letter from the independent registered certified public accounting firm required by applicable requirements of the PCAOB regarding the independent registered certified public accounting firm’s communications with the Audit Committee concerning independence, and considered the compatibility of non-audit services with the independent registered certified public accounting firm’s independence.
The Committee discussed with Ryder’s internal auditor and representatives of the independent registered certified public accounting firm the overall scope and plans for their respective audits. The Committee met with the internal auditor and representatives of the independent registered certified public accounting firm, with and without management present, to discuss the results of their audits; their evaluations of Ryder’s internal control, including internal control over financial reporting; and the overall quality of Ryder’s financial reporting.
In reliance on the reviews and discussions referred to above, the Committee recommended to the Board, and the Board has approved, that the audited consolidated financial statements and management’s assessment of the effectiveness of Ryder’s internal control over financial reporting be included in the annual report on Form 10-K for the year ended December 31, 2015 filed by Ryder with the SEC. The Committee has also approved, subject to shareholder ratification, the selection of PricewaterhouseCoopers LLP as Ryder’s independent registered certified public accounting firm for the 2016 fiscal year.
Submitted by the Audit Committee of the Board.

Robert A. Hagemann (Chair)	Abbie J. Smith
Tamara L. Lundgren	Hansel E. Tookes, II
Luis P. Nieto, Jr.

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Security Ownership of Officers and Directors

SECURITY OWNERSHIP OF OFFICERS AND DIRECTORS
The following table shows the number of shares of common stock beneficially owned as of January 20, 2016, by each director and each executive officer named in the Summary Compensation Table herein individually and all directors and executive officers as a group. No family relationships exist among our directors and executive officers.

Name of Beneficial Owner	Total Shares Beneficially Owned[1]	Percent of Class[2]	Of the Total Shares Beneficially Owned, Shares Which May be Acquired Within 60 Days[3]
Robert E. Sanchez[4,5]	342,110	*	111,734
John M. Berra[6]	25,420	*	25,420
Dennis C. Cooke	54,712	*	28,939
Robert J. Eck[4]	10,026	*	8,126
Robert D. Fatovic[5]	77,566	*	20,665
Art A. Garcia[5]	70,895	*	24,816
Gregory F. Greene	29,100	*	20,665
Robert A. Hagemann[6]	4,801	*	2,401
L. Patrick Hassey	20,021	*	20,021
Michael F. Hilton	6,048	*	6,048
Tamara L. Lundgren	5,199	*	5,199
Luis P. Nieto, Jr.	18,195	*	18,195
Abbie J. Smith[5,6]	36,924	*	25,852
E. Follin Smith[6]	21,763	*	21,763
Hansel E. Tookes, II4,6	26,774	*	25,774
Directors and Executive Officers as a Group (20 persons)[4,5]	867,291	1.599%	414,624

*	Represents less than 1% of our outstanding common stock.

1
Unless otherwise noted, all shares included in this table are owned directly, with sole voting and dispositive power. Listing shares in this table shall not be construed as an admission that such shares are beneficially owned for purposes of Section 16 of the Securities Exchange Act of 1934, as amended (Exchange Act).

2	Percent of class has been computed in accordance with Rule 13d-3(d)(1) of the Exchange Act.

3
Represents options to purchase shares which became exercisable between January 20, 2016 and March 20, 2016, time-based and performance-based restricted stock rights vesting on February 7, 2016 and February 8, 2016 and restricted stock units held in the accounts of directors that are delivered upon the director's departure from the Board, which shares vest upon grant, following a director's first year of service on the Board.

4
Includes shares held through a trust, jointly with their spouses or other family members or held solely by their spouses, as follows: Mr. Sanchez, 2,152 shares; Mr. Eck, 1,900 shares; Mr. Tookes, 1,000 shares; and all directors and executive officers as a group, 5,052 shares.

5
Includes shares held in the accounts of executive officers pursuant to our 401(k) plan and deferred compensation plan and shares held in the accounts of directors pursuant to our deferred compensation plan as follows: Mr. Sanchez, 4,389 shares; Mr. Fatovic, 2,280 shares; Mr. Garcia, 3,048 shares; Ms. A. Smith, 11,072 shares; and all directors and executive officers as a group, 21,055 shares.

6
Includes stock granted to the director in lieu of his or her annual cash retainer, which stock has vested but will not be delivered to the director until six months after his or her departure from the Board.

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Security Ownership of Certain Beneficial Owners | Section 16(a) Beneficial Ownership Reporting Compliance

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
The following table shows the number of shares of common stock held by all persons who are known by us to beneficially own or exercise voting or dispositive control over more than five percent of our outstanding common stock.

Name and Address	Number of Shares Beneficially Owned	Percent of Class[4]
The Vanguard Group, Inc.[1] 100 Vanguard Blvd. Malvern, PA 19355	4,619,296	8.52%
BlackRock, Inc.[2] 55 East 52nd Street New York, NY 10055	3,865,050	7.13%
Allianz Global Investors U.S. Holdings LLC and NFJ Investment Group LLC[3] c/o Allianz Global Investors U.S. Holdings LLC 1633 Broadway New York, NY 10019	3,668,708	6.77%

1
Based on the most recent SEC filing by The Vanguard Group, Inc. on Schedule 13G/A dated February 10, 2016. Of the total shares shown, the nature of beneficial ownership is as follows: sole voting power 85,647; shared voting power 2,700; sole dispositive power 4,534,149; and shared dispositive power 85,147.

2
Based on the most recent SEC filing by BlackRock, Inc. on Schedule 13G/A dated January 22, 2016. Of the total shares shown, the nature of beneficial ownership is as follows: sole voting power 3,401,136; shared voting power 0; sole dispositive power 3,865,050; and shared dispositive power 0.

3
Based on the most recent SEC filing by Allianz Global Investors U.S. Holdings LLC on Schedule 13G dated February 12, 2016. Of the total shares shown, the nature of beneficial ownership is as follows: sole voting power: Allianz Global Investors GmbH (Allianz GmbH) 250,681, Allianz Global Investors U.S. LLC (Allianz U.S.) 4,007 and NFJ Investment Group LLC (NFJ) 3,209,412; shared voting power 0; sole dispositive power: Allianz GmbH 404,689, Allianz U.S. 51,207 and NFJ 3,212,812; and shared dispositive power 0. The address of NFJ is 2100 Ross Avenue, Suite 700, Dallas, TX 75201.

4
The ownership percentages set forth in this column are based on the number of shares outstanding of the Company's common stock on January 20, 2016, and the assumption that each person listed above owned the number of shares reflected above on such date.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers, and persons who beneficially own more than 10% of a registered class of our equity securities, to file reports with the SEC relating to their common stock ownership and changes in such ownership. To our knowledge, based solely on our records and certain written representations received from our executive officers and directors, during the year ended December 31, 2015, all Section 16(a) filing requirements applicable to directors, executive officers and greater than 10% shareholders were complied with on a timely basis.

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Compensation Discussion and Analysis

COMPENSATION DISCUSSION AND ANALYSIS
This Compensation Discussion and Analysis is designed to provide our shareholders with a clear understanding of our compensation philosophy and objectives, compensation-setting process, and 2015 compensation programs and actions for our named executive officers. As discussed in Proposal 3 on page 60, we are conducting our annual Say on Pay vote that requests your approval of the compensation of our named executive officers as described in this section and in the tables and accompanying narrative contained in the Executive Compensation section. In deciding how to vote, you should review our compensation philosophies, the design of our executive compensation programs, our pay-for-performance profile, material compensation decisions and how we believe these programs and decisions have contributed to strong short-term financial performance and will help support and drive long-term growth and value.
In 2015, our named executive officers, or NEOs, were:

Robert E. Sanchez	Chair and Chief Executive Officer (CEO)
Art A. Garcia	Executive Vice President and Chief Financial Officer
Dennis C. Cooke	President - Global Fleet Management Solutions
Gregory F. Greene	Executive Vice President and Chief Administrative Officer
Robert D. Fatovic	Executive Vice President, Chief Legal Officer and Corporate Secretary
Executive Summary
Ryder's executive compensation decisions reflect the Company's commitment to pay for performance and to strongly align the interests of the Company's leadership with those of our shareholders. In addition, the Company's executive compensation program is designed to encourage our executives to take actions that support the Company's short-term financial goals but which also ensure the Company's ability to sustain strong shareholder value creation over the long-term, irrespective of annual performance variability. This executive summary provides an overview of 2015 Company performance, the alignment between our pay and our performance, shareholder outreach efforts and Say on Pay feedback, key compensation actions taken in 2015 and our executive compensation governance practices.
2015 Company Performance
The table below shows the key highlights of our financial performance in 2015:

Financial Highlights
➢	Record operating revenue of $5.6 billion (up 6% from 2014) and record comparable earnings per share of $6.13 (up 10% from 2014).*	➢	Organic lease fleet growth exceeded expectations with an increase of over 6,000 units (the largest in the last decade) due to continued strong sales activity in our full service lease product line.
➢	Total revenue remained at $6.6 billion, with growth in operating revenue offset by lower fuel costs passed through to customers and negative impacts from foreign exchange.	➢	Solid rental performance and fleet utilization despite weaker freight trends.
➢	Operating revenue growth in all business segments, with earnings before tax growth of 7% in our Fleet Management Solutions (FMS) business segment.	➢
Strong return on equity and solid return on capital with a positive spread between cost of capital and return on capital of 140 basis points, the highest in 10 years, which we are continuously striving to improve.

➢	Operating revenue growth in Supply Chain Solutions (SCS) and Dedicated Transportation Solutions (DTS) revenue reflecting new business, higher volumes and increased pricing.	➢	Higher operating cash flow due to strong operating performance, with higher negative free cash flow to fund growth in our full service lease and rental fleets through increased investments.
➢	Despite solid revenue and earnings growth, our total shareholder return was -38% for 2015 versus -29% for our Custom Peer Group.	➢	Increased annual dividend to shareholders by 11%.
* Operating revenue and comparable earnings per share are non-GAAP financial measures. For a reconciliation to total revenue and GAAP EPS, respectively, refer to our Form 10-K for the year ended December 31, 2015.

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Compensation Discussion and Analysis

Strategic/Business Highlights
➢
Strong 2015 financial performance while making investments in information technology and marketing to support growth initiatives, ensuring operational excellence and fostering a culture of customer focus.
		➢	Developing and launching new products such as On-Demand Maintenance and TranSync.
➢	Strong and engaged leadership throughout the organization; widespread communication and understanding on strategic initiatives.	➢	Effective asset management initiatives contributed to solid rental performance.
➢	Successful collaborative selling activities across all segments to drive future revenue growth.	➢	Progress on reducing pension liability through investment strategies, pension buy-out offer and withdrawal from several multi-employer pension plans.
➢	Continued focus and strong progress on establishing new customer and industry relationships in all three business segments.
Pay for Performance
At-Risk Pay. Consistent with our compensation goals and philosophy, our executives' direct compensation package is comprised of base salary, an annual cash incentive award and a long-term performance-based equity and cash incentive award. The following chart illustrates the Company's commitment to pay for performance and shareholder alignment as it shows that for 2015, (1) 87% of Mr. Sanchez's target total direct compensation and over 74% of the other NEOs' target total direct compensation was in the form of “at-risk” incentive compensation opportunities, the vesting and value of which is tied to achievement of performance goals and the Company's stock price, and (2) 67% of Mr. Sanchez's pay and 53% of pay for the other NEOs was in the form of long-term equity and incentive compensation, which directly aligns the interests of shareholders and executives. In addition, we cap the maximum payout of our annual cash incentive awards based on a percentage of our EBT, and cap our performance-based restricted stock rights and performance-based cash awards to 125% of target to limit the potential for excessive risk taking.
The percentages in the chart below were determined using (1) actual salaries as reported in the Summary Compensation Table; (2) target payout opportunities under the annual cash incentive awards; and (3) target long-term incentive program (LTIP) values.

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Compensation Discussion and Analysis

Annual Cash Incentive. As described later in this CD&A, in 2015, the annual cash incentive award payouts were funded out of pre-tax operating earnings up to a maximum of $300 million of earnings. Actual payouts to individual executives were based primarily on the achievement of certain levels of operating revenue and comparable EPS. As shown below, the operating revenue and comparable EPS targets required to achieve a target payout for 2015 were measurably higher than actual results for 2014, requiring executives and the Company to drive significantly better performance in order to earn a target payout. Specifically, for 2015, the target operating revenue was $5.67 billion, a 8.0% increase from 2014 actual operating revenue. Similarly, the target comparable earnings per share for 2015 was $6.40, a 14.7% increase from the results achieved in 2014. This demonstrates how challenging our targets are as well as the alignment between our executive pay and Company performance when performance is below our targets.
2014 and 2015 Performance Grids

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Compensation Discussion and Analysis

Long-Term Incentive. Total shareholder return (TSR) and adjusted return on capital (ROC) were the performance metrics used to determine the payouts of the performance-based restricted stock rights (PBRSRs) and performance-based cash awards (PBCAs) granted as part of our LTIP.
Below is a summary of the performance status through 2015 for all PBRSRs and PBCAs granted under our LTIP since 2013.

Grant Year	Performance Cycle		Performance Measure	Performance Status	Award Status	Percentage Earned
2013	1 of 3	2013	TSR v. Custom Peer Group (50%)	Ryder's TSR ranked 13th of 28 companies in Custom Peer Group	Award Earned	106.25%
			ROC target set annually (50%)	Ryder's ROC was 5.75% versus target of 5.80%	Award Partially Earned	96.77%
	2 of 3	2013 - 2014	TSR v. Custom Peer Group (50%)	Ryder's TSR ranked 8th of 27 companies in Custom Peer Group	Award Earned	125.00%
		2014	ROC target set annually (50%)	Ryder's ROC was 5.82% versus target of 5.70%	Award Earned	115.00%
	3 of 3	2013 - 2015	TSR v. Custom Peer Group (50%)	Ryder's TSR ranked 15th of 26 companies in Custom Peer Group	Award Partially Earned	70.00%
		2015	ROC target set annually (50%)	Ryder's ROC was 5.82% versus target of 6.00%	Award Partially Earned	88.75%
Total Payout for the 2013 Grant (3 of 3 Performance Cycles)			=	TSR Performance Measure		100.42%
				ROC Performance Measure		100.17%
2014	1 of 3	2014	TSR v. Custom Peer Group (50%)	Ryder's TSR ranked 10th of 27 companies in Custom Peer Group	Award Earned	120.00%
			ROC target set annually (50%)	Ryder's ROC was 5.82% versus target of 5.70%	Award Earned	115.00%
	2 of 3	2014 - 2015	TSR v. Custom Peer Group (50%)	Ryder's TSR ranked 17th of 26 companies in Custom Peer Group	Award Partially Earned	40.00%
		2015	ROC target set annually (50%)	Ryder's ROC was 5.82% versus target of 6.00%	Award Partially Earned	88.75%
2015	1 of 3	2015	TSR v. Custom Peer Group (50%)	Ryder's TSR ranked 18th of 28 companies in Custom Peer Group	Award Partially Earned	60.00%
			ROC target set annually (50%)	Ryder's ROC was 5.82% versus target of 6.00%	Award Partially Earned	88.75%

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Compensation Discussion and Analysis

Shareholder Outreach - Say on Pay Feedback
At our 2015 Annual Meeting, 96% of shareholders approved our Say on Pay proposal. We are pleased that our shareholders approve and support our efforts to offer a competitive executive compensation program that delivers shareholder value over both the short- and long-term. The Committee and the other members of our Board believe that this vote reflected our shareholders' support of our executive compensation programs and the decisions made by the Committee. Even with these high levels of support, the Company strongly believes in the importance of obtaining shareholder feedback and we have continued our ongoing shareholder outreach program. In the Summer and Fall of 2015, we reached out to our largest shareholders (constituting over 50% of our outstanding shares) to request feedback on both our governance and compensation structure and profile. Overall, we received positive feedback regarding our compensation programs and amounts.
Given the strong Say on Pay voting results and positive feedback from our shareholders, we did not seek to make any significant changes to our overall executive compensation program in 2015. Some changes were made as a part of the Committee's ongoing assessment of whether our compensation programs are optimally designed, taking into account how to best ensure alignment, respond to changing market practices and retain effective leaders who have a significant understanding of our business, particularly during a volatile economic environment. For example, although not specifically raised by our shareholders, in February 2016, the Board amended the 2012 Equity and Incentive Compensation Plan to make certain changes to the 2012 Plan including moving from "single-trigger" to "double-trigger" vesting in the event of a change in control and is seeking shareholder approval for the Amended Plan at the 2016 Annual Meeting as set forth in Proposal 4. These changes align with the policies of our largest shareholders and with what our Compensation Committee believes is best practice in this area.

2015 Key Compensation Actions and Decisions

In 2015, the Committee continued to evaluate our executive compensation levels including how they compare to the median of peer companies, and made any necessary adjustments to ensure the design, structure and payouts of our executive compensation programs are consistent with and support our compensation philosophy and objectives. Highlighted below are the key actions taken by the Committee in 2015 relating to executive compensation all of which reflect the Company's commitment to aligning pay and performance:

•
Moved from "single-trigger" to "double-trigger" vesting provisions in our equity and incentive compensation plan. The Board amended the 2012 Equity and Incentive Compensation Plan to provide for double-trigger vesting of all future incentive grants upon a change in control, among other changes, and is proposing the Amended Plan to shareholders for approval at the 2016 Annual Meeting.

•
Change to annual cash incentive awards. In 2015, the Committee adjusted the slope of the financial performance-based grid for the 2015 annual cash incentive awards to require higher growth levels to achieve similar payouts.

•
Changes to TSR payout grid. Based on a review of the structure of the TSR payout grid for the PBRSRs and PBCAs, the Committee determined to flatten the slope of the grid so that a single change in ranking did not result in a significant change to the payout. A flatter slope serves to moderate payout changes if the Company's relative TSR improvement is modest. Based on the new grid, the payout would be adjusted by 10% for every position change rather than 18.75%. The maximum payout would remain at 125% for Ryder's executives although a 200% maximum is a common practice at many other companies.

•
Adopted a new two-year anti-dilutive share repurchase program. In 2015, the Board of Directors authorized a new share repurchase program to mitigate the dilutive impact of shares issued under the Company's various employee stock, stock option and employee stock purchase plans. We expect to resume anti-dilutive share repurchases in the second half of 2016.

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Compensation Discussion and Analysis

Summary of Executive Compensation Governance Practices

Our executive compensation practices support the needs of our business, drive performance, and ensure alignment with the long-term interests of our shareholders. Below is a summary of what we do and don't do in that regard.

What We Do
✓
Pay for performance - Our executive compensation program emphasizes variable pay over fixed pay, with 87% of CEO target compensation (and 74% in the case of our other NEOs) linked to our financial results or market performance.

✓
Mitigate undue risk in compensation plans - We undergo a robust risk assessment of all executive compensation programs annually. We also limit the maximum payout of our annual cash incentive awards and our performance-based restricted stock rights and performance-based cash awards to limit the potential for excessive risk taking.

✓	Offer limited perquisites - Perquisites generally track the benefits offered broadly to other salaried employees.
✓
Use double-trigger change in control provisions - Our annual cash incentive awards (bonus) and cash severance under our severance agreements include double-trigger vesting provisions. Additionally, the Board recently amended the 2012 Equity and Incentive Compensation Plan to provide for double-trigger vesting of all future equity and incentive grants upon a change in control, among other changes, and is proposing the Amended Plan to shareholders for approval at the 2016 Annual Meeting.

✓	Negative discretion on annual cash incentive awards - Ability to reduce payouts based on individual performance.
✓	Engage an independent compensation consultant - Our compensation consultant does not provide any other services to the Company.
✓
Maintain robust stock ownership requirements - Four times the annual base salary for CEO; and two times the annual base salary for other NEOs; all NEOs must satisfy the requirements within 5 years of appointment or election.

✓
Clawback policy - Performance-based incentive awards may be "clawed back" if a NEO's willful misconduct causes the Company to restate its financial results, or if he or she is terminated for cause or violates certain nonsolicitation/noncompete provisions.

✓	Compliance with 162(m) - Our annual cash incentive awards and all compensation granted under our 2015 LTIP are designed to meet the "performance based" exception for deductibility.

What We Don't Do
✗	Provide employment agreements
✗	Gross up excise taxes upon change in control
✗	Gross up taxes on perquisites or benefits
✗	Reprice underwater stock options without shareholder approval
✗	Allow equity grants below 100% fair market value
✗	Pay dividends on unvested performance-based restricted stock rights or time-based restricted stock rights
✗	Permit hedging or monetization transactions such as zero-cost collars or forward sale contracts
✗	Permit pledging activity or use of margin accounts

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Compensation Discussion and Analysis

Compensation Philosophy and Objectives
Our primary goal is to design compensation programs that will attract, retain and motivate high-quality executives who possess diverse skills and talents. We believe these compensation programs, together with a workplace culture that encourages career development and loyalty, establish Ryder as a premier employer and ultimately increase the value of our shareholders' investment in the Company. We seek to offer an executive compensation program that allows us to implement and adjust compensation elements in order to deliver market competitive compensation, align our business strategy and drive and reward performance. In addition to maintaining an attractive and competitive compensation program, our compensation program has four key goals:

•
Align the interests of Company executives with our shareholders by tying a significant portion of executive compensation to strong overall Company performance through the use of complementary pay elements.

•
Balance the short- and long-term interests of our shareholders so that our executives are appropriately encouraged and rewarded to take actions that are in the best interests of our shareholders when carrying out their duties as executives of Ryder.

•	Provide incentives to executives that will promote long-term, sustainable, profitable growth and encourage appropriate risk taking.

•	Reward each named executive officer's individual performance, contribution and value to Ryder.
Compensation Setting Process
The Compensation Committee is responsible for making determinations about our executive compensation programs, practices and levels. The Compensation Committee's independent compensation consultant and management assist the Committee in making these determinations. Below is an explanation of (1) the key roles and responsibilities of each group in setting executive compensation, (2) the executive evaluation process and (3) how competitive market data is integrated into the decision-making process.
Role of the Compensation Committee
The Compensation Committee is responsible for reviewing and approving, or recommending that the Board approve, all components of our executive compensation program as well as the compensation program for our Board. New executive compensation plans and programs must be approved by the full Board based on recommendations made by the Compensation Committee. The Compensation Committee, with input from the CEO, is responsible for setting the compensation of all other NEOs. Our independent directors, acting as a group, are responsible for setting CEO compensation based on recommendations from the Compensation Committee. Our independent directors meet after each Compensation Committee meeting to review and discuss management's recommendations.
Role of the Independent Compensation Consultant
The Compensation Committee has retained Frederic W. Cook & Co., Inc. (Cook) as its independent consultant. Cook reports directly to the Compensation Committee and performs no other work for the Company. The Compensation Committee has analyzed whether the work of Cook as a compensation consultant has raised any conflict of interest, taking into consideration the following factors: (1) the provision of other services to the Company by Cook; (2) the amount of fees from the Company paid to Cook as a percentage of Cook's total revenue; (3) Cook's policies and procedures that are designed to prevent conflicts of interest; (4) any business or personal relationship of the individual compensation advisors on the Ryder consulting team with any member of the Compensation Committee; (5) any stock of the Company owned by Cook or the individual compensation advisors on the Ryder consulting team; and (6) any business or personal relationship of Cook or the individual compensation advisors on the Ryder consulting team with an executive officer of the Company. In performing its analysis of these factors, the Compensation Committee undertakes an annual review of conflicts of interest and independence, which includes a review of a conflicts of interest and independence letter provided by Cook and each director's responses to questionnaires asking about any relationships with Cook. The Compensation Committee has determined, based on its analysis of the above factors, that the work of Cook and the individual compensation advisors employed by Cook as compensation consultants to the Company has not created any conflict of interest and that Cook is independent.

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Compensation Discussion and Analysis

During 2015, the Compensation Committee retained Cook to:

•	provide independent advice to the Compensation Committee on current trends and best practices in compensation design and program alternatives;

•	advise the Compensation Committee on any plans or practices that may improve effectiveness;

•	provide peer group and survey data for competitive comparisons; and, based on this information, offer independent recommendations on CEO, NEO and Board compensation;

•	review the Compensation Discussion and Analysis, compensation tables, and other compensation-related disclosures in our proxy statement;

•	offer recommendations, insights and perspectives on compensation-related matters;

•	evaluate, and advise the Compensation Committee regarding enterprise and related risk associated with executive compensation components, plans and structures; and

•	support the Compensation Committee to ensure executive compensation programs and practices are competitive and align the interests of our executives with those of our shareholders.
In 2015, Cook attended a majority of the Compensation Committee meetings in person or by telephone, including outside director sessions as requested, and consulted, as necessary, with the Compensation Committee Chair between meetings.
Role of Management
Our CEO, Chief Administrative Officer, Vice President of Compensation and Benefits, Chief Legal Officer, and Vice President and Deputy General Counsel develop written background and supporting materials for review at Compensation Committee meetings, attend Compensation Committee meetings at the Compensation Committee's request, and provide information regarding, and make recommendations about, designs for and, if warranted, changes to our executive compensation programs. Our CEO provides an assessment of each executive officer's performance and recommends compensation actions for executive officers other than himself.
Evaluating Performance
Annually, our CEO provides the Compensation Committee with a performance assessment and compensation recommendation for each named executive officer other than himself. The performance assessment includes strengths, areas for development and succession potential and is based on individual performance evaluations conducted by the CEO. Our CEO also reviews each executive's compensation history and current market compensation data. At the Board's annual succession planning meeting in October, the performance of each NEO is also discussed by the full Board as part of Ryder's succession planning process.
At the end of each year, the independent directors begin to conduct a performance review of the CEO. For the review, the CEO and each independent director complete a comprehensive CEO evaluation questionnaire relating to the CEO's performance. This questionnaire is prepared by the Governance Committee, which is responsible for developing and overseeing the process by which the CEO will be evaluated. The questionnaire focuses on (1) CEO performance relative to his individual goals and objectives, (2) the Company's historical and forecasted performance, (3) CEO effectiveness in leading the organization, the Board and external constituencies, (4) CEO effectiveness at team building and succession planning and development and (5) CEO effectiveness in developing and leading implementation of strategic initiatives. At the February Committee meeting, the Compensation Committee discusses the results of the CEO’s performance review in outside directors session and formulates its recommendations regarding CEO compensation. At the February Board meeting, in outside directors session without the CEO present, the independent directors evaluate and discuss the CEO’s performance and determine his compensation based on the results of his performance evaluation and the recommendations of the Compensation Committee. Feedback is then provided to the CEO on his performance by the Lead Independent Director and Chair of the Compensation Committee.

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Compensation Discussion and Analysis

Benchmarking
Industry Peer Group - In evaluating each element of our executive compensation program, the Compensation Committee traditionally considers the executive compensation program and practices, as well as the financial performance, of a comparative group of companies. The Compensation Committee uses benchmark comparisons to peer groups or published surveys, as applicable, to ensure that it is acting on an informed basis and to establish points of reference to determine whether and to what extent it is establishing competitive levels of compensation for our executives. The Compensation Committee does not design our executive compensation programs to fit within a specific percentile of the executive compensation programs of other companies comprising any particular peer group or survey. The Committee does consider the median compensation of similar executives at the peer companies both for each compensation component and the total compensation package as a reference point in making compensation decisions, particularly where there is significant market competition for a particular position.
In assembling comparator peer groups, the Compensation Committee is mindful that although there are other public companies that provide transportation or supply chain services, there are no public companies that provide similar fleet management services (which represent approximately 63% of our consolidated revenue for 2015) or that provide the same mix of services, and publicly disclose financial performance and compensation data relating to that business. Consequently, comparable compensation data is limited and less relevant for Ryder than it is for other companies in industries where there are more directly relevant and comparable peer groups.
In connection with its review of competitive market data, Cook utilized one peer group (Industry Peer Group) against which it analyzed each NEO's compensation. In 2015, Ryder removed PHH Corporation from the Industry Peer Group because it had disposed of its vehicle leasing unit. The Industry Peer Group is comprised of fifteen companies that are in a related industry and that all have one or more services or operating components similar to Ryder's service offerings. Although Ryder is often included in the broad transportation industry group, we do not include transportation companies that have significantly different value propositions, operating models and economic profiles, such as airlines. The Industry Peer Group is comprised of:

1.	Avis Budget Group, Inc.	9.	Hertz Global Holdings, Inc.
2.	C. H. Robinson Worldwide, Inc.	10.	Hub Group, Inc.
3.	Celadon Group, Inc.	11.	J.B. Hunt Transport Services Inc.
4.	Con-way Inc.	12.	Landstar System, Inc.
5.	CSX Corporation	13.	Old Dominion Freight Line, Inc.
6.	Expeditors International of Washington, Inc.	14.	Trinity Industries, Inc.
7.	FEDEX Corporation	15.	United Parcel Service, Inc.
8.	GATX Corporation
During 2015, Con-way Inc. was acquired by XPO Logistics, Inc. and, as a result, Con-way was no longer a separate publicly traded company at the end of the year and will not be included in our Industry Peer Group in the future.

Management and the Compensation Committee believe that utilizing data from this Industry Peer Group provides a useful basis of comparison for NEO compensation, as we compete with many of these companies for executive talent. Similar to Ryder, many of these companies are asset-based providers of transportation or transportation-related services or otherwise provide leasing or rental services. Furthermore, many are impacted by similar economic factors affecting Ryder including freight demand and fuel prices.
General Industry Survey Data - The Compensation Committee also reviews general industry survey data, particularly when appropriate peer group data is unavailable. This ensures that we are acting responsibly in establishing competitive levels of compensation for our executives, as this perspective recognizes the limitations of peer group data and recognizes that Ryder also competes for executive talent outside of the transportation industry.

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Compensation Discussion and Analysis

2015 Executive Compensation Program
Components of Compensation
Our executive officers do not have employment agreements which, we believe, gives the Compensation Committee flexibility to change the components of our executive compensation program in order to remain market competitive, address economic conditions and ensure proper alignment.
We do not have a formal policy relating to the allocation of total compensation among the various components. However, both management and the Compensation Committee believe that the more senior the position an executive holds, the more influence he or she has over our operating, financial and strategic performance. As such, a greater amount of NEO compensation should be at-risk based on Ryder's performance. Accordingly, the majority of target compensation that our NEOs are eligible to receive is dependent upon the achievement of short- and long-term performance objectives and/or appreciation in the value of Ryder stock. In addition to these incentive opportunities, our compensation program provides all executive officers, including our NEOs, a proportionately lesser amount of fixed elements, such as base salary and benefits. We also provide competitive severance and change of control arrangements to mitigate any negative impact of organizational changes and other corporate actions. The actual compensation mix and value for each NEO may vary based on job responsibilities, market competition for the position, an individual's experience, past performance and contributions, compensation history, tenure, long-term potential, succession planning and strategic needs.
The chart below illustrates the principal elements and design of Ryder's executive compensation program:

Base Salary
CEO 13%
Other NEOs 26%
+
Annual Cash Incentive Awards
CEO 20%
Other NEOs 21%
60%
Comparable Earnings Per Share (EPS)
40%
Operating Revenue
+
Long-Term Incentive Program
CEO 67%
Other NEOs 53%
=
Total Direct Compensation
40%
Stock Options
Stock Price Appreciation
Expire in 10 years
Vest annually in 3 equal installments over 3 years
40%
Performance-Based Restricted Stock Rights (PBRSRs)
20%
Performance-Based Cash Awards (PBCAs)
50%
Total Shareholder Return (TSR) v. Custom Peer Group
50%
Adjusted Return on Capital (ROC) target set annually
1/3
Performance Cycle 1 2015
1/3
Performance Cycle 2 2015 - 2016
1/3
Performance Cycle 3 2015 - 2017
1/3
Performance Year 1 2015
1/3
Performance Year 2 2016
1/3
Performance Year 3 2017

Detailed descriptions of the components of compensation and how the Compensation Committee determined compensation levels for 2015 begin on the following page.

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Compensation Discussion and Analysis

2015 Compensation Decisions
Base Salary
In determining the base salaries of our NEOs, the Compensation Committee determines our competitive market position from market surveys and comparative data provided by outside compensation consultants. Annually, a benchmarking review is conducted by the Committee's independent compensation consultant. The Compensation Committee does not target base pay at any particular level versus a peer group, although it uses median pay as a reference point. Instead, the Compensation Committee bases salary adjustments on general survey data and its overall assessment of the following factors (without assigning any specific weighting to any individual factor):
•-----annual merit increase paid to all other Ryder employees (which is based on the Company's annual planning budget);
•-----demand in the labor market for the particular executive position;
•-----succession planning implications; and
•-----the individual's performance.

2015 Salary	In October 2015, Mr. Sanchez and the other NEOs received a 2% increase in base salary consistent with the target merit increase for other incentive-eligible employees.
2016 Salary	Based on the 2015 benchmarking review, the Committee increased the base salary of Mr. Garcia by 7.3% effective February 1, 2016.
2015 Annual Cash Incentive Awards

Structure - Our executive annual cash incentive awards are designed to give the Compensation Committee the ability to determine each executive's incentive payout based, in part, on the executive's individual performance and contributions to the Company's financial results and strategic progress. Payouts are initially based on Company performance against the performance metrics used for the annual incentive awards granted to all other incentive-eligible employees. The Compensation Committee then determines the actual payout based on these results and the executive's performance. The payout is capped at a percentage of pre-tax earnings from continuing operations (EBT) up to EBT of $300 million. For this purpose, EBT is the comparable EBT as disclosed in the Company's annual report on Form 10-K for the year ended December 31, 2015. Following are the funding percentages for each executive.

	NEO	Funding Percentage (of EBT)
	Robert E. Sanchez	1.00%
	Art A. Garcia	0.30%
	Dennis C. Cooke	0.50%
	Gregory F. Greene	0.25%
	Robert D. Fatovic	0.25%

Opportunity - Target payout opportunities under our annual cash incentive awards are designed to motivate our executive officers to act in a way that will result in Ryder achieving improved year-over-year financial performance without taking excessive risk. These targets form the basis of the Compensation Committee's determinations regarding the actual payout under the annual cash incentive awards, up to the maximum payout amount calculated using the funding percentage formula. Mr. Sanchez's target payout opportunity is 150% of base salary. The target payout opportunity for Mr. Cooke is 100% of base salary, and for Mr. Garcia, Mr. Greene and Mr. Fatovic is 80% of base salary. Mr. Sanchez's target payout opportunity is set at a higher level than our other executive officers to reflect the increased responsibility that accompanies the role of CEO.

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Compensation Discussion and Analysis

Performance Metrics - The performance metrics used for the annual cash incentive awards granted to all other incentive-eligible employees are used by the Compensation Committee as a foundation to determine the actual payout to executives. Given the Company's continued focus on earnings and revenue growth, the Compensation Committee maintained comparable earnings per share from continuing operations and operating revenue as the financial performance metrics used in determining the payout under the annual cash incentive awards.

Comparable earnings per share from continuing operations (comparable EPS) (60% weighting) - is defined as earnings per share from continuing operations excluding non-operating pension costs and other items. Comparable EPS is a key financial measure emphasized by Ryder's shareholders because it is directly aligned with shareholder value. We believe comparable EPS (a non-GAAP financial measure) provides useful information to investors because it excludes non-operating pension costs, which we consider to be impacted by financial market performance, and other items which, like pension costs, do not reflect the operational performance of the business.

Operating revenue (40% weighting) - is defined as total revenue less (1) all fuel and (2) subcontracted transportation revenue in our SCS and DTS business segments. We believe operating revenue (a non-GAAP financial measure) is a better measure of our operating performance and sales activity than gross revenue because both fuel and subcontracted transportation are largely pass-throughs to customers and therefore have minimal impact on our profitability. In 2015, we revised the operating revenue metric we publish externally to exclude, in addition to FMS fuel services revenue and subcontracted transportation, fuel costs we bill to customers in our SCS and DTS business segments.

We believe that these two performance metrics, taken together, are useful in measuring our success in meeting our strategic objective of growing our revenue in a way that creates solid earnings leverage.
With respect to measuring EBT (the funding metric), comparable EPS and operating revenue against the performance targets, the Compensation Committee retains the discretion to adjust reported results in order to ensure that actual payouts properly reflect the performance of our core business and are not impacted positively or negatively by certain items, including non-recurring or non-operational items. The Compensation Committee did not adjust any of the 2015 metrics. For reference, in addition to non-operating pension costs of $0.21 per share, comparable EPS excludes the following items from GAAP EPS from continuing operations:
• a charge of $0.19 per share, related to restructuring and other charges (recoveries), net;
• a charge of $0.04 per share, related to consulting fees;
• a benefit of $0.04 per share, relating to a tax law change; and
• a benefit of $0.01 per share, relating to pension settlement.
Amounts excluded may not be additive due to rounding. The excluded items are discussed in the Management's Discussion and Analysis section of our annual report on Form 10-K for the year ended December 31, 2015.

Incremental Performance Levels - Based on our internal business plan, the Compensation Committee set three performance targets on which to base Company performance:
   • a threshold level, at which 25% of target payout opportunity can be earned;
   • a target level, at which 100% of target payout opportunity can be earned; and
   • a maximum level, at which 200% of target payout opportunity can be earned.

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Compensation Discussion and Analysis

2015 Awards
The Committee adjusted the slope of the payout grid for the 2015 annual cash incentive awards to require higher growth levels to achieve similar payouts under the 2015 awards. For example, under the 2015 grid, payout would be at 62% for the same result achieved in 2014.

The following chart sets forth the threshold, target and maximum performance targets for each of the performance metrics, and the potential payout based on these results:

	Performance Metric	Threshold (25% Payout)	Target (100% Payout)*	Maximum (200% Payout)	2015 Results	Payout as a Percent of Target Opportunity
	Comparable Earnings Per Share (60%)	$3.84 to $4.80	$6.40	$7.10	$6.13	87.3%
	Operating Revenue (40%)(in millions)	$4,820 to $4,934	$5,672	$5,956	$5,561	88.7%
	Total (weighted)					87.9%

*  Financial targets disclosed in this section are done so in the limited context of our annual cash incentive awards and are not statements of management's expectations or estimates of results or other guidance. We specifically caution investors not to apply these statements to other contexts.

In 2015, comparable EPS increased 10% and operating revenue increased 6% as compared to 2014.

While the initial calculation of the payout under the annual cash incentive awards is determined using the formula described above, the actual payout amounts awarded by the Compensation Committee may be increased or decreased to reflect individual performance. Beginning with the amount determined as described above, the Compensation Committee then determines the final amount of each executive’s annual incentive payout based on the Compensation Committee’s consideration of his or her individual performance and contributions during the year. Cash incentive award amounts are adjusted downward as well as upward based on these performance reviews. The Committee believes that it is important to retain the ability to recognize outstanding individual performance in awarding annual bonuses, as well as to acknowledge circumstances where individual performance improvements are suggested.
Performance criteria for all NEOs include performance relative to furthering the Company's strategic initiatives, internal leadership, business development and other business goals, risk management, talent development, financial management, and regulatory and compliance results.
The amounts paid to the CEO and other NEOs under the 2015 annual cash incentive awards are set forth in footnote 3 to the Summary Compensation Table on page 48 of this proxy statement.

Long-Term Incentive Program (LTIP)

In 2015, the Compensation Committee retained the overall design of the 2014 LTIP.
•    Target and Mix. In determining long-term incentive (LTI) values, the Committee uses a target LTI value (350% of the midpoint of the salary range for the CEO and 175% of the midpoint of the relevant salary range for the other NEOs' management level) as a reference point but does not base award values solely on this formulaic calculation. The Committee considers a variety of factors including the executive's overall compensation relative to peers and market benchmarks, the executive's role, responsibilities and performance, his/her long-term potential, retention risk and the value of the executive's outstanding equity awards. The LTI continues to consist of stock options (40%), PBRSRs (40%) and PBCAs (20%) as follows:

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Compensation Discussion and Analysis

•     Stock Options.  Stock options vest in three equal annual installments and expire ten years from the grant date.
•     Performance Metrics for PBRSRs and PBCAs.  The Company uses two performance metrics applicable to PBRSRs and PBCAs: 50% is based on Ryder's TSR relative to the TSR of a custom peer group discussed below and 50% is based on Ryder's annual ROC measured against a ROC target set annually for each year of the three-year performance period. The Committee believes measuring performance with multiple metrics provides a more complete picture of Company performance and ensures management is focused on overall Company performance and not just performance in one area.

•     TSR Performance Metric:
•-----Measurement of TSR.  For 2015, 2014 and 2013, the TSR for Ryder and each peer company in the Custom Peer Group was calculated based on the average percentage change in the relevant stock price from the last ten trading days prior to the beginning of the relevant performance period to the last ten trading days prior to the end of the relevant performance period, assuming reinvestment of dividends on the ex-dividend date. The Compensation Committee believes that the use of this ten-day averaging methodology at the beginning and the end of each respective performance period mitigates the effect of any trading aberrations that may not be reflective of the overall performance of either Ryder or any of the peer companies.

•-----Use of Custom Peer Group. The Custom Peer Group selected by Ryder and used for TSR comparison in the 2015 awards consists of the fifteen companies in Ryder's Industry Peer Group as well as the following thirteen additional companies that do not compete directly with Ryder but are subject to similar market conditions and economic recovery cycles. During 2015, in order to reduce the number of trucking companies, we removed the company with the smallest revenue, Heartland Express, from the Custom Peer Group as its revenues were the most significantly below Ryder's revenues. Ryder also added the following four companies to diversify the Custom Peer Group: Navistar International Corp., Rush Enterprises, Inc., PACCAR International and U-Haul.

1 - 15. The companies in Ryder's Industry Peer Group (see page 36)
16. Arkansas Best Corporation
17. Forward Air Corporation
18. Knight Transportation, Inc.
19. Saia, Inc.
20. Swift Transportation Company
21. TAL International Group, Inc.
22. Universal Truckload Services, Inc.
23. UTi Worldwide Inc.
24. Werner Enterprises, Inc.
25. Navistar International Corp.
26. Rush Enterprises, Inc.
27. PACCAR International
28. U-Haul
During 2015, Con-way, Inc. (a company in Ryder's Industry Peer Group)was acquired by XPO Logistics, Inc. and, as a result, was not a separate publicly traded company on the last ten trading days of 2015.

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Compensation Discussion and Analysis

Prior to 2013, PBRSRs and PBCAs were measured based on Ryder's performance versus the entire S&P 500 Composite Index. The Compensation Committee believes that measuring TSR against this Custom Peer Group as opposed to companies in the S&P 500 Composite Index avoids comparisons of Ryder's performance against companies that may not be subject to the same market conditions and economic recovery cycles applicable to Ryder. Use of a Custom Peer Group, as opposed solely to Ryder's primary Industry Peer Group allows for a better comparison of Ryder's performance in the markets in which we compete, including against additional companies viewed as peers by our investors. Further, the Compensation Committee believes that having a larger sample size helps minimize year-over-year volatility relative to our primary Industry Peer Group.

•-----TSR Performance Periods. For the 50% portion of PBRSRs and PBCAs based on TSR, the three-year performance period remains segmented into three performance cycles of one, two and three years. Performance awards are earned based on performance in each respective cycle as follows:
•----1/3 of the PBRSRs and PBCAs are earned based on performance results for Year 1 (January 2015 through December 2015)
•----1/3 of the PBRSRs and PBCAs are earned based on performance results for Years 1 and 2 (January 2015 through December 2016)
•----1/3 of the PBRSRs and PBCAs are earned based on performance results for Years 1, 2 and 3 (January 2015 through December 2017)
•     ROC Performance Metric:
•-----Use of ROC. ROC is defined as our tax adjusted comparable earnings from continuing operations excluding interest, as a percentage of the sum of Ryder's average (1) debt, (2) off-balance sheet debt and (3) shareholders equity. The Compensation Committee believes that basing 50% of performance on Ryder's ROC ensures that appropriate focus is maintained on capital efficiency across all of the Company's business segments throughout the performance period. Further, the Compensation Committee believes that setting the ROC target on an annual basis addresses the inherent difficultly in setting realistic long-term goals in a volatile business environment and helps ensure that the awards continue to serve as a meaningful incentive throughout the full three-year performance period.

•-----ROC Performance Periods. For the 50% portion of PBRSRs and PBCAs based on ROC, the three-year performance period is segmented into three one-year performance cycles. Performance awards are earned based on performance in each respective cycle as follows:

•----1/3 of the PBRSRs and PBCAs are earned based on performance results for Year 1 (January 2015 through December 2015)

•----1/3 of the PBRSRs and PBCAs are earned based on performance results for Year 2 (January 2016 through December 2016)---
•----1/3 of the PBRSRs and PBCAs are earned based on performance results for Year 3 (January 2017 through December 2017)

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Compensation Discussion and Analysis

•     Incremental Performance for all PBRSRs and PBCAs. For the 2015 performance cycle, the following three performance levels apply:
•-----a threshold level, at which 30% of the award for each of the TSR and ROC performance metrics will be earned, respectively, if Ryder's TSR ranks twenty-second among the Custom Peer Group or the applicable ROC threshold performance is met;
•-----a target level, at which 100% of the award for each of the TSR and ROC performance metrics will be earned, respectively, if Ryder's TSR ranks fifteenth among the Custom Peer Group or the applicable ROC target performance is met; and
•-----a maximum level, at which 125% of the award for each of the TSR and ROC performance metrics will be earned, respectively, if Ryder's TSR ranks in the top ten among the Custom Peer Group or the applicable ROC maximum performance is met.

Pursuant to the terms of the awards, as a result of the acquisition of Con-way, Inc. by XPO Logistics, Inc., for 2015, the Committee adjusted the TSR accrual percentage accordingly for the relevant performance cycles.
•     Awards Earned Proportionately Between Incremental Performance Levels. PBRSRs and PBCAs will continue to be earned proportionately from the threshold performance level to the target performance level and from the target performance level to the maximum performance level. The Compensation Committee believes that allowing executives to earn LTI awards on an incremental basis is more consistent with current market practice, reduces volatility in year-over-year award opportunities, and more effectively matches performance, funding and award payments. Further, the Compensation Committee believes that allowing executives to earn up to 125% of their respective award opportunities further encourages performance in line with shareholder interests.

•     Vesting of PBRSRs and PBCAs. For both the TSR and ROC performance metrics, all awards that have been earned at the end of each performance cycle will vest and be paid only at the end of the entire three-year period, subject to Compensation Committee approval. The Compensation Committee believes that this feature further encourages retention since executives must remain employed by the Company at the conclusion of the three-year performance period to receive awards earned in prior performance cycles. Further, this approach incorporates and rewards short-, mid- and long-term performance of Ryder's TSR relative to the custom peer group.
•     No Dividend Equivalents on Unvested PBRSR Shares.  Dividend equivalents will accrue and be paid only with respect to PBRSRs that actually vest at the end of the three-year performance period.

2015 LTIP Awards	The value of the LTIP awards granted to Mr. Sanchez and the other NEOs in 2015 and the amount of stock options, PBRSRs and PBCAs into which such awards were converted are as follows:
	NEO	LTI Value ($)	Stock Options (#)*	PBRSRs (#)	PBCAs ($)
	Robert E. Sanchez	$3,850,000	83,425	16,470	769,931
	Art A. Garcia	$900,000	19,500	3,850	180,032
	Dennis C. Cooke	$1,000,000	21,670	4,280	199,766
	Gregory F. Greene	$800,000	17,335	3,420	160,206
	Robert D. Fatovic	$800,000	17,335	3,420	160,206
	* Stock options were issued at the closing price of our common stock as reported by the NYSE on February 12, 2015.
Performance of Outstanding LTIP Awards	See the "Long-Term Incentive" section and chart on page 31 of this Compensation Discussion and Analysis for a summary of LTIP award performance through 2015.

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Compensation Discussion and Analysis

Retirement and Welfare Benefits and Perquisites
Retirement Benefits - The Company maintains a qualified pension plan and a pension benefit restoration plan (pension restoration plan) pursuant to which any NEO that had joined the Company prior to January 1, 2007 was able to participate.  These plans were frozen for all participants as of December 31, 2007.  All NEOs are also eligible to participate in the following Company-wide retirement plans: 401(k) savings plan and deferred compensation plan.  The retirement and deferred compensation plans are described under the headings “Pension Benefits” and “2015 Nonqualified Deferred Compensation” beginning on page 51 of this proxy statement.
Health and Welfare Benefits - During 2015, our NEOs were eligible to participate in the following standard welfare benefit plans: medical, dental and prescription coverage, company-paid short- and long-term disability insurance, and paid vacation and holidays. In addition, the NEOs received the following additional welfare benefits which are not available to all salaried employees: executive term life insurance coverage equal to three times the executive's current base salary (limited to an aggregate of $3 million in life insurance coverage under the policy) in lieu of the standard company-paid term life insurance and individual supplemental long-term disability insurance which provides up to approximately $20,000 per month (subject to age, earnings, health and state of residence limitations) in additional coverage over the $8,000 per month maximum provided under our group long-term disability plan. We believe that these additional benefits are reasonable and in line with enhanced benefits provided to other similarly-situated executives.

Perquisites - We provide a limited number of perquisites to our NEOs that we believe are related to the performance of their responsibilities. Annually, the Compensation Committee reviews the types and aggregate values of Ryder's perquisite program. Specifically, in 2015, each NEO received the following perquisites:
•     $9,600 per year as an annual car allowance;
•     $6,800 per year ($11,800 for our CEO) to pay for community, business or social activities that may be related to the performance of the executive's duties, but which are not otherwise eligible for reimbursement as direct business expenses; however, there is no requirement that the executive use the perquisite for these purposes;
•     up to $15,000 per year for financial planning and tax preparation services; and
•     up to $5,000 per year for the installation of a new or upgraded security system in the executive's home and any related monthly monitoring fees.
All perquisites are fully taxable to the NEOs and are not subject to any tax gross-ups.

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Compensation Discussion and Analysis

Severance and Change of Control Agreements
All of our NEOs are currently eligible for certain severance benefits under individual severance agreements. These arrangements are described in more detail under the heading “Potential Payments Upon Termination or Change of Control” on page 54 of this proxy statement. Severance arrangements are intended to ease the consequences of an unexpected termination of employment. These arrangements are also designed to prevent our NEOs from seeking employment with our competitors after termination or soliciting our employees or customers during the restricted period. The change of control arrangements are designed to preserve productivity, avoid disruption and prevent attrition during a period when we are, or are rumored to be, involved in a change of control transaction. The change of control severance arrangements also motivate executives to pursue transactions that are in our shareholders' best interests despite the potential negative impact of the transaction on their future employment.
Equity Granting Practices
The Compensation Committee has a written Policy on Equity Granting Practices, which provides that grants of equity awards must be approved by the Compensation Committee (or in the case of the CEO, the independent directors acting as a group) at a Board or Compensation Committee meeting and not by written consent. In the case of off-cycle grants to new hires and existing employees (other than executive officers and other direct reports to our CEO), equity grants may be approved by the Chair of the Compensation Committee. The grant date of any equity award shall generally be on or after the date of the Board or Compensation Committee meeting at which the award was approved, provided that the grant date for a new hire will be the later of (1) the date the award was approved by the Board, Compensation Committee or Compensation Committee Chair, as applicable or (2) the date on which the new hire commences employment.
We do not time our equity award grants relative to the release of material non-public information. The Policy allows the Compensation Committee to designate a grant date for time-based restricted stock rights that is after the Compensation Committee approval date in order to prevent the rights from vesting at a time when the executive is prevented from trading stock under Ryder's Insider Trading Policy, thereby avoiding potential negative tax implications to the executive.
Tax Implications
Deductibility of Executive Compensation
Section 162(m) of the Internal Revenue Code of 1986, as amended, precludes public companies from taking a federal income tax deduction for compensation in excess of $1 million paid to individual NEOs unless certain specific and detailed criteria are met, including the requirement that compensation over $1 million be “performance based” and under a plan approved by our shareholders.
As part of its review of our executive compensation arrangements, the Compensation Committee is cognizant of the tax implications of Section 162(m). Performance awards granted under our compensation program are intended to constitute "performance based" compensation under Section 162(m). However, the Compensation Committee believes that preserving its flexibility in awarding compensation is in the Company's best interests and that of our shareholders and may determine, in light of all applicable circumstances, to award compensation in a manner that will not preserve the deductibility of such compensation under Section 162(m).
The Company believes that all annual cash incentive awards, stock options, PBRSRs and PBCAs granted in 2015 meet the “performance based” exception for deductibility under Section 162(m).
Nonqualified Deferred Compensation
Under Section 409A of the Internal Revenue Code, amounts deferred by a NEO under a nonqualified deferred compensation plan (including certain severance plans) may be included in gross income when earned and subject to a 20% additional federal tax, unless the plan complies with certain requirements related to the timing of deferral election and distribution decisions. We administer our plans consistent with Section 409A requirements and have amended plan documents to comply with Section 409A requirements.

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Compensation Discussion and Analysis | Compensation Committee Report on Executive Compensation

Compensation Risks
Cook was engaged by the Compensation Committee to assist with the assessment of risk arising from the Company’s compensation programs and policies. The assessment covered each material element of executive and non-executive employee compensation. Based on Cook's assessment, the Company concluded that these policies and practices do not create risk that is reasonably likely to have a material adverse effect on Ryder. More specifically, this conclusion was based on the following considerations:

Risk	Mitigating Policies/Practices
Pay Mix	Compensation mix of base salary, short-term and long-term incentives provides compensation opportunities measured by a variety of time horizons to balance our near-term and long-term strategic goals.
Performance Metrics
A variety of distinct performance metrics are used in both the short-term and long-term incentive plans. This “portfolio” approach to performance metrics encourages focus on sustained and holistic overall company performance.

Performance Goals
Goals are approved by our independent directors and take into account our historical performance, current strategic initiatives and the expected macroeconomic environment. In addition, short-term and long-term incentive compensation programs are designed with payout opportunities and leverage that support our pay for performance philosophy.

Equity Incentives
Equity incentive programs and stock ownership guidelines are designed to align management and shareholder interests by providing vehicles for executive officers to accumulate and maintain ownership positions in the company.

Risk Mitigation Policies
We incorporate several risk mitigation policies into our officer compensation program, including:
•
The Compensation Committee’s ability to use “negative discretion” to determine appropriate payouts;
•
Cap on the maximum payouts under our annual cash incentive awards, PBRSRs and PBCAs to limit the potential for excessive risk taking;
•
Anti-hedging and anti-pledging policies;
•
Written clawback policy for financial restatements resulting from executive misconduct; and
•
Written policy on equity grant timing practices.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
The following report of the Compensation Committee shall not be deemed to be “soliciting material” or to be “filed” with the SEC nor shall this information be incorporated by reference into any future filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, each as amended, except to the extent that Ryder specifically incorporates it by reference into a filing.
Our Committee has reviewed and discussed the Compensation Discussion and Analysis contained in this proxy statement with management. Based on our review and discussions, we have recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement.
Submitted by the Compensation Committee of the Board.

L. Patrick Hassey (Chair)	Michael F. Hilton
John M. Berra	E. Follin Smith
Robert J. Eck

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EXECUTIVE COMPENSATION
The following table sets forth the 2015, 2014 and 2013 compensation for:

•	our Chief Executive Officer during 2015;

•	our Chief Financial Officer during 2015; and

•
the three other most highly compensated executive officers serving as executive officers at the end of 2015 (based on total compensation (as reflected in the table below) excluding the amounts in the “Change in Pension Value and Nonqualified Deferred Compensation Earnings” column).

We refer to the executive officers included in the Summary Compensation Table as our named executive officers. A detailed description of the plans and programs under which our NEOs received the following compensation can be found in the Compensation Discussion and Analysis beginning on page 28 of this proxy statement.
Summary Compensation Table

Name and Principal Position		Year	Salary ($)	Stock Awards ($)[1]	Option Awards ($)[2]	Non-Equity Incentive Plan Compensation ($)[3]	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)[4]	All Other Compensation ($)[5]	Total ($)
Robert E. Sanchez	Chair and Chief Executive Officer	2015	768,825	1,628,493	1,539,956	1,520,137	0	183,526	5,640,937
		2014	753,750	1,095,921	1,399,963	2,126,392	159,118	119,108	5,654,252
		2013	732,917	780,871	1,249,969	1,512,709	0	86,121	4,362,587
Art A. Garcia	Executive Vice President and Chief Financial Officer	2015	440,800	372,679	359,954	424,426	0	80,825	1,678,684
		2014	432,150	250,984	330,003	632,287	104,008	73,162	1,822,594
		2013	422,500	162,356	259,999	455,687	0	70,854	1,371,396
Dennis C. Cooke	President, Global Fleet Management Solutions	2015	533,050	424,134	400,010	600,559	0	95,801	2,053,554
		2014	522,600	1,198,532	384,029	901,333	0	82,678	3,089,172
		2013	505,000	194,899	311,985	659,794	0	64,080	1,735,758
Gregory F. Greene	Executive Vice President, Chief Administrative Officer	2015	384,425	318,593	319,990	365,855	0	453,637	1,840,036
Robert D. Fatovic	Executive Vice President, Chief Legal Officer and Corporate Secretary	2015	384,425	318,593	319,990	365,855	0	88,097	1,474,496
		2014	375,000	192,279	243,980	541,902	136,381	78,763	1,568,305
		2013	353,250	139,993	223,966	382,697	0	77,065	1,176,971

1
For 2015, 2014, and 2013, the amount includes performance-based restricted stock rights (PBRSRs) granted pursuant to our long-term incentive program (LTIP) as described on pages 40 - 43 of this proxy statement in the Compensation Discussion and Analysis section. The awards are based 50% on Total Shareholder Return (TSR) and 50% on adjusted return on capital (ROC). The targets for ROC are set annually; therefore only the PBRSRs based on ROC for the one-year 2015 performance cycle (for all outstanding performance periods) are probable and included in the table for 2015, only the PBRSRs based on ROC for the one-year 2014 performance cycle are probable and included in the table for 2014, and only the PBRSRs based on ROC for the one-year 2013 performance cycle are probable and included in the table for 2013. The value for the PBRSRs based on ROC for the one-year 2016 and 2017 performance cycles will be included in the table when the relevant targets have been set. For Mr. Cooke, the 2014 amount includes PBRSRs granted as part of the LTIP as well as the fair market value of 10,000 time-based restricted stock rights (TBRSRs) granted to Mr. Cooke (with a grant date fair market value of $904,500).

The grant date fair value of stock awards is determined pursuant to the accounting guidance for stock compensation and represents the total amount that we will expense in our financial statements over the relevant vesting period. Consequently, the amounts in this column may not reflect the actual value that will be recognized by the NEO. For information regarding the assumptions made in calculating the amounts reflected in this column and the maximum payout for the award, see note 22 to our audited consolidated financial statements, included in our annual report on Form 10-K for the year ended December 31, 2015. Dividend equivalents will accrue on all grants of PBRSRs and TBRSRs and will be paid only on those that vest.

2
Option awards consist of stock options granted pursuant to our LTIP as described on pages 40 - 43 of this proxy statement under Compensation Discussion and Analysis. The grant date fair value of option awards is determined pursuant to the accounting guidance for stock compensation and represents the total amount that we will expense in our financial statements over the relevant vesting period. Consequently, the amounts in this column may not reflect the actual value that will be recognized by the NEO. For information regarding the assumptions made in calculating the amounts reflected in this column, see note 22 to our audited consolidated financial statements, included in our annual report on Form 10-K for the year ended December 31, 2015.

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3
For 2015, the amounts in this column represent (1) amounts earned under the 2015 annual cash incentive awards (ACIAs) and (2) the amount of the performance-based cash awards (PBCAs) earned in 2015 for all outstanding performance cycles whether or not vested and paid. The ACIAs earned were paid February 2016 and the PBCAs earned will vest and be paid after the end of the respective three-year performance period if the executive continues to be employed by the Company. Following is a breakdown of the amounts earned for 2015:

Name	Year	ACIAs ($)	PBCAs ($)
Robert E. Sanchez	2015	1,013,691	506,446
Art A. Garcia	2015	309,969	114,457
Dennis C. Cooke	2015	468,549	132,010
Gregory F. Greene	2015	270,326	95,529
Robert D. Fatovic	2015	270,326	95,529

4
The amounts in this column include an estimate of the change in the actuarial present value of the accrued pension benefits (under both our pension and pension restoration plans) for the NEO for the respective year. Assumptions used to calculate these amounts are described under “Pension Benefits” beginning on page 51. No NEO realized above-market or preferential earnings on deferred compensation.

5	All Other Compensation for 2015 includes the following payments or accruals for each NEO:

	Year	Employer Contributions to the 401(k) Plan($)(a)	Employer Contributions to the Deferred Compensation Plan($)(a)	Premiums Paid Under the Supplemental Long-Term Disability Insurance Plan($)	Premiums Paid for Executive Life Insurance($)	Charitable Awards Programs ($)(b)	Perquisites($)(c)	Retention Award ($)(d)
Robert E. Sanchez	2015	14,575	132,525	9,883	2,813	0	23,730
Art A. Garcia	2015	14,575	35,983	11,254	1,613	1,000	16,400
Dennis C. Cooke	2015	14,575	54,654	6,191	1,950	0	18,431
Gregory F. Greene	2015	14,575	30,019	7,066	1,406	0	25,571	375,000
Robert D. Fatovic	2015	14,575	30,965	8,949	1,406	0	32,202

(a)
As described under “Pension Benefits”, Messrs. Sanchez, Garcia, Cooke, Greene and Fatovic are not accruing benefits under our pension plan and instead receive employer contributions into their 401(k) and deferred compensation accounts.

(b)	Mr. Garcia is eligible to participate in our Matching Gifts to Education Program available to all employees, which is limited to a maximum benefit of $1,000 per year.

(c)
Includes a car allowance, a financial planning and tax preparation allowance, an annual perquisite allowance and amounts paid in connection with the executive’s home security system. The value in this column reflects the aggregate incremental cost to us of providing each perquisite to the executive.

(d)	In the case of Mr. Greene, a deferred cash award was granted in February 2012, which vested in February 2015.
2015 Grants of Plan-Based Awards
The following table reflects the four types of plan-based awards granted to our NEOs in 2015. The first row represents the range of payouts under the 2015 annual cash incentive awards granted under the 2012 Equity and Incentive Compensation Plan. The second row represents the range of shares of common stock to be issued upon vesting of the PBRSRs granted as part of our LTIP in 2015 under the 2012 Plan. The third row represents the range of payouts under the PBCAs granted as part of our LTIP in 2015 under the 2012 Plan. The fourth row represents stock options granted as part of our LTIP during 2015 under the 2012 Plan.

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Name	Grant Type	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards[1]			Estimated Future Payouts Under Equity Incentive Plan Awards[2]			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)[3]	Exercise or Base Price of Option Awards ($/Sh)[4]	Grant Date Fair Value of Stock and Option Awards ($)[5]
			Threshold ($)	Target ($)	Maximum ($)	Threshold #	Target #	Maximum #
Robert E. Sanchez	ACIA	2/12/15	288,321	1,153,285	3,000,000
	PBRSR	2/12/15				4,456	17,826	22,282				1,628,493
	PBCA	2/12/15	192,483	769,931	962,414
	Options	2/12/15								83,425	93.51	1,539,956
Art A. Garcia	ACIA	2/12/15	88,164	352,654	900,000
	PBRSR	2/12/15				1,020	4,081	5,101				372,679
	PBCA	2/12/15	45,008	180,032	225,040
	Options	2/12/15								19,500	93.51	359,954
Dennis C. Cooke	ACIA	2/12/15	133,268	533,072	1,500,000
	PBRSR	2/12/15				1,161	4,643	5,803				424,134
	PBCA	2/12/15	49,942	199,766	249,708
	Options	2/12/15								21,670	93.51	400,010
Gregory F. Greene	ACIA	2/12/15	76,888	307,553	750,000
	PBRSR	2/12/15				873	3,491	4,364				318,593
	PBCA	2/12/15	40,052	160,206	200,258
	Options	2/12/15								17,335	93.51	319,990
Robert D. Fatovic	ACIA	2/12/15	76,888	307,553	750,000
	PBRSR	2/12/15				873	3,491	4,364				318,593
	PBCA	2/12/15	40,052	160,206	200,258
	Options	2/12/15								17,335	93.51	319,990

1
For the ACIAs, the amounts reflect the range of potential payouts at threshold, target or maximum payout levels based on Company performance. The Committee has discretion to adjust amounts based on individual performance but in no event to exceed the maximum payout amount. The 2015 ACIAs are discussed in further detail under the heading “2015 Annual Cash Incentive Awards” in the Compensation Discussion and Analysis. For the PBCAs, the amounts represent the range of potential payouts under PBCAs granted in 2015 under our LTIP. The PBCAs based on TSR are segmented into three performance cycles of one, two and three years, and the PBCAs based on ROC are segmented into three one-year performance cycles. PBCAs will be earned based on performance in each respective annual performance cycle. All awards that have been earned at the end of each performance cycle will vest at the end of the three-year performance period, subject to Compensation Committee approval. See further discussion under the heading “Long-Term Incentive Program” in the Compensation Discussion and Analysis.

2
These columns reflect the range of potential PBRSRs that can be earned under our 2015 LTIP. The PBRSRs based on TSR are segmented into three performance cycles of one, two and three years, and the PBRSRs based on ROC are segmented into three one-year performance cycles. PBRSRs will be earned based on performance in each respective annual performance cycle. All awards that have been earned at the end of each performance cycle will vest at the end of the three-year performance period, subject to Compensation Committee approval. See further discussion under the heading “Long-Term Incentive Program” in the Compensation Discussion and Analysis.

3
Represents stock options granted under our 2015 LTIP. The stock options for all of the NEOs vest in three equal annual installments beginning on February 12, 2016. For a more detailed description of our stock options and stock option granting policies, see the sections entitled “Long-Term Incentive Program” and “Equity Granting Practices” in the Compensation Discussion and Analysis.

4
The exercise price of the stock options granted in 2015 was set as the closing price of our common stock on the grant date, as reported by the NYSE, as required under the 2012 Equity and Incentive Compensation Plan.

5
The grant date fair value of the stock and option awards is determined pursuant to the accounting guidance for stock compensation and represents the total amount that we will expense in our financial statements over the relevant vesting period. For information regarding the assumptions made in calculating the amounts reflected in this column, see note 22 to our audited consolidated financial statements, included in our annual report on Form 10-K for the year ended December 31, 2015.

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Outstanding Equity Awards as of December 31, 2015

Options Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#)	Number of Securities Underlying Unexercised Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested (1) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (1) ($)
	Exercisable	Unexercisable
Robert E. Sanchez	37,550	0	32.99	02/10/2017
	26,275	0	49.39	02/11/2018
	27,830	0	53.63	02/10/2019
	59,550	29,775 (2)	58.21	02/07/2023
	31,139	62,276 (3)	71.43	02/06/2024
	0	83,425 (4)	93.51	02/11/2025

					21,535 (5)	1,223,834	0	0
					11,881 (6)	675,197	6,534 (8)	371,327
					4,083 (7)	232,037	10,980 (9)	623,993
Art A. Garcia	6,825	0	53.63	02/10/2019
	12,387	6,193 (2)	58.21	02/07/2023
	7,340	14,680 (3)	71.43	02/06/2024
	0	19,500 (4)	93.51	02/11/2025
					4,475 (5)	254,314	0	0
					2,800 (6)	159,124	1,540 (8)	87,518
					954 (7)	54,216	2,566 (9)	145,826
Dennis C. Cooke	7,465	0	53.63	02/10/2019
	7,431	7,432 (2)	58.21	02/07/2023
	8,542	17,083 (3)	71.43	02/06/2024
	0	21,670 (4)	93.51	02/11/2025
					5,372 (5)	305,291	0	0
					3,257 (6)	185,095	1,792 (8)	101,839
					10,000 (10)	568,300
					1,059 (7)	60,183	2,854 (9)	162,193
Gregory F. Greene	0	5,335 (2)	58.21	02/07/2023
	0	10,853 (3)	71.43	02/06/2024
	0	17,335 (4)	93.51	02/11/2025
					3,859 (5)	219,307	0	0
					2,067 (6)	117,468	1,139 (8)	64,729
					847 (7)	48,135	2,280 (9)	129,572
Robert D. Fatovic	15,000	0	49.39	02/11/2018
	17,755	0	53.63	02/10/2019
	10,670	5,335 (2)	58.21	02/07/2023
	5,427	10,853 (3)	71.43	02/06/2024
	0	17,335 (4)	93.51	02/11/2025
					3,859 (5)	219,307	0	0
					2,067 (6)	117,468	1,139 (8)	64,729
					847 (7)	48,135	2,280 (9)	129,572

(1)	Based on a stock price of $56.83, which was the closing market price of our common stock on December 31, 2015.

(2)	These stock options vest on February 8, 2016.

(3)	These stock options vest in two equal annual installments on February 7, 2016 and February 7, 2017.

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(4)	These stock options vest in three equal annual installments on February 12, 2016, February 12, 2017 and February 12, 2018.

(5)
Represents PBRSRs that were granted in February 2013 and have been earned for the one-year period ending December 31, 2013, the two-year period ending December 31, 2014, and the three-year period ending December 31, 2015. These PBRSRs vested in February 2016 upon Compensation Committee approval.

(6)
Represents PBRSRs that were granted in February 2014. These PBRSRs have been earned for the one-year period ending December 31, 2014 and the two-year period ending December 31, 2015, and will vest and be paid if the executive remains employed at the conclusion of the three-year performance cycle (January 1, 2014 through December 31, 2016), subject to Compensation Committee approval.

(7)
Represents PBRSRs that were granted in February 2015. These PBRSRs have been earned for the one-year period ending December 31, 2015, and will vest and be paid if the executive remains employed at the conclusion of the three-year performance cycle (January 1, 2015 through December 31, 2017), subject to Compensation Committee approval.

(8)
Represents PBRSRs that were granted in February 2014 and will vest if the applicable TSR or ROC threshold is met for the three-year period ending December 31, 2016, in accordance with the terms of the long-term incentive program.

(9)
Represents PBRSRs that were granted in February 2015 and will vest if the applicable TSR or ROC threshold is met for the three-year period ending December 31, 2017, in accordance with the terms of the long-term incentive program .

(10)	These TBRSRs vest on July 22, 2017.
2015 Option Exercises and Stock Vested

		Option Awards		Stock Awards[1]
		Number of Shares Acquired on Exercise	Value Realized on Exercise	Number of Shares Acquired on Vesting	Value Realized on Vesting
Name		(#)	($)[2]	(#)[3]	($)[4]
		(A)	(B)		(C)
Robert E. Sanchez	2015	17,550	1,126,710	2,972	277,912
Art A. Garcia	2015	6,825	274,979	2,184	204,226
Dennis C. Cooke	2015	0	0	2,391	223,582
Gregory F. Greene	2015	16,680	609,030	11,893	1,083,314
Robert D. Fatovic	2015	0	0	11,893	1,083,314

1	These columns reflect TBRSRs and PBRSRs previously awarded to the NEOs that vested during 2015.

2	Calculated based on the difference between the closing market price of Ryder common stock on the date of exercise and the exercise price of the option.

3
Of these amounts, shares were withheld by Ryder to cover tax withholding obligations as follows: Mr. Sanchez, 103 shares; Mr. Garcia, 99 shares; Mr. Cooke, 101 shares; Mr. Greene, 3,621 shares, and Mr. Fatovic, 3,063 shares.

4	Calculated based on the closing market price of Ryder common stock on the vesting date.
Pension Benefits
We maintain a legacy Retirement Plan (pension plan) and Benefit Restoration Plan (pension restoration plan) for regular full-time employees other than those employees who are covered by plans administered by labor unions and certain other non-exempt employees. Effective December 31, 2007, the pension and pension restoration plans were frozen for all plan participants other than those who were eligible to continue to participate and elected to do so. As a result, for those employees who were not eligible to continue to participate, benefits ceased accruing under the defined benefit plans after December 31, 2007. All retirement benefits earned as of December 31, 2007 are fully preserved, continue to be subject to the applicable vesting schedule, and will be paid in accordance with the plans and applicable legal requirements. No employees hired or rehired after January 1, 2007 are eligible to participate in the pension or pension restoration plans.
Effective January 1, 2008, employees who were no longer eligible to continue to earn benefits in the pension plan were automatically transitioned to an enhanced 401(k) plan and a non-elective deferred compensation plan (if eligible) for their retirement benefits. Our existing 401(k) plan was enhanced for those employees who are no longer eligible to earn pension benefits to provide for (1) a Company contribution equal to 3% of eligible pay, subject to a vesting schedule, even if employees do not make contributions to the plan and (2) a 50% Company match of employee contributions of up to 5% of eligible pay, subject in each case to IRS limits. Effective on January 1, 2016,

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the 401(k) Plan was amended to provide that new hires will receive a 50% Company match of employee contributions of up to 6% of eligible pay but will no longer receive the 3% fixed Company contributions (that were provided even if they do not make contributions). In addition, the 3% fixed Company contributions for eligible employees will now be funded at the end of each calendar year. Effective December 31, 2007, our deferred compensation plan was amended to provide for Company contributions in excess of the applicable IRS limitations under the 401(k) plan. Employees eligible for Ryder contribution enhancements in the 401(k) plan are also eligible for the enhancements in the deferred compensation plan provided they meet the eligibility requirements under the deferred compensation plan. Eligible employees must elect to participate in the deferred compensation plan to be eligible for any excess Company match.
Based on their age and tenure with Ryder, Mr. Sanchez, Mr. Garcia, Mr. Greene and Mr. Fatovic did not meet the eligibility requirements to continue accruing benefits under the pension and pension restoration plans, and, as such, their pension benefits were frozen and each is now entitled to the enhanced benefits under the 401(k) plan and deferred compensation plans. Mr. Cooke was hired after January 1, 2007 and, therefore, was not eligible to participate in the pension or pension restoration plans. Mr. Cooke is entitled to the enhanced benefits under the 401(k) plan and deferred compensation plans.
Benefits payable under the pension plan are based on an employee’s career earnings with us and our subsidiaries. At the normal retirement age of 65, a participant is entitled to a monthly pension benefit payable for life. The annual pension benefit, when paid in the form of a life annuity with no survivor’s benefits, is generally equal to the sum of 1.45% of the first $15,600 of total compensation received during each calendar year that the employee is eligible to participate in the plan, plus 1.85% of the excess over $15,600. The only elements of compensation considered in applying the payment and benefits formula are, to the extent applicable: eligible salary, bonus, overtime, vacation and commission.
Pension plan benefits vest at the earlier of the completion of five years of credited service or upon reaching age 65. If a participant is over age 55 and has more than ten years of continuous credited service, he or she is eligible to retire with an unreduced benefit at age 62. In the event of a change of control, all participants will be fully vested and the term “accrued benefit” will include the value of early retirement benefits for any participant age 45 or older or with ten or more years of service. These benefits are not subject to any reduction for Social Security benefits or other offset amounts. An employee’s pension benefits may be paid in certain alternative forms having actuarially equivalent values.
The maximum annual benefit under a qualified defined benefit pension plan is currently $210,000 beginning at the Social Security retirement age. The pension restoration plan covers those pension plan participants whose benefits are reduced by the Internal Revenue Code or other United States laws and are eligible to participate in the pension restoration plan. A participant in the pension restoration plan is entitled to a benefit equaling the difference between the amount of benefits the participant is entitled to receive without the reductions and the amount of benefits the participant is entitled to receive after the reductions.
The following table sets forth the present value of the accumulated benefits for the NEOs assuming they retire at the unreduced early retirement age of 62, and have ten years of continuous service, and using interest rate and mortality rate assumptions consistent with those used in our financial statements. For information regarding interest rate and mortality rate assumptions, see the section entitled “Employee Benefit Plans” in note 23 to our audited consolidated financial statements, included in our annual report on Form 10-K for the year ended December 31, 2015.

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Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)
Robert E. Sanchez	Retirement Plan (Frozen)	23	328,065
	Benefit Restoration Plan (Frozen)	23	305,474
Art A. Garcia	Retirement Plan (Frozen)	18	300,824
	Benefit Restoration Plan (Frozen)	18	173,258
Dennis C. Cooke	Retirement Plan (Not eligible)	0	0
	Benefit Restoration Plan (Not eligible)	0	0
Gregory F. Greene	Retirement Plan (Frozen)	22	356,073
	Benefit Restoration Plan (Frozen)	22	338,765
Robert D. Fatovic	Retirement Plan (Frozen)	21	289,753
	Benefit Restoration Plan (Frozen)	21	259,810
2015 Nonqualified Deferred Compensation
We maintain a deferred compensation plan for certain employees, including our NEOs, pursuant to which participants may elect to defer receipt of their cash compensation (base salary, commissions and annual bonus only). Any deferred amounts are part of our general assets and are credited with hypothetical earnings based on several hypothetical investment options selected by the employee. The compensation may be deferred until the earlier to occur of a fixed date or separation of employment due to retirement, disability or removal, and is payable in a lump sum or in installments for a period ranging from two to fifteen years as elected in advance by the executive. Upon a change of control, all deferred amounts will be paid immediately in a lump sum. Our current deferred compensation plan does not provide for above-market or preferential earnings. As described above under “Pension Benefits”, in 2015, Mr. Garcia, Mr. Greene, Mr. Sanchez and Mr. Fatovic were not eligible to continue accruing benefits and Mr. Cooke was never eligible to accrue benefits under our pension plan. Instead, each received employer contributions into his deferred compensation account. A description of these benefits is included under “Pension Benefits” above.

	Executive Contributions in Last Fiscal Year	Employer Contributions in Last Fiscal Year	Aggregate Earnings in Last Fiscal Year	Aggregate Balance at Last Fiscal Year End
Name	($)[1]	($)[1]	($)[2]	($)
Robert E. Sanchez	923,034	132,525	(86,342)	1,821,475
Art A. Garcia	54,571	35,983	(14,703)	518,731
Dennis C. Cooke	177,858	54,654	(2,717)	524,484
Gregory F. Greene	63,928	30,019	(5,885)	274,677
Robert D. Fatovic	140,597	30,965	1,486	1,637,431

1	The amounts reflected in this column were reported as compensation to the NEOs in our Summary Compensation Table for 2015.

2	Aggregate earnings on deferred compensation included in this column were not reported as compensation to the NEOs in our Summary Compensation Table for 2015.

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Potential Payments Upon Termination or Change of Control
The severance benefits for the current NEOs, including Mr. Sanchez, are provided under individual severance agreements. The severance benefits for all other officers are provided under Ryder’s Executive Severance Plan, as amended, a copy of which was filed with the SEC on February 14, 2013. No severance was paid to any NEO during 2015.
Voluntary Termination and Termination for Cause
In the event a NEO voluntarily terminates his employment with us, other than as a result of death, disability or retirement, or is terminated for cause, the executive officer will not be entitled to receive any severance payments under the terms of his NEO severance agreement. The executive officer will retain any accrued compensation and benefits to the extent vested. In the event of voluntary termination, all unvested equity awards will be canceled and the executive officer will have three months from the date of termination to exercise any vested stock options. In the event of termination for cause, all equity, vested and unvested, will be canceled.
Termination for Death, Disability or Retirement
Cash.    In the event an executive officer retires, he will be entitled to receive any accrued compensation and benefits to the extent such benefits have vested, including under our pension and pension restoration plans, as described in more detail under the heading “Pension Benefits”. In the event of death, the executive officer’s beneficiaries would receive benefits under the executive life insurance policies we maintain on his behalf, which benefits are equal to three times the executive’s current base salary up to an aggregate of $3.0 million. In addition, welfare benefits (health, dental and prescription) are extended for 60 days for covered beneficiaries, the total cost of which would range from approximately $1,960 to $3,302, depending on the executive’s coverage and number of covered family members. In the event of disability, the executive officer would be entitled to any amounts paid under our disability insurance policies, including the supplemental long-term disability we maintain for executive officers (as described under “Retirement and Welfare Benefits and Perquisites” in the Compensation Discussion and Analysis). Upon death or disability, the executive officer (or his beneficiary) would also be entitled to a pro-rata payment under our annual cash incentive award program.
Equity.    Upon death or retirement, all unvested stock options will be canceled and all vested stock options will remain exercisable for the remainder of the term of the option. Upon disability, unvested stock options will continue to vest for a period of three years following disability. The intrinsic value as of December 31, 2015 of the stock options that will continue to vest upon disability (calculated based on the difference between the exercise price of the options and the closing market price of our stock on December 31, 2015) was $0 for all NEOs. Upon disability, all vested stock options will remain exercisable for the remainder of the term of the option.
Upon death, disability or retirement, a pro-rata portion of any TBRSRs will vest and the underlying common stock will be distributed to the executive; and, if the performance condition for any PBRSRs or PBCAs is met, a pro-rata portion of the PBRSRs and PBCAs will vest and the underlying common stock and cash will be distributed to the executive when distribution to all other participants occurs. The fair market value of the pro-rata number of restricted stock rights plus the value of the PBCAs that the executives would have been provided had the death, disability or retirement occurred on December 31, 2015 and assuming, with respect to the PBRSRs and PBCAs, that the performance condition is met, is as follows: Robert E. Sanchez, $3,097,746; Art A. Garcia, $679,989; Dennis C. Cooke, $1,158,974; Gregory F. Greene, $561,214; and Robert D. Fatovic, $561,214.
Involuntary Termination without Cause and Termination Following a Change of Control
NEO Severance Agreements.    Following is a description of the severance benefits provided under the NEO severance agreements upon the executive’s involuntary termination without Cause. The Compensation Committee may use its discretion to make post-termination payments to executive officers that are not required pursuant to the terms of the NEO severance agreements if such payments are determined to be in the best interests of Ryder.
Key Defined Terms.    Following are key terms defined in the NEO severance agreements:

•
“Cause” means an act(s) of fraud, misappropriation, or embezzlement; conviction of any felony; conviction of a misdemeanor involving moral turpitude; willful failure to report to work for more than 30 days; willful failure to perform duties; material violation of Ryder’s Principles of Business Conduct; and any other activity

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that would constitute cause. The last two triggers are not included in the definition of Cause for purposes of providing severance upon a Change of Control.

•
“Change of Control” means the acquisition of 30% or more of the combined voting power of our common stock; a majority change in the composition of our Board; any reorganization, merger or consolidation that results in more than a 50% change in the share ownership of our common stock, the acquisition of 30% or more of the voting power of our common stock by one person or a majority change in the composition of the Board; our liquidation or dissolution; or a sale of substantially all of our assets.

•
“Good Reason” means a material reduction in compensation; transferring the executive more than 50 miles; failure to obtain a successor’s agreement to honor the NEO severance agreement; failure to pay certain Change of Control severance benefits into a trust; termination of employment not done in accordance with the NEO severance agreement; and any material change in duties or any other material adverse change in the terms and conditions of the executive officer’s employment (but specifically does not include a change in title or reporting relationship).

Eligibility.    A NEO is entitled to severance benefits if we terminate his employment for any reason other than death, disability or Cause. A NEO is entitled to Change of Control severance benefits if we terminate his employment, or the executive terminates his employment for Good Reason, in each case within two years (referred to as the protection period) after a Change of Control, and certain other requirements are met.
Severance Benefits.    If a NEO meets the eligibility requirements described above, he will be entitled to the following severance benefits, subject to any limitations under Section 409A of the Internal Revenue Code:

	Severance Benefits	Change of Control Severance Benefits
Cash Severance

The executive will receive cash severance as follows:
•  salary continuation for the applicable severance period (18 months for all executive officers and 30 months for the CEO)
•  pro-rata cash payment under the applicable annual cash incentive awards based on actual performance in the year of termination
•  severance payment equal to 1.5x for all executive officers and 2.5x for the CEO of the average amounts actually paid to the executive under the annual cash incentive award for the three-year period preceding the year of termination

The executive will receive cash severance as follows:
•  lump sum payment equal to the executive's eligible base salary on the date of termination times the applicable salary multiple (2x for all executive officers and 3x for the CEO)
•  pro-rata cash payment under the applicable annual cash incentive awards based on actual performance in the year of termination
•  bonus equal to the target annual bonus amount (based on the executive's base salary on the date of termination) for the relevant period times the applicable bonus multiple (2x for all executive officers and 3x for the CEO)

Benefits

The executive will be entitled to benefits as follows:
•  continuation of all medical, dental, prescription and vision insurance plans and programs until the earlier of the end of the applicable severance period, the date COBRA continuation coverage is canceled or the date the executive officer is eligible to receive benefits from another employer
•  continuation of executive life and supplemental disability insurance until the end of the relevant severance period
•  outplacement services under a Company-sponsored program

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Executive Compensation

Other Provisions.    The NEO severance agreements contain standard confidentiality, non-competition, non-solicitation and release provisions. Our CEO and other NEOs have severance agreements that provide that Ryder would reduce (but not below zero) the aggregate present value of the payments under the agreement to an amount that would not cause any payment to be subject to the excise tax under Section 4999 of the Internal Revenue Code, if reducing the payments under the agreement would provide the executive with a greater net after-tax amount than would be the case if no reduction was made.
Equity and Other Compensation.    Our executive officers (including all of our NEOs) are also entitled to certain severance benefits upon an involuntary termination without Cause and certain Change of Control severance benefits upon a Change of Control under the terms of our equity and incentive plan, deferred compensation plan, pension plan and pension restoration plan, subject in all cases to the limitations under Section 409A of the Internal Revenue Code.
Specifically, upon involuntary termination without Cause, an executive’s vested stock options would be exercisable until three months after the end of the relevant severance period, and upon a Change of Control, (1) our current equity and incentive plan provides for accelerated vesting of outstanding equity awards and performance-based cash awards, (2) all deferred compensation amounts are immediately vested and paid to the executive, (3) the executive is entitled to additional benefits under our pension plan as previously described under “Pension Benefits” and (4) accrued benefits under our pension restoration plan are immediately paid. In 2016, the Board amended the 2012 Equity and Incentive Compensation Plan to provide for, among other things, double-trigger vesting of all future incentive grants upon a change in control and is proposing the Amended Plan for shareholder approval at the 2016 Annual Meeting.
Estimated Severance and Change of Control Severance Benefits as of December 31, 2015
The estimated payments and benefits that would be provided to each NEO as a result of the involuntary termination without Cause or the occurrence of a Change of Control under our NEO severance agreements are set forth in the table below. Calculations for this table are based on: (1) the triggering event taking place on December 31, 2015 and (2) a common stock price of $56.83, the closing price on December 31, 2015.

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Executive Compensation

		Triggering Event
Name	Compensation Components	Involuntary Termination without Cause	Change of Control without Termination	Change of Control with Termination

Robert E. Sanchez	Cash Severance[1]	$5,787,607	$0	$6,865,851
	Intrinsic Value of Equity[2]	$0	$4,608,508	$4,608,508
	Retirement Benefits[3]	$0	$0	$0
	Welfare Benefits[4]	$48,991	$0	$58,789
	Outplacement[5]	$15,000	$0	$15,000
	Total Benefit to Employee	$5,851,598	$4,608,508	$11,548,148
Art A. Garcia	Cash Severance[1]	$1,542,211	$0	$1,920,609
	Intrinsic Value of Equity[2]	$0	$1,032,542	$1,032,542
	Retirement Benefits[3]	$0	$2,217	$2,217
	Welfare Benefits[4]	$17,644	$0	$23,525
	Outplacement[5]	$15,000	$0	$15,000
	Total Benefit to Employee	$1,574,855	$1,034,759	$2,993,893
Dennis C. Cooke	Cash Severance[1]	$2,103,754	$0	$2,632,549
	Intrinsic Value of Equity[2]	$0	$1,768,118	$1,768,118
	Retirement Benefits	$0	$0	$0
	Welfare Benefits[4]	$26,629	$0	$35,505
	Outplacement[5]	$15,000	$0	$15,000
	Total Benefit to Employee	$2,145,383	$1,768,118	$4,451,172
Gregory F. Greene	Cash Severance[1]	$1,330,775	$0	$1,675,047
	Intrinsic Value of Equity[2]	$0	$854,920	$907,257
	Retirement Benefits[3]	$0	$6,000	$6,000
	Welfare Benefits[4]	$26,308	$0	$35,077
	Outplacement[5]	$15,000	$0	$15,000
	Total Benefit to Employee	$1,372,083	$913,257	$2,638,381
Robert D. Fatovic	Cash Severance[1]	$1,333,432	$0	$1,675,047
	Intrinsic Value of Equity[2]	$0	$854,920	$854,920
	Retirement Benefits[3]	$0	$0	$0
	Welfare Benefits[4]	$26,629	$0	$35,505
	Outplacement[5]	$15,000	$0	$15,000
	Total Benefit to Employee	$1,375,061	$854,920	$2,580,472

1
Cash severance includes: (1) base salary, (2) pro-rata cash payment under the annual cash incentive awards, (3) in the case of Involuntary Termination without Cause, a severance payment equal to a multiple of the average payout amounts under the annual cash incentive awards for the previous three years, and (4) in the case of Change of Control with Termination, target annual bonus, all as described above. In the event of Involuntary Termination without Cause, base salary is paid over time in accordance with usual payroll practices and the bonus is paid in a lump sum shortly after termination. In the event of termination in connection with a Change of Control, all payments are made in a lump sum shortly after termination. Timing and payment of cash severance is subject in all respects to Section 409A of the Internal Revenue Code.

2
Under a Change of Control, the intrinsic value of equity reflects the intrinsic value of the accelerated equity. In each case, the amounts are calculated using the closing price of our common stock on December 31, 2015 ($56.83), and includes stock options, TBRSRs, PBRSRs, and PBCAs.

3
This amount reflects the incremental increase in value resulting from the acceleration of the vesting of the pension restoration plan in the event of a Change of Control (whether or not there is a termination of employment), plus, in the event of a termination in connection with a Change of Control, the value of the early retirement subsidy in our pension plan. Assumed retirement age is the later of age 55 or the executive's age on December 31, 2015.

4
Amounts are based on the current cost to us of reimbursing the named executive for the premiums paid for their current health, dental and prescription insurance coverage during the severance period as described above. The reimbursement is included in the earnings of the executive and subject to all applicable taxes.

5	Amounts reflect the cost of outplacement services provided under a Company-sponsored program.

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Executive Compensation | Director Compensation

Subsequent Events
Mr. Greene has informed the Company that he will retire on May 31, 2016. In connection with his retirement, he will receive (a) a cash payment representing a pro-rated portion of his 2016 long-term incentive opportunity ($67,000) and (b) a cash payment equal to his 2016 annual incentive target award pro rated to reflect the five months worked in 2016 target ($130,000) and determined based on actual Company performance, in both cases anticipated to be paid in February 2017. In consideration for these payments, Mr. Greene has agreed to be available to assist management in the transition of his job responsibilities for a nine-month period following his retirement.

DIRECTOR COMPENSATION
Description of Director Compensation Program
The key objective of the compensation program for our Board is to align the interests of the Board with the interests of our shareholders. In addition, our Board compensation program is designed to attract directors that have the necessary skills, experience and character to fulfill their responsibilities and to enhance long-term value for our shareholders and ensure the continuity and vitality of our Company. Our Compensation Committee conducts a comprehensive review and evaluation of our compensation package for non-employee directors every two years. Directors who are employees receive no compensation or benefits for service on the Board other than the right to participate in our Matching Gifts to Education Program at the Board level.
Our non-employee directors received the following compensation during 2015:

•	an annual Board retainer of $65,000, payable in January of each year;

•	an annual Committee retainer of $35,000, payable in May of each year;

•
a Board or Committee meeting attendance fee of $1,000 for each additional Board or Committee meeting attended in excess of eight Board meetings or eight Committee meetings, payable in December of each year;

•	a Committee Chair retainer of $10,000, payable in May of each year, to the Chairs of the Finance and Governance Committees;

•	a Committee Chair retainer of $15,000, payable in May of each year, to the Chairs of the Audit and Compensation Committees;

•	a Lead Independent Director retainer of $25,000, payable in May of each year, to the Board’s Lead Independent Director; and

•	an annual grant of $110,000 in restricted stock units (RSUs), made on the date of our Annual Meeting of Shareholders.
The number of RSUs granted is based on the closing sales price of Ryder common stock on the date of grant. The RSUs vest upon grant, following a director’s initial year of service on the Board, and are delivered (either as a lump sum or in annual installments as elected in advance by the director) upon termination of a director’s service on the Board. The units receive dividends, which are reinvested through our Dividend Reinvestment Program. Upon the occurrence of a change in control, as defined in the relevant plan documents, all outstanding RSUs will be delivered to the director in a lump sum.
Directors are given the option to receive all or any portion of their annual retainer in Ryder common stock, which cannot be sold until six months following the date such person ceases to be a director. As part of our deferred compensation plan, directors have the option of deferring receipt of their annual Board and Committee retainers as well as excess meeting fees. We do not pay above-market or preferential earnings on compensation deferred by the directors. Directors are not eligible to participate in our pension plan or 401(k) plan.
We maintain a legacy Directors’ Charitable Awards Program pursuant to which each director elected prior to January 1, 2005 may designate up to two charitable organizations to which we will contribute an aggregate of $500,000 in ten annual installments in the director’s name following the director’s death. The program is currently funded with the proceeds of insurance policies and the directors obtain no financial benefits from the program. Three of our directors were elected prior to January 1, 2005 and currently participate in the program. Directors may

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Director Compensation

also participate in our Matching Gifts to Education Program available to all employees, under which we match a director’s contributions to eligible educational institutions up to a maximum of $10,000 per year. Employees are limited to a maximum of $1,000 per year.
Our Compensation Committee conducts a comprehensive review and evaluation of our compensation package for non-employee directors every two years. Through a competitive pay analysis conducted by Cook during 2015, the Compensation Committee recommended, and the Board approved, an increase for 2016 in the equity value of RSUs granted annually from $110,000 to $125,000 to bring director compensation in line with that of our peer group.
2015 Director Compensation
The table below sets forth the total compensation received by our non-employee Board members in 2015. The amounts in the “Stock Awards” column below represent the aggregate grant date fair value, computed in accordance with the accounting guidance for stock compensation, of (1) RSUs granted to the directors in 2015 and (2) dividends on the RSUs granted to directors in 2015.

Name	Fees Earned or Paid in Cash ($)[1,2,3]	Stock Awards ($)[4,5]	All Other Compensation ($)[6]	Total ($)
John M. Berra	101,000	137,309	10,000	248,309
Robert J. Eck	101,000	118,975	10,000	229,975
Robert A. Hagemann	107,750	111,607	—	219,357
L. Patrick Hassey	115,000	132,842	—	247,842
Michael F. Hilton	100,000	116,712	—	216,712
Tamara L. Lundgren	101,000	115,726	—	216,726
Luis P. Nieto, Jr.	114,000	130,637	5,000	249,637
Abbie J. Smith	119,000	137,309	—	256,309
E. Follin Smith	114,000	134,118	10,000	258,118
Hansel E. Tookes, II	122,000	138,122	—	260,122

1	Includes an annual Committee retainer of $35,000 plus an annual Board retainer of $65,000.

2
Includes Committee Chair fees as follows: Mr. Hagemann, $3,750; Mr. Hassey, $15,000; Mr. Nieto, $10,000; Ms. A. Smith, $15,000; Ms. E. Smith, $4,000; and Mr. Tookes, $6,000; and Lead Independent Director fees as follows: Ms. E. Smith, $10,000; and Mr. Tookes, $15,000.

3
This column includes additional meeting fees paid to members of the Board as follows: Mr. Berra, $1,000; Mr. Eck, $1,000; Mr. Hagemann, $4,000; Ms. Lundgren, $1,000; Mr. Nieto, $4,000; Ms. A. Smith, $4,000; and Mr. Tookes, $1,000.

4
Includes the aggregate grant date fair value of awards computed in accordance with the accounting guidance for stock compensation for dividends on the RSUs granted to directors in 2015 in the following amounts: Mr. Berra, $27,327; Mr. Eck, $8,993; Mr. Hagemann, $1,625; Mr. Hassey, $22,860; Mr. Hilton, $6,730; Ms. Lundgren, $5,744; Mr. Nieto, $20,655; Ms. A. Smith, $27,327; Ms. E. Smith, $24,136; and Mr. Tookes, $28,140.

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Director Compensation | Advisory Vote on Executive Compensation (Proposal 3)

5	The following table sets forth each director's outstanding stock as of December 31, 2015:

Name	Outstanding Stock Awards
John M. Berra	25,420
Robert J. Eck	8,126
Robert A. Hagemann	2,401
L. Patrick Hassey	20,021
Michael F. Hilton	6,048
Tamara L. Lundgren	5,199
Luis P. Nieto, Jr.	18,195
Abbie J. Smith	25,852
E. Follin Smith	21,763
Hansel E. Tookes, II	25,774

6	Reflects benefits under the Company's Matching Gifts to Education program.
Stock Ownership Requirements
To further align the interests of our directors and shareholders, we impose stock ownership requirements on our directors, who are expected to own Ryder common stock or common stock equivalents (including any vested or unvested RSUs) equal to five times such director's total annual cash retainer, based on a three-year rolling average stock price. The ownership requirements must be proportionately satisfied within five years of the director’s election to the Board. As of December 31, 2015, all directors were in compliance with their stock ownership requirements.

ADVISORY VOTE ON EXECUTIVE COMPENSATION
(Proposal 3)
We are providing shareholders with an advisory vote on executive compensation, or Say on Pay, as required pursuant to the Dodd-Frank Act.
The Say on Pay vote is a non-binding vote on the compensation of our NEOs, as described in the Compensation Discussion and Analysis section, the tabular disclosure regarding such compensation and the accompanying narrative disclosure set forth in this proxy statement.  The Dodd-Frank Act requires us to hold the Say on Pay vote at least once every three years. Following the recommendation of our shareholders at our 2011 Annual Meeting of Shareholders, our Board has chosen to hold the Say on Pay vote every year. At last year’s Annual Meeting, we held a Say on Pay vote and 96% of shareholder votes cast supported our executive compensation.
We encourage shareholders to review the Compensation Discussion and Analysis, the compensation tables and the related narrative disclosure on pages 28 to 46 of this proxy statement. As discussed in the Compensation Discussion and Analysis, the fundamental drivers of the Company's executive compensation program and 2015 key compensation actions are the Committee's compensation philosophy and objectives, its commitment to pay for performance and the views and opinions of our shareholders. We believe that the success of our Company is attributable to our talented and committed executives. Therefore, compensation of our NEOs is designed to enable us to recruit, retain and motivate high-quality executives who can help us achieve our short- and long-term corporate goals and strategies. We believe that our executive compensation program strikes the appropriate balance between utilizing responsible, measured pay practices and effectively incentivizing our executives to dedicate themselves fully to value creation for our shareholders. This balance is evidenced by the following:

•
We provide a significant part of executive compensation in performance-based incentives, including an annual cash incentive award that is based primarily on the achievement of corporate performance metrics and a long-term incentive program (LTIP) that is based on our relative total shareholder return (TSR) over a three-year period and the achievement of corporate return on capital (ROC) targets.

◦
For 2015, consistent with prior years, approximately 87% of targeted compensation for our CEO and over 74% of targeted compensation for the other NEOs was at-risk based on Company performance or changes in Ryder's stock price.

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Advisory Vote on Executive Compensation (Proposal 3)

◦
The operating revenue and comparable EPS targets required to achieve a target payout under the 2015 annual cash incentive awards were measurably higher than actual results for 2014, requiring executives to drive significantly better performance in order to earn a target payout. Specifically, for 2015, the target operating revenue was $5.67 billion, which was an 8.0% increase from 2014 actual operating revenue. Similarly, the target comparable earnings per share for 2015 was $6.40, a 14.7% increase from the 2014 actual result.

◦
Despite solid revenue and earnings growth in 2015, TSR was -38% for 2015 versus -29% for our peer group. As a result, our performance-based awards for the third performance period in the 2013 - 2015 performance cycle, the second performance period in the 2014 - 2016 performance cycle and the first period in the 2015 - 2017 performance cycle were only partially earned at 70%, 40% and 60%, respectively. This demonstrates how challenging our targets are as well as the alignment between our executive pay and Company performance when performance is below our targets.

In addition, we maintain strong corporate governance practices regarding executive compensation. For example,

•	The Compensation Committee retains an independent compensation consultant.

•
Our executive officers are all subject to, and in compliance with, our stock ownership requirements, which require a level of stock ownership that we believe appropriately aligns their interests with those of our shareholders. We require the CEO to own four times annual base salary and all other NEOs to own two times annual base salary in Company stock.

•
Annual cash incentive awards to each executive officer are generally capped at a percentage of EBT and the performance-based restricted stock rights and performance-based cash awards granted under our LTIP are capped at 125% of the applicable target opportunity. We believe these caps are reasonable and limit the incentive for excessive risk-taking by our executives.

•	Executives are not permitted to enter into transactions that could be used to hedge the risk of Company stock ownership and are prohibited from pledging Company stock.

•	We maintain a clawback policy for recoupment of incentive compensation for financial restatements caused by an executive's willful misconduct.

•
In 2016, the Board amended the Company's 2012 Equity and Incentive Compensation Plan to provide for double-trigger vesting of all future incentive grants upon a change in control, among other changes, and is proposing the Amended Plan to shareholders for approval at the 2016 Annual Meeting.

Shareholders are asked to vote on the following resolution:
RESOLVED, that the shareholders of Ryder approve, on an advisory basis, the compensation of Ryder’s NEOs, as described in the Compensation Discussion and Analysis section, the tabular disclosure regarding such compensation and the accompanying narrative disclosure set forth in Ryder’s 2016 Annual Meeting proxy statement.
Although this Say on Pay vote on executive compensation is non-binding, the Board and the Compensation Committee will review the results of the vote and, consistent with our record of shareholder engagement, take the outcome of the vote into account when determining future executive compensation arrangements.
The Board recommends a vote FOR adoption of the resolution approving the compensation of our NEOs, as described in the Compensation Discussion and Analysis section and the related tabular and narrative disclosure set forth in this proxy statement.

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Approval of Amended and Restated 2012 Equity and Incentive Compensation Plan (Proposal 4)

APPROVAL OF AMENDED AND RESTATED 2012 EQUITY AND INCENTIVE COMPENSATION PLAN
(Proposal 4)
Background

The Company currently maintains the Ryder System, Inc. 2012 Equity and Incentive Compensation Plan (2012 Plan), which was originally effective as of May 4, 2012. In February 2016, our Board of Directors adopted, subject to shareholder approval, the Amended and Restated Ryder System, Inc. 2012 Equity and Incentive Compensation Plan (Amended Plan), which is an amendment and restatement of the 2012 Plan.

Principal Changes

Shareholder approval of the Amended Plan is being sought in order to (i) authorize additional shares, (ii) extend the term of the Amended Plan until May 5, 2026, (iii) meet NYSE listing requirements, (iv) permit (but not require) certain awards under the Amended Plan to qualify for an exemption from the $1 million deduction limit under Section 162(m) of the Internal Revenue Code and (v) make other appropriate changes.

The principal changes made by the Amended Plan are to:

•
Increase the number of shares of common stock reserved for issuance by an additional 3,200,000 shares. The number of shares reserved for issuance under the Amended Plan on or after May 6, 2016 will be equal to the sum of (i) 3,200,000 shares, plus (ii) the number of shares subject to outstanding awards under the 2012 Plan as of February 12, 2016 (2,022,048 shares), plus (iii) 267,265 shares, which is the number of shares available for grant of awards under the 2012 Plan as of February 12, 2016 subject to adjustments as described in the Amended Plan. This increase represents an additional 3,200,000 shares over the current share authorization of the 2012 Plan that will be available for awards under the Amended Plan.

•
Provide that the aggregate maximum grant date value that may be subject to awards granted to any non-employee director under the Amended Plan during any calendar year, including any cash fees payable to such non-employee director during the calendar year, will not exceed $500,000 in total value.

•
Impose a one year minimum vesting requirement for all stock-based awards; provided that up to 5% of the shares initially reserved for issuance under the Amended Plan (subject to adjustments as described in the Amended Plan) may be granted under stock-based awards that are not subject to such minimum vesting requirement.

•	Provide for double-trigger vesting in the event of a change of control, as described below.

•
Provide that for dividends and dividend equivalent rights that are intended to satisfy the requirements of “qualified performance-based compensation” under Section 162(m) of the Internal Revenue Code, no participant may accrue in any calendar year with respect to performance awards granted to any individual employee dividends and dividend-equivalent rights that exceed $500,000 in total value.

•
Permit the Committee (defined below under "Description of the Amended Plan - Administration") to accelerate vesting of awards after the date of grant in connection with a participant’s death, disability, retirement, in the event of a change of control or certain other corporate transactions or events, or in other circumstances as the Committee deems appropriate.

•	Extend the term of the Amended Plan until May 5, 2026.

•	Modify the plan amendment provisions so that shareholders must approve any amendment to the Amended Plan that requires shareholder approval under applicable law, regulation or stock exchange rule.

•	Make other administrative changes and changes to comply with current law and best practices.

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Approval of Amended and Restated 2012 Equity and Incentive Compensation Plan (Proposal 4)

The Amended Plan will enable the Company to continue its compensation program that is intended to attract, motivate and retain experienced, highly-qualified directors, officers and other employees of the Company and its subsidiaries who will contribute to the Company’s financial success, and will align the interests of the directors, officers and other employees of the Company and its subsidiaries with those of its shareholders through the ability to grant a variety of stock-based and cash-based awards. The Amended Plan will serve as the umbrella plan for all of our stock-based and cash-based incentive compensation programs for directors, officers and other employees of the Company and its subsidiaries. If the shareholders approve the Amended Plan, awards granted under the Amended Plan will be governed by the terms of the Amended Plan. Awards previously granted under the 2012 Plan will continue to be governed by the terms of the 2012 Plan and the applicable award agreements, and the Committee shall administer such awards in accordance with the 2012 Plan, without giving effect to the amendments made pursuant to the Amended Plan.

The approval of the Amended Plan will not affect the Company’s ability to make stock-based or cash-based awards outside of the Amended Plan to the extent consistent with applicable law and stock exchange rules. It also does not govern the Company’s stock accumulation programs made available through the Company’s Stock Purchase Plan for Employees, 401(k) Savings Plan, and Directors Stock Plan (pursuant to which non-employee directors can elect to receive Company stock at fair market value in lieu of all or a portion of their annual cash retainer). If the Amended Plan is not approved by our shareholders at the Annual Meeting, only 267,265 shares will be available for grant of awards under the 2012 Plan, subject to adjustment as described in the Amended Plan.

Determination of Shares to be Available for Issuance
Based on the number of shares subject to outstanding grants under the 2012 Plan as of February 12, 2016, 267,265 shares remain available for grant under the 2012 Plan. The Board of Directors and its Compensation Committee believe that attracting and retaining directors, officers and other employees of high quality has been and will continue to be essential to the Company’s growth and success. Consistent with this view, the Board of Directors and its Compensation Committee believe that the number of shares available for issuance under the 2012 Plan is not sufficient for future grants in light of our compensation structure and strategy.
If this Proposal 4 is approved by the Company’s shareholders at the Annual Meeting, the maximum aggregate number of shares that may be issued on or after May 6, 2016 under the Amended Plan will be equal to the sum of (i) 3,200,000 shares, plus (ii) the number of shares subject to outstanding awards under the 2012 Plan as of February 12, 2016 (2,022,048 shares), plus (iii) 267,265 shares, which is the number of shares available for grant of awards under the Plan as of February 12, 2016, subject to adjustments as described in the Amended Plan.
As is the case under the 2012 Plan, the number of shares of Company common stock reserved for issuance under the Amended Plan will be reduced on a one-for-one basis for each share of stock issued under the Amended Plan pursuant to a stock option or stock appreciation right and will be reduced by a fixed ratio of two shares for each share of stock issued under the Amended Plan pursuant to a stock award or stock unit. For example, if shares are issued pursuant to an award of 1,000 stock units, the share reserve under the Amended Plan will be reduced by 2,000 shares.
When deciding on the number of shares to be available for awards under the Amended Plan, the Board of Directors considered a number of factors, including the number of shares currently available under the 2012 Plan, the Company’s past share usage (“burn rate”), the number of shares needed for future awards, a dilution analysis, competitive data from relevant peer companies, the current and future accounting expenses associated with the Company’s equity award practices, and input from the Company’s shareholders and shareholder advisory firms.
Dilution Analysis
As of February 12, 2016, the Company’s capital structure consisted of 53,679,316 shares of common stock outstanding. As described above, 267,265 shares remain available for grant of awards under the 2012 Plan as of February 12, 2016. The proposed share authorization is a request for 3,200,000 additional shares to be available for awards under the Amended Plan. The table below shows our potential dilution (referred to as “overhang”) levels based on our fully diluted shares of common stock and our request for 3,200,000 additional shares to be available for awards under the Amended Plan. The additional 3,200,000 shares represent 5.37% of fully diluted shares of Company common stock, including all shares that will be authorized under the Amended Plan, as described in the table below. The Board of Directors believes that the increase in shares of common stock under the Amended Plan represents a reasonable amount of potential equity dilution, which will allow the Company to continue awarding

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equity awards, and that equity awards are an important component of the Company’s equity compensation program.
Potential Overhang with 3,200,000 Additional Shares

Stock Options Outstanding as of February 12, 2016(1)	1,768,891
Weighted Average Exercise Price of Stock Options Outstanding as of February 12, 2016	$64.55
Weighted Average Remaining Term of Stock Options Outstanding as of February 12, 2016	7.5 years
Outstanding Full Value Awards as of February 12, 2016(1)(2)	693,552
Total Equity Awards Outstanding as of February 12, 2016(1)	2,462,443
Shares Available for Grant under the 2012 Plan as of February 12, 2016	267,265
Additional Shares Requested	3,200,000

Total Potential Overhang under the Amended Plan (and all predecessor employee and non-employee director equity compensation plans)	5,929,708
Shares of Common Stock Outstanding as of February 12, 2016	53,679,316
Fully Diluted Shares of Common Stock	59,609,024
Potential Dilution of 3,200,000 shares as a Percentage of Fully Diluted Shares of Common Stock	5.37%

1	Represents the number of outstanding awards under all equity plans other than the Stock Purchase Plan for Employees.

2
The 693,552 Full Value Awards were comprised of: (a) 336,159 TBRSRs granted to employees, (b) 194,943 PBRSRs granted to employees, (c) 156,805 RSUs granted to non-employee directors and (d) 5,645 shares were granted to non-employee directors in lieu of a cash retainer.

The Fully Diluted Shares of Common Stock in the foregoing table consist of the Shares of Common Stock Outstanding as of February 12, 2016 plus the Total Potential Overhang under the Amended Plan (and all predecessor employee and non-employee director equity compensation plans). The Outstanding Full Value Awards in the foregoing table are measured at target for the outstanding performance-based awards. Certain performance-based stock awards can be paid at 0% to 125% of target. All dividend equivalent rights are paid in cash.

Based on our current equity award practices, the Board of Directors estimates that the authorized shares under the Amended Plan may be sufficient to provide us with an opportunity to grant equity awards for approximately four years, in amounts determined appropriate by the Committee, which will administer the Amended Plan (as discussed below). This is only an estimate, and circumstances could cause the share reserve to be used more quickly or more slowly. These circumstances include, but are not limited to, the future price of our common stock, the mix of cash, options and full value awards provided as long-term incentive compensation, grant amounts provided by our competitors, payout of performance-based awards in excess of target in the event of superior performance, hiring activity, and promotions during the next few years.
Burn Rate
The table below sets forth the following information regarding the awards granted under the 2012 Plan and all predecessor employee and non-employee director equity compensation plans of the Company: (i) the burn rate for each of the last three calendar years and (ii) the average burn rate over the last three calendar years. The burn rate for a year has been calculated as follows:
(i) the sum of (x) all stock options granted in the applicable year, (y) all time-based stock units and stock awards granted in the applicable year, multiplied by 2.5 (which represents a premium on full value share awards based on our annual stock price volatility), and (z) the number of all performance-based stock units and stock awards earned in the applicable year, multiplied by 2.5, divided by

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(ii) the weighted average number of shares of common stock outstanding for the applicable year.
Dividend equivalents are not included in the burn rate calculation, because dividend equivalents under the outstanding awards are paid only in cash and are not paid in shares of common stock.
Burn Rate

Element	2015	2014	2013	Three-Year Average 52,322,421
Time-Based Stock Units and Stock Awards Granted	90,282	186,233	156,382
Performance-Based Stock Units and Stock Awards Earned	59,985	45,726	0
Total Full Value Awards x 2.5	375,668	579,898	390,955
Stock Options Granted	362,420	406,430	391,190
Total Full Value Awards x 2.5 and Stock Options Granted	738,088	986,328	782,145
Weighted Average Shares of Common Stock Outstanding as of December 31	52,814,248	52,536,311	51,616,705
Burn Rate	1.40%	1.88%	1.52%	1.60%

The burn rate means that we used an annual average of 1.60% of the weighted average shares outstanding for awards granted (or in the case of performance-based awards, earned) over the past three years under the 2012 Plan (and all predecessor employee and non-employee director equity compensation plans).
The following table shows the number of stock units and stock awards granted in a year, as well as the number of performance-based stock units and stock-awards earned in a year. The performance-based stock units and stock awards earned and eligible to be earned are based on the number of shares earned and eligible to be earned for the three-year performance period ending in the applicable year. The number of performance-based stock units and stock awards earned and eligible to be earned in 2013 and 2014 include awards granted under the 2005 Equity Compensation Plan.

Element	2015	2014	2013
Time-Based Stock Units and Stock Awards Granted in the Applicable Year	90,282	186,233	156,382
Performance-Based Stock Units and Stock Awards Granted in the Applicable Year	54,950	64,210	70,100
Total Grants of Stock Units and Stock Awards	145,232	250,443	226,482
Performance-Based Stock Units and Stock Awards that were eligible to be Earned in the Applicable Year (at maximum performance)	87,625	116,300	143,940
Performance-Based Stock Units and Stock Awards Earned in the Applicable Year	59,985	45,726	0

The Board of Directors believes that the Company’s executive compensation program, and particularly the granting of equity awards, allows us to align the interests of directors, officers and other employees of the Company and its subsidiaries who are selected to receive awards with those of our shareholders. The Amended Plan is designed to enable us to formulate and implement a compensation program that will attract, motivate and retain directors, officers and other employees who we expect will contribute to our financial success. The Board of

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Directors believes that awards granted pursuant to the Amended Plan are a vital component of our compensation program and, accordingly, that it is important that an appropriate number of shares of stock be authorized for issuance under the Amended Plan.

Description of the Amended Plan

The following is a brief description of the material features of the Amended Plan. This description is qualified in its entirety by reference to the full text of the Amended Plan, a copy of which is attached to this proxy statement as Appendix A.

Administration. The Compensation Committee (or another committee appointed by the Company’s Board of Directors and generally consisting of persons who are “non-employee directors,” as defined under Rule 16b-3 under the Exchange Act, “outside directors,” within the meaning of Section 162(m) of the Internal Revenue Code and “independent directors” under the applicable stock exchange rules) (in either case, the “Committee”) will administer the Amended Plan. The Committee will have the authority to select award recipients, determine the type, size and other terms and conditions of awards, and make all other decisions and determinations as may be required under the terms of the Amended Plan or as the Committee may deem necessary or advisable for the administration of the Amended Plan. The Committee will be permitted to delegate to one or more senior executives of the Company the authority to make grants of awards to officers (other than executive officers) and employees of the Company and such other administrative responsibilities as the Committee may deem necessary or advisable, to the extent such delegation is consistent with applicable law and the applicable NYSE rules. The Committee’s determinations under the Amended Plan and the award agreements do not need to be uniform and any such determinations may be made by the Committee selectively among participants.

Eligibility. Officers, employees and non-employee directors of the Company and its subsidiaries and other individuals who provide services for the Company or any subsidiary are eligible to be selected as award recipients. The Company has approximately 2,144 employees (including all the Company’s officers) and 10 non-employee directors who are currently eligible to receive awards under the Amended Plan. Of the eligible employees, approximately 2,144 are eligible for cash-based awards and, of those 2,144 employees, approximately 460 employees are also eligible for stock-based awards under the Amended Plan.

Type of Awards. The Committee is authorized to grant awards payable in either our shares or cash, including options to purchase shares, restricted shares, bonus shares, stock appreciation rights, restricted stock units, performance units and dividend equivalents. Awards may be granted alone or in combination with any other award granted under the Amended Plan or any other plan.

Terms and Conditions of Awards. The Committee will determine the size of each award to be granted (including, where applicable, the number of shares to which an award will relate), and all other terms and conditions of each award (including any exercise price, grant price, or purchase price, any restrictions or conditions relating to transferability, forfeiture, exercisability, or settlement of an award, and any schedule or performance conditions for the lapse of such restrictions or conditions, and accelerations or modifications of such restrictions or conditions); provided that (i) no award will expire more than ten years (or, in the case of incentive stock options (discussed below) granted to any holder of at least 10% of the total combined voting power of all classes of stock of the Company or any subsidiary or parent of the Company, five years) from the date of grant; (ii) except with respect to Substitute Awards discussed below, awards granted as stock options or stock appreciation rights may not have an exercise price that is less than 100% (or, in the case of incentive stock options (discussed below) granted to any holder of at least 10% of the total combined voting power of all classes of stock of the Company or any subsidiary or parent of the Company, 110%) of the fair market value of the shares on the date of grant; (iii) dividend equivalents will not be paid with respect to any other unvested performance shares or units (provided that dividend equivalents may accrue on such unvested awards, and be paid to the extent the shares vest); (iv) no dividend equivalents may be granted with respect to stock options or stock appreciation rights; (v) stock-based awards granted under the Amended Plan will vest over a period that is not less than one year from the date of grant; provided that up to 5% of the shares reserved for issuance under the Amended Plan (subject to adjustment as described below) may be granted under awards that are not subject to the minimum vesting period; (vii) the Committee has the authority to accelerate vesting in connection with a participant’s death, disability, retirement, in the event of a change of control or certain other corporate transactions or events pursuant to which awards may be adjusted under the adjustment

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provisions; of the Amended Plan (as described below), or in other circumstances as the Committee deems appropriate and (viii) any awards granted to non-employee directors will be granted on a non-discretionary basis based on a formula approved by the Committee.

The types of awards that may be granted under the Amended Plan include the following:

Stock Options and Stock Appreciation Rights. A stock option is a right to purchase a specified number of shares of Ryder common stock at an exercise price established at the date of grant. Stock options may be either non-qualified stock options or incentive stock options (which are intended to qualify as “incentive stock options” within Section 422 of the Internal Revenue Code). The exercise price of any stock option may not be less than the fair market value of the Ryder common stock on the date of grant. A stock appreciation right (SARs) entitles the recipient to receive, upon surrender of the SAR, an amount of cash or number of shares of Ryder common stock having a fair market value equal to the positive difference, if any, between the fair market value of one share of common stock on the date of exercise and the exercise price of the SAR (which exercise price shall not be less than the fair market value of the Ryder common stock on the date of grant). The Committee will specify at the time an option or SAR is granted, when, and in what proportions, an option or SAR becomes vested and exercisable.

Restricted Stock and Restricted Stock Units. An award of restricted stock is an issuance of shares of Ryder common stock that is subject to certain restrictions established by the Committee and to forfeiture to the Company if the holder does not satisfy certain requirements (including, for example, continued employment with the Company for a specified period of time). Recipients of restricted stock have limited rights to the stock until the restrictions are satisfied but may be entitled to vote the restricted stock and to exercise other shareholder rights. Thus, upon grant, the shares may be included in the Company’s total number of shares outstanding and accrue and pay dividends. An award of restricted stock units (RSUs) entitles the recipient to receive shares of Ryder common stock at a later date once the holder has satisfied certain requirements. At that time, the shares will be delivered and the recipient will be entitled to all shareholder rights. Thus, upon grant, the shares of common stock covered by the RSUs are not considered issued and are not included in the Company’s total number of shares outstanding until all conditions have been satisfied. Dividend equivalents may accrue, or be paid, on RSUs at the discretion of the Committee.

Performance-Based Awards. The Committee may grant performance awards, which may be cash- or stock-based. The Committee may grant performance awards that are intended to satisfy the requirements of “qualified performance-based compensation” to avoid the limitations on tax deductibility under Section 162(m) of the Internal Revenue Code, but the Committee is not required to grant performance awards intended to satisfy the requirements of “qualified performance-based compensation” under Section 162(m) of the Internal Revenue Code. Generally, performance awards require satisfaction of pre-established performance goals, consisting of one or more business criteria and a targeted performance level with respect to such criteria as a condition of awards being granted, becoming exercisable or settleable, or as a condition to accelerating the timing of such events. The Committee will set the performance goals used to determine the amount payable pursuant to a performance award. If the awards are intended to satisfy the requirements of “qualified performance-based compensation” in order to avoid the limitations on tax deductibility under Section 162(m) of the Internal Revenue Code, the business criteria used by the Committee in establishing performance goals applicable to performance awards to the covered employees must be selected from among the following: earnings per share; revenues; cash flow; cash flow return on investment; return on net assets, return on assets, return on investment, return on capital, return on equity; profitability; economic value added; operating margins or profit margins; income or earnings before or after taxes; pretax earnings; pretax earnings before interest, depreciation and amortization; operating earnings; pretax operating earnings, before or after interest expense and before or after incentives, and unusual or infrequently occurring or special items; net income; total stockholder return or stock price; book value per share; expense management; improvements in capital structure; working capital; and costs. Performance goals may be set based on consolidated Company performance and/or for specified subsidiaries, divisions, or other business units, and may be with fixed, quantitative targets; targets relative to past performance; or targets compared to the performance of other companies, such as a published or special index or a group of companies selected by the Committee for comparison.

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Aggregate Limitation on Stock-Based Awards. The aggregate number of shares that may be issued under the Amended Plan after May 6, 2016 will be equal to the sum of (i) 3,200,000 shares, plus (ii) the number of shares subject to outstanding awards under the 2012 Plan as of February 12, 2016 (2,022,048 shares) plus (iii) 267,265 shares, which is the number of shares available for grant of awards under the Plan as of February 12, 2016, subject to adjustments as described in the Amended Plan. All of the authorized shares may be granted as incentive stock options.

The Amended Plan has the following rules for counting shares against the Amended Plan’s share reserve:

•
For each share that is delivered pursuant to a full value award (that is, a stock-based award other than a stock option or SAR), the aggregate share limit under the Amended Plan will be reduced by two shares.

•	For each share that is delivered pursuant to a stock option or SAR, the aggregate share limit under the Amended Plan will be reduced by one share.

•
If and to the extent that stock options or SARs granted under the Amended Plan terminate, expire, or are canceled, forfeited, exchanged or surrendered without having been exercised, and if and to the extent that any full value awards are forfeited or terminated, or otherwise are not paid in full, the shares reserved for such awards will again be available for grants under the Amended Plan.

•
If SARs are granted, the full number of shares subject to the SARs will be considered issued under the Amended Plan and will reduce the aggregate share limit on a 1:1 ratio, without regard to the number of shares actually delivered upon exercise of the SARs.

•
Shares withheld for payment of the exercise price of a stock option, and shares withheld for payment of taxes with respect to stock options and SARs, will not be available for re-issuance under the Amended Plan and will reduce the aggregate share limit on a 1:1 ratio.

•
In contrast, shares withheld or tendered to the Company by a participant for payment of taxes with respect to full value awards will not reduce the aggregate share limit and will be available for re-issuance under the Amended Plan.

•	To the extent that any stock-based awards are paid in cash, and not in shares, such awards will not reduce the aggregate share limit.

Shares delivered under the Plan may be newly issued shares, reacquired shares, including shares acquired on the market, or treasury shares. In the event of our acquisition of any company, outstanding equity grants with respect to stock of the acquired company may be assumed or replaced with awards under the Amended Plan. Outstanding awards that are assumed or replaced by awards under the Amended Plan in connection with an acquisition, referred to as Substitute Awards, will not reduce the Amended Plan’s aggregate share limit. The terms of any such Substitute Award will be determined by the Committee and may include exercise prices or base prices that are different from those otherwise described in the Amended Plan. If the Company assumes a shareholder approved equity plan from an acquired company, any shares of common stock available under the assumed plan (after appropriate adjustments, as required to reflect the transaction) may be issued pursuant to awards under the Amended Plan and will not reduce the Amended Plan’s aggregate share limit.

Per Participant Limitations. The following limitations are set forth in the Amended Plan:

•
In any calendar year, no participant may be granted stock-based awards (including, for the avoidance of doubt, stock options and stock appreciation rights) that relate to more than 500,000 shares, subject to adjustments as described in the Amended Plan.

•	In any calendar year, no participant may be granted cash-based awards (excluding dividend-equivalent rights) that can be settled for more than $5,000,000 in the aggregate.

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•
For dividends and dividend equivalent rights that are intended to satisfy the requirements of “qualified performance-based compensation” under Section 162(m) of the Internal Revenue Code, no participant may accrue in any calendar year with respect to performance awards granted to any individual employee dividends and dividend-equivalent rights that exceed $500,000 in total value.

•
The maximum grant date value of shares subject to awards granted to any non-employee director during any one calendar year, taken together with any cash fees payable to such non-employee director for services rendered during the calendar year, will not exceed $500,000 in total value.

Adjustments. In the event of a large, special or non-recurring dividend or distribution, recapitalization, stock dividend, spin-off, combination or exchange of shares, repurchase liquidation, dissolution, reorganization, business combination, or other similar corporate transaction or event affecting the Company’s common stock (including a change of control), the Committee shall adjust the number and kind of shares subject to the aggregate and individual share limitations described above. The Committee may also adjust outstanding awards upon occurrence of these events in order to preserve the award without enhancing the value of the award. These adjustments may include changes to the number of shares subject to an award, the exercise price or share price referenced in the award terms, and other terms of the award. The Committee will make such substitutions or adjustments, including as described above, as it deems fair and equitable as a result of any share dividend or split declared by the Company. The Committee is also authorized to adjust performance conditions and other terms of awards in response to these kinds of events or to changes in applicable laws, regulations, or accounting principles.

Effect of Change of Control. The Amended Plan provides for “double-trigger vesting” after a change of control.

Unless otherwise provided in the applicable award agreement, if a change of control occurs in which the Company is not the surviving corporation (or the Company survives only as a subsidiary of another corporation), (i) all outstanding awards that are not exercised or paid at the time of the change of control will be assumed by, or replaced with awards that have comparable terms and value by, the surviving corporation (or a parent or subsidiary of the surviving corporation), and (ii) any performance-based awards will be deemed earned at the greater of target level and the actual performance level as of the date of the change of control with respect to all open performance periods, and will continue to be subject to time-based vesting following the change of control.

Unless the Committee determines otherwise or as provided in the applicable award agreement, if a participant’s employment is terminated by us without cause or by the participant for good reason, in either case, upon or within 24 months following the change of control, the participant’s outstanding awards will become fully vested as of the date of termination.

In addition, the Committee, in its discretion, may take any of the following actions with respect to any or all outstanding awards, without the consent of any participant: (i) determine that participants will receive a payment in settlement of outstanding stock units, cash awards or dividend equivalents in such amount and form as may be determined by the Committee; (ii) require that participants surrender their outstanding stock options and SARs in exchange for a payment, in cash or stock as determined by the Committee, equal to the amount (if any) by which the fair market value of the shares of common stock subject to the unexercised stock option and SAR exceed the stock option exercise price or base price; and (iii) modify the terms of awards to add events, conditions or circumstances upon which vesting of such awards or lapse of restrictions thereon will accelerate. Any such surrender, termination or payment will take place as of the date of the change of control or such other date as the Committee may specify. If the per share fair market value of our stock does not exceed the per share exercise price or base price, as applicable, we will not be required to make any payment to the participant upon surrender of the stock option or SAR.

Under the Amended Plan, “change of control” means:

•	Any individual, entity or group, other than the Company or an employee benefit plan sponsored by the Company or its subsidiaries, becomes the beneficial owner of more than 30% of our voting stock;

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•
Individuals who, as of May 4, 2012, constituted our Board of Directors (referred to as the incumbent board) cease to constitute at least a majority of our Board of Directors. Any individual who becomes a director after such date and whose election or nomination was approved by a vote or by approval of the proxy statement in which such person is named as a nominee for director, without written objection to such nomination, of at least a majority of the directors then comprising the incumbent board will be considered a member of the incumbent board. However, no individual who was initially elected as a member of our Board of Directors in connection with an actual or threatened election contest or settlement of an actual or threatened election contest will be considered to be a member of the incumbent board;

•
Consummation of a reorganization, merger or consolidation of the Company, unless, following such transaction, (i) our shareholders immediately before the transaction own more than 50% of the voting stock of the surviving entity in substantially the same proportions as their ownership immediately before the transaction, (ii) any individual or entity (excluding the corporation resulting from the transaction or any employee benefit plan or plans of the Company or such corporation) beneficially owns 30% or more of the voting stock of the corporation resulting from the transaction and (iii) at least a majority of the Board of Directors of the corporation resulting from the transaction were members of the incumbent board at the time of the execution of the initial agreement or action of the Board of Director providing for such transaction;

•	Consummation of a sale of all or substantially all of the Company’s assets; or

•	Shareholder approval of a liquidation or dissolution of the Company.

The Committee may provide a different definition of change of control in an award agreement if it determines a different definition is necessary or appropriate, including to comply with Section 409A of the Internal Revenue Code.

Restrictions on Repricing. We may not, without obtaining shareholder approval, (i) amend the terms of outstanding stock options or SARs to reduce the exercise price of such outstanding stock options or base price of such SARs, (ii) cancel outstanding stock options or SARs in exchange for stock options or SARs with an exercise price or base price, as applicable, that is less than the exercise price or base price of the original stock options or SARs or (iii) cancel outstanding stock options or SARs with an exercise price or base price, as applicable, above the current stock price in exchange for cash or other securities, except in connection with a corporate transaction involving the Company (including a change of control). No stock options or stock appreciation rights will be granted with automatic reload features.

Clawback Policy. All awards made under the Amended Plan shall be subject to the applicable provisions of the Company’s clawback or recoupment policies, share trading policies, share holding and other policies that may be implemented and approved by the Board of Directors, as such policy may be in effect from time to time.

Amendment, Termination. The Board may amend, suspend, discontinue, or terminate the Amended Plan or the Committee’s authority to grant awards under the Amended Plan without shareholder approval, provided that shareholder approval will be required for any amendment that will require shareholder approval as a matter of law or regulation or under the NYSE rules. Unless earlier terminated, the Amended Plan will terminate ten years after its approval by shareholders.

U.S. Federal Income Tax Implications of the Amended Plan

The U.S. federal income tax consequences arising with respect to awards granted under the Amended Plan will depend on the type of award. From the recipients’ standpoint, as a general rule, ordinary income will be recognized at the time of payment of cash, or delivery of actual shares. Future appreciation on shares held beyond the ordinary income recognition event will be taxable at capital gains rates when the shares are sold. The Company, as a general rule, will be entitled to a tax deduction that corresponds in time and amount to the ordinary income recognized by the recipient, and the Company will not be entitled to any tax deduction in respect of capital gain income recognized by the recipient.

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Exceptions to these general rules may arise under the following circumstances: (i) if shares, when delivered, are subject to a substantial risk of forfeiture by reason of failure to satisfy any employment or performance-related condition, ordinary income taxation and the Company’s tax deduction will be delayed until the risk of forfeiture lapses (unless the recipient makes a special election to ignore the risk of forfeiture); (ii) if an employee is granted a stock option that qualifies as “incentive stock option,” no ordinary income will be recognized, and the Company will not be entitled to any tax deduction, if shares acquired upon exercise of such option are held more than the longer of one year from the date of exercise and two years from the date of grant; (iii) the Company will not be entitled to a tax deduction for compensation attributable to awards granted to one of its covered employees, if and to the extent such compensation does not qualify as “performance-based” compensation under Section 162(m) of the Internal Revenue Code, and such compensation, along with any other non-performance-based compensation paid in the same calendar year, exceeds $1 million; and (iv) an award may be taxable at 20 percentage points above ordinary income tax rates at the time it becomes vested, even if that is prior to the delivery of the cash or stock in settlement of the award, if the award constitutes “deferred compensation” under Section 409A of the Internal Revenue Code, and the requirements of Section 409A of the Internal Revenue Code are not satisfied. The foregoing provides only a general description of the application of U.S. federal income tax laws to certain awards granted to U.S. taxpayers under the Amended Plan.

This discussion is intended for the information of shareholders considering how to vote at the Annual Meeting and not as tax guidance to participants in the Amended Plan, as the tax consequences may vary with the types of awards made, the identity of the recipients and the method of payment or settlement. This summary does not address the effects of other federal taxes (including possible “golden parachute” excise taxes) or taxes imposed under state, local, or foreign tax laws.

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New Plan Benefits under the Amended Plan

Future benefits under the Amended Plan generally will be granted at the discretion of the Committee and are therefore not currently determinable. The last reported sale price of a share of our common stock on March 7, 2016 was $62.82 per share.

The table below shows, as to each of the Company’s executive officers named in the Summary Compensation Table of this proxy statement and the various indicated individuals and groups, the awards granted between January 1, 2015 and December 31, 2015.

Name	Title	Dollar Value of Cash Awards($) (1)	Stock Awards (2)	Option Awards (3)

Robert E. Sanchez	Chair and Chief Executive Officer	ACIA: 1,153,285 PBCA: 769,931	16,470	83,425
Art A. Garcia	Executive Vice President and Chief Financial Officer	ACIA: 352,654 PBCA: 180,032	3,850	19,500
Dennis C. Cooke	President, Global Fleet Management Solutions	ACIA: 533,072 PBCA: 199,766	4,280	21,670
Gregory F. Greene	Executive Vice President and Chief Administrative Officer	ACIA: 307,553 PBCA: 160,206	3,420	17,335
Robert D. Fatovic	Executive Vice President, Chief Legal Officer and Corporate Secretary	ACIA: 307,553 PBCA: 160,206	3,420	17,335
All current executive officers as a group (10 persons)		ACIA: 4,103,663 PBCA: 1,896,616	40,565	205,490
All current directors who are not executive officers as a group (10 persons)		0	11,370	0
All employees, including current officers who are not executive officers, as a group persons (2,144 persons)		ACIA: $44,264,229 PBCA: $6,034,146	PBRSR: 15,525 TBRSR: 74,109	156,930

1
 Represents the dollar amounts of ACIAs and PBCAs granted in 2015 assuming they are earned at target. See the 2015 Grant of Plan Based Awards Table above for details of these cash-based awards granted to the named executive officers. See footnote 3 to the Summary Compensation Table for actual amounts earned under the ACIAs and PBCAs in 2015 for the named executive officers. The actual amount paid to all current executive officers as a group under the 2015 ACIAs was $4,103,663 and the actual amount paid to all employees including current officers who are not executive officers as a group under the 2015 ACIAs was $44,264,229. In 2015, 2,144 employees, including our executive officers, received ACIAs and 460 employees, including our executive officers, received PBCAs.

2
Represents the number of shares payable if the PBRSRs granted to executive officers are earned at target, the number of shares subject to TBRSRs granted to employees who are not executive officers and the number of RSUs granted to non-employee directors, as applicable. See the 2015 Director Compensation Table for details regarding the RSUs granted to the non-employee directors. In 2015, 450 employees received TBRSRs and 65 employees, including our executive officers, received PBRSRs. In 2015, none of our executive officers received TBRSRs.

3	Represents the number of shares underlying options granted in 2015. See the 2015 Grant of Plan Based Awards Table for details of the options granted to the named executive officers.

The Board of Directors recommends a vote FOR approval of the Amended and Restated 2012 Equity and Incentive Compensation Plan.

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Approval of Amended and Restated Stock Purchase Plan for Employees (Proposal 5)

APPROVAL OF AMENDED AND RESTATED STOCK PURCHASE PLAN FOR EMPLOYEES
(Proposal 5)
Background

The Board of Directors and its Compensation Committee believe that providing employees with an opportunity to acquire an ownership interest in the Company through the purchase of the Company’s common stock at a discount to fair market value is beneficial to the Company and its shareholders. Subject to the terms of the plan, this plan is open to U.S. and Canadian employees other than any of our executives deemed to be an "officer" of the Company, as that term is defined by the rules adopted by the Securities and Exchange Commission pursuant to Section 16 of the Exchange Act (Section 16 Officers). Consistent with this view, at the Annual Meeting, shareholders will be asked to approve an amendment and restatement of the Ryder System, Inc. Stock Purchase Plan for Employees (Purchase Plan) that will increase the maximum number of shares of Ryder common stock authorized for issuance under the Purchase Plan by 1,000,000 shares. On February 10, 2016, the Board of Directors approved the amended and restated plan to (i) increase the maximum number of shares of Ryder common stock authorized for issuance under the Purchase Plan by 1,000,000 shares, subject to shareholder approval and (ii) make certain other updating changes. If the amendment and restatement is approved by shareholders, the aggregate number of shares available for issuance under the Purchase Plan after February 9, 2016 would be 1,134,730 shares.

The Company is seeking shareholder approval of the amendment and restatement of the Purchase Plan increasing the number of shares available for issuance under the Purchase Plan, so that the Purchase Plan will continue to qualify under Section 423 of the Internal Revenue Code. The Purchase Plan is not a tax-qualified, deferred compensation plan under Section 401(a) of the Internal Revenue Code, nor is it subject to the provisions of the Employee Retirement Income Security Act of 1974 (ERISA).

Description of the Purchase Plan

The following is a brief description of the material features of the Purchase Plan. This description is qualified in its entirety by reference to the full text of the Purchase Plan, a copy of which is attached to this proxy statement as Appendix B.

Administration. The Purchase Plan is administered by the Compensation Committee of the Board of Directors consisting of at least two disinterested directors which, subject to the express provisions of the Purchase Plan, has full power to (i) interpret the Purchase Plan, (ii) make rules and regulations relating to the administration of the Purchase Plan, and (iii) make all other determinations relating to the Purchase Plan.

Share reserve. The maximum number of shares of common stock that may be issued under the Purchase Plan after February 9, 2016 is 1,134,730 shares, which includes the 1,000,000-share increase that shareholders are being asked to approve in this Proposal 5.

If the total number of shares of common stock to be purchased pursuant to outstanding purchase rights on any particular date exceed the number of shares then available for issuance under the Purchase Plan or the maximum number of shares purchasable in total by all participants in the Purchase Plan on any one purchase date, then the Company will make a pro-rata allocation of the available shares on a uniform and equitable basis, and the payroll deductions of each participant, to the extent in excess of the aggregate purchase price payable for the common stock pro-rated to such individual, will be refunded, without interest.

Eligibility and Participation. All employees of the Company or its subsidiaries in the United States and Canada, as well as any such other subsidiaries of the Company as authorized by the Committee, are eligible to participate during an offering period under the Purchase Plan except: (i) any employee who, were he or she to participate during such offering period, would (together with any other person whose stock would be attributed to such employee pursuant to Section 424(d) of the Internal Revenue Code) own 5% or more of the Company’s common stock; (ii) any employee who is ordinarily employed by the Company for less than 20 hours per week; or (iii) any employee who qualifies as a “highly compensated employee” within the meaning of Section 414(q) of the

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Internal Revenue Code and who is subject to the insider reporting requirements of Section 16 of the Exchange Act. A participant’s enrollment and chosen level of participation in the Purchase Plan continues to be effective for each consecutive offering period until the participant withdraws from the Purchase Plan or ceases to be eligible to participate in the Purchase Plan.

As of March 7, 2016, the number of employees who were eligible to participate in the Purchase Plan was approximately 26,000. Non-employee directors are not eligible to participate. The actual benefits, if any, to participants in the Purchase Plan are not determinable prior to the purchase of shares thereunder as the value, if any, of such shares to their holders is represented by the difference between the market price of a share of the Company’s common stock on the date of the purchase and the purchase price of the shares, as described below.

Offering Periods; Purchase Price; Holding Period. Unless otherwise changed by the Committee prior to the first day of an offering period (the offering date), under the Purchase Plan there will be a series of three-month offering periods beginning each January, April, July and October. Employees may subscribe and pay for shares through payroll deductions based upon either (i) a percentage of the employee’s eligible base pay (up to 15%) or (ii) a specific dollar amount of the employee’s eligible base pay. In any calendar year, a participating employee is not permitted to purchase shares with an aggregate fair market value (as of each offering date) in excess of $25,000.

The purchase price of the shares of common stock offered under the Purchase Plan will be determined by the Committee, but in no event will it be less than 85% of the fair market value of the common stock as of the last day of the offering period (the purchase date). Currently, the purchase price is equal to 85% of the fair market value of common stock on the purchase date. The purchases are made for participants on the purchase date by applying payroll deductions accumulated over the preceding three months towards such purchases. The maximum number of shares that may be purchased by a participant on any one purchase date may not exceed 2,500 shares, subject to periodic adjustments in the event of certain changes in the Company’s capitalization. In addition, the maximum number of shares that may be purchased in total by all participants on any one purchase date may not exceed 500,000 shares, subject to periodic adjustments in the event of certain changes in the Company’s capitalization. The Compensation Committee has the discretionary authority, prior to the start of any offering period, to increase or decrease the limitations to be in effect for the number of shares that may be purchased per participant and in total by all participants on each purchase date.

Participating employees may withdraw from the Purchase Plan during an offering period, and receive back their accumulated payroll deductions, without interest, upon terms and conditions established by the Committee. If a participating employee withdraws from an offering period, he or she will be permitted to participate in a subsequent offering period provided he or she timely enrolls in such offering period.

In order to encourage continued investment in the Company's stock, the Purchase Plan provides that participating employees may not sell shares acquired through the Purchase Plan until one year (for Company officers) or three months (for all other employees) after the shares were purchased by the employee.

Termination of Employment or Loss of Eligibility. Termination of a participant’s employment for any reason, including retirement or death, or the failure of the participant to remain in the continuous employ of the Company for at least 20 hours per week during an offering period, causes the employee to become ineligible to participate in the Purchase Plan. In such event and except as noted below, payroll deductions credited to the participant’s account will be returned to him or her or, in the case of death, to the person or persons entitled thereto as provided in the Purchase Plan, without interest.

In the event a participant goes on an approved unpaid leave of absence, the participant may choose to either withdraw from the offering period or have his or her payroll deductions held for purchase on his or her behalf on the next scheduled purchase date; however, no additional payroll deductions will be collected during the participant’s leave. Upon the participant’s return to active service within (i) three months following the start of his or her leave or (ii) such longer period for which such participant is provided with reemployment rights by statute or contract, his or her payroll deductions will automatically resume at the rate in effect at the time the leave began unless the participant withdraws from the Purchase Plan prior to his or her return. In the event the participant returns to active service following a leave of absence which exceeds in duration the applicable (i) or (ii) time period, he or she will be treated as a new employee and must re-enroll in the Purchase Plan.

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Approval of Amended and Restated Stock Purchase Plan for Employees (Proposal 5)

Capital Changes. In the event any change is made in the Company’s capitalization during an offering period, such as a stock split or stock dividend, that results in an increase or decrease in the number of shares of common stock outstanding without receipt of consideration by the Company, equitable adjustments shall be made to the purchase price per share, the maximum number of shares authorized for issuance under the Purchase Plan, the maximum number of shares that may be purchased by any one participant on a given purchase date and the maximum number of shares that may be purchased in total by all participants on a given purchase date.

Change of Control. In the event the Company undergoes a “change of control,” the Compensation Committee may take any action it deems necessary or desirable with respect to any purchase of shares under the Purchase Plan as of the date of the consummation of the change of control. For purposes of the Purchase Plan, a “change of control” will be deemed to have occurred upon a sale of securities representing more than 30% of the total combined voting power of the outstanding securities, a change in the composition of the Board of Directors as a result of which fewer than the majority of the directors are incumbent directors, a reorganization, a merger, a consolidation, a sale of all or substantially all of its assets or a shareholder-approved liquidation or dissolution.

Rights Not Transferable.  Rights granted under the Purchase Plan are not transferable other than by will or the laws of descent and distribution, and are exercisable only by the participants.

No Employment Rights. The Purchase Plan does not impose any obligation on the Company or any participating subsidiary to continue the employment of a participant and does not lessen or affect the Company’s or participating subsidiary’s right to terminate the employment of such participant.

Amendment and Termination. The Compensation Committee may terminate or amend the Purchase Plan at any time, except that no amendment will be effective unless it is approved by the shareholders of the Company if such approval is required under Section 423 of the Internal Revenue Code, or any other applicable law, regulation or stock exchange rule. The termination or modification of the Purchase Plan may not affect rights to purchase stock previously granted.

New Plan Benefits. The table below shows, as to each of the Company’s executive officers named in the Summary Compensation Table of this proxy statement and the various indicated individuals and groups, the number of shares of common stock purchased under the Purchase Plan between January 1, 2015 and December 31, 2015, the most recent purchase date. The last reported sale price of a share of our common stock on March 7, 2016 was $62.82 per share.

Stock Purchase Plan for Employees
Name	Title	Number of Purchased Shares	Weighted Average Purchase Price Per Share
Robert E. Sanchez(1)	Chair and Chief Executive Officer	0	0
Art A. Garcia(1)	Executive Vice President and Chief Financial Officer	0	0
Dennis C. Cooke(1)	President, Global Fleet Management Solutions	0	0
Gregory F. Greene(1)	Executive Vice President, Chief Administrative Officer	0	0
Robert D. Fatovic(1)	Executive Vice President, Chief Legal Officer and Corporate Secretary	0	0
All current executive officers as a group (10 persons)(1)(2)		336	$67.10
All current directors who are not executive officers as a group (10 persons)(1)		0	0
All employees, including current officers who are not executive officers, as a group (4,063 persons)		177,368	$63.93

(1) Executive officers and directors of the Company are not eligible to participate in the Purchase Plan.
(2) Shares were purchased by two executive officers prior to being appointed as executive officers.

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Approval of Amended and Restated Stock Purchase Plan for Employees (Proposal 5)

U.S. Federal

Tax Consequences

The Purchase Plan, and the right of participants to make purchases thereunder, is intended to qualify under the provisions of Sections 421 and 423 of the Internal Revenue Code. Under these provisions, no income will be taxable to a participant until the shares purchased under the Purchase Plan are sold or otherwise disposed of. If a participant disposes of his or her shares of common stock within the later of two years from the offering date that applies to the shares or within one year from the purchase date of the shares, a transaction referred to as a “disqualifying disposition” occurs and the participant will realize ordinary income in the year of such disposition equal to the amount by which the fair market value of the stock on the purchase date exceeded the purchase price. In such instances, the amount of such ordinary income will be added to the participant’s basis in the shares, and any additional gain or resulting loss recognized on the disposition of the shares after such basis adjustment will be a capital gain or loss. A capital gain or loss will be long-term if the participant holds the shares of common stock for more than one year after the purchase date.

If the participant disposes of his or her shares of common stock more than two years after the relevant offering date of such shares and more than one year after the purchase date of such shares, the participant will realize ordinary income in the year of such disposition equal to the lesser of (i) the excess of the fair market value of the shares on the date of disposition over the purchase price or (ii) the excess of the fair market value of the shares on the relevant offering date over the purchase price for such shares. The amount of such ordinary income will be added to the participant’s basis in the shares, and any additional gain recognized on the disposition of the shares after such basis adjustment will be long-term capital gain. If the fair market value of the shares on the date of disposition is less than the purchase price, there will be no ordinary income and any loss recognized will be a capital loss. The Company will generally be entitled to a deduction in the year of a disqualifying disposition equal to the amount of ordinary income recognized by the participant as a result of such disposition. In all other cases, no deduction is allowed the Company.

The foregoing provides only a general description of the application of U.S. federal income tax laws upon the U.S. participants and the Company with respect to participation in the Purchase Plan. This discussion is intended for the information of shareholders considering how to vote at the Annual Meeting and not as tax guidance to participants in the Purchase Plan. This summary does not address the effects of other federal taxes or taxes imposed under state, local or foreign tax laws.

Accounting Consequences

Pursuant to the accounting principles which are applicable to employee stock purchase plans, the fair value of each option granted under the Purchase Plan is charged as a direct compensation expense to our reported earnings over the offering period to which that option pertains. The fair value of each such option will be determined as of its grant date.

Shareholder Vote

Should shareholder approval not be obtained, the proposed increase to the Purchase Plan’s share reserve will not be implemented, and the Purchase Plan in effect prior to the proposed amendment which is the subject of this Proposal will continue to remain in effect. Stock purchases will continue to be made pursuant to the provisions of the Purchase Plan until the available reserve of common stock under the Purchase Plan is depleted or until the plan terminates in accordance with its terms.
Equity Compensation Plan Information

The following table includes information as of December 31, 2015 about certain plans which provide for the issuance of common stock in connection with the exercise of stock options and other stock-based awards.

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Approval of Amended and Restated Stock Purchase Plan for Employees (Proposal 5)

Plans	Number of Securities to be issued upon Exercise of Outstanding Options, Warrants and Rights		Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights		Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans Excluding Securities Reflected in Column (a)
	(a)		(b)		(c)
Equity compensation plans approved by security holders:
Broad based employee stock plans	1,755,129	(1)	$68.13	(3)	1,194,719
Employee stock purchase plan	—		—		134,730
Non-employee directors' stock plans	162,450	(2)	—		39,098
Equity compensation plans not approved by security holders:	—		—		—
Total	1,917,579		$68.13		1,368,547
_______________

(1)	Includes 548,493 time-vested and performance-based restricted stock awards as if they were earned at target.

(2)
Includes 62,421 restricted stock units and time-vested restricted stock awards, of which 5,645 time-vested restricted stock awards vested in previous years and are not paid until six months after the director's retirement.

(3)	Weighted-average exercise price of outstanding options excludes restricted stock awards and restricted stock units.

The numbers in the table above are as of December 31, 2015, whereas the numbers in the Potential Overhang chart under “Determination of Shares to be Available for Issuance - Dilution Analysis” reflect numbers as of February 12, 2016. The differences in the numbers as of December 31, 2015 and February 12, 2016 are primarily because of awards that vested and were paid after December 31, 2015 and new awards that were granted under the 2012 Plan after December 31, 2015.

The Board of Directors recommends a vote FOR the approval of the Amended and Restated Stock Purchase Plan for Employees

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Other Matters

OTHER MATTERS

Who can vote?
Holders of Ryder common stock at the close of business on March 4, 2016, the record date, are entitled to vote their shares at the Annual Meeting. As of March 4, 2016, there were 53,687,473 shares of common stock issued, outstanding and entitled to vote. Each share of common stock issued and outstanding is entitled to one vote.

What is a quorum?
A quorum is the minimum number of shares required to hold a meeting. Under our By-Laws, the holders of a majority of the total number of shares issued and outstanding and entitled to vote at the meeting must be present in person or represented by proxy for a quorum. If you sign and return your proxy marked “abstain”, your shares will be counted for purposes of determining whether a quorum is present.

What is the difference between a shareholder of record and a beneficial shareholder?
You are a shareholder of record if you are registered as a shareholder with our transfer agent, Wells Fargo Bank, National Association (Wells Fargo). You are a beneficial shareholder if a brokerage firm, bank, trustee or other agent (nominee) holds your shares. This is often called ownership in “street name”, since your name does not appear anywhere in our records.

How do I vote?	If you are a shareholder of record, you may vote:

• via Internet; • by telephone; • by mail, if you received a paper copy of these proxy materials; or • in person at the meeting.

Detailed instructions for Internet and telephone voting are set forth on the notice of Internet availability (Notice), which contains instructions on how to access our proxy statement, annual report and shareholder letter online, and the printed proxy card.

If your shares are held in our 401(k) plan, your proxy will serve as a voting instruction for the trustee of our 401(k) plan who will vote your shares as you instruct. To allow sufficient time for the trustee to vote, your voting instructions must be received by May 3, 2016 (the cut-off date). If the trustee does not receive your instructions by the cut-off date, the trustee will vote the shares you hold through our 401(k) plan in the same proportion as those shares in our 401(k) plan for which voting instructions were received.

If you are a beneficial shareholder, you must follow the voting procedures of your nominee.

What if I am a beneficial shareholder and I do not give the nominee voting instructions?
Brokerage firms have the authority under NYSE rules to vote shares for which their customers do not provide voting instructions on certain “routine” matters. A broker non-vote occurs when a nominee who holds shares for another does not vote on a particular item because the nominee does not have discretionary voting authority for that item and has not received instructions from the owner of the shares. Broker non-votes are included in the calculation of the number of votes considered to be present at the meeting for purposes of determining the presence of a quorum but are not counted as shares present and entitled to be voted with respect to a matter on which the nominee has expressly not voted.

What shares are covered by my proxy card?	Your proxy reflects all shares owned by you at the close of business on March 4, 2016. For participants in our 401(k) plan, shares held in your account as of that date are included in your proxy.

What does it mean if I receive more than one Notice or proxy card?
It means that you hold shares in more than one account. To ensure all of your shares are voted, if you vote by telephone or on the Internet, you will need to vote once for each Notice, proxy card or voting instruction card you receive. Alternatively, if you vote by proxy card, you will need to sign and return each proxy card by mail.

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Other Matters

How many votes are needed for the proposals to pass?
The table below sets forth the proportion of votes needed for each proposal on the ballot to pass. The table also sets forth whether a nominee can exercise discretion and vote your shares absent your instructions and if not, the impact of such broker non-vote on the approval of the proposal, and the impact of abstentions.

Proposal	How Many Votes are Needed for a Proposal to Pass?	Can Brokers Vote Absent Instructions?	Impact of Broker Non-Vote	Impact of Abstentions
1. Election of Directors	Majority of Votes Cast	No	None	None
2. Ratification of PricewaterhouseCoopers	Majority of Votes Cast	Yes	Not Applicable	None
3. Say on Pay	Majority of Votes Cast	No	None	None
4. Approval of Amended and Restated 2012 Equity and Incentive Compensation Plan	Majority of Votes Cast	No	None	Same as a Vote "Against"
5. Approval of Amended and Restated Employee Stock Purchase Plan	Majority of Votes Cast	No	None	Same as a Vote "Against"

Proposal 3 is a non-binding advisory vote. What is the effect if it passes?
Although the advisory vote on Proposal 3 (Say on Pay) is non-binding, our Board and the Compensation Committee will review the results and, consistent with our record of shareholder engagement, take them into account in making future executive compensation decisions.

How do I change my vote?
A shareholder of record may revoke a proxy by giving written notice of revocation to our Corporate Secretary before the meeting by delivering a later-dated proxy (either in writing, by telephone or over the Internet), or by voting in person at the Annual Meeting.

If you are a beneficial shareholder, you may change your vote by following your nominee’s procedures for revoking or changing your proxy.

Who can attend the Annual Meeting?
Only shareholders and our invited guests are permitted to attend the Annual Meeting. If you are a shareholder of record, you must bring a form of personal identification to the Annual Meeting, where your name will be verified against our shareholder list. If you are a beneficial shareholder and you plan to attend the meeting, you should bring proof of ownership, such as a brokerage statement, showing your ownership of the shares as of the record date and a form of personal identification. If you are a beneficial shareholder and wish to vote your shares at the meeting, you must obtain a proxy from your nominee and bring your proxy to the Annual Meeting.

If I plan to attend the Annual Meeting, should I still vote by proxy?
Yes. Casting your vote in advance does not affect your right to attend the Annual Meeting. If you vote by telephone, on the Internet or send in your proxy card and also attend the meeting, you do not need to vote again at the meeting unless you want to change your vote. Written ballots will be available at the meeting for shareholders of record.

Beneficial shareholders who wish to vote in person must request a legal proxy from their nominee and bring that legal proxy to the Annual Meeting.

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Other Matters

Proxy Solicitation Costs
We pay the cost of soliciting your proxy and reimburse brokerage firms and others for forwarding proxy materials to you. In addition to solicitation by mail, solicitations may also be made by personal interview, letter, fax and telephone. Certain of our officers, directors and employees may participate in the solicitation of proxies without additional consideration.
Vote Tabulation
Our Board has appointed Broadridge Financial Solutions, Inc. as the independent Inspector of Election of the Annual Meeting. Representatives of Broadridge will count the votes.
Confidential Voting
The voting instructions of shareholders of record will only be available to the Inspector of Election. Voting instructions for employee benefit plans will only be available to the plan’s trustee and the Inspector of Election. The voting instructions of beneficial shareholders will only be available to the shareholder’s nominee. Your voting records will not be disclosed to us unless required by a legal order, requested by you or cast in a contested election.
Shareholder Proposals
Shareholder Proposals. To be considered for inclusion in Ryder’s 2017 proxy statement, shareholder proposals must be delivered in writing to us at 11690 N.W. 105th Street, Miami, Florida 33178, Attention: Corporate Secretary, no later than November 21, 2016. Additionally, we must receive proper notice of any other shareholder proposal to be submitted at the 2017 Annual Meeting of Shareholders (but not included in our proxy statement) no earlier than January 6, 2017 and no later than February 5, 2017.
Nomination of Directors. If a shareholder would like to use the Company's proxy access procedures to nominate one or more directors for election at the 2017 Annual Meeting (for inclusion in Ryder's proxy materials), he or she must give advance written notice at least 120, but no more than 150, days before the one-year anniversary of the date Ryder issued its definitive proxy statement for the 2016 Annual Meeting, as required in our By-Laws (no earlier than October 22, 2016 and no later than November 21, 2016). If a shareholder would like to nominate one or more directors for election at the 2017 Annual Meeting outside of the proxy access process (and without using Ryder's proxy materials), he or she must give advance written notice to us at least 90, but no more than 120, days before the one-year anniversary of the 2016 Annual Meeting (no earlier than January 6, 2017 and no later than February 5, 2017), as required by our By-Laws. In either case, the notice must include information regarding both the proposing shareholder and the director nominee. For a discussion of the types of information that must be provided, please refer to the discussion under “Process for Nominating Directors” beginning on page 19 of this proxy statement. In addition, the director nominee must submit a completed and signed questionnaire. This questionnaire will be provided by the Corporate Secretary upon request and is similar to the annual questionnaire completed by all of our directors relating to their background, experience and independence.
All of the requirements relating to the submission of shareholder proposals or director nominations are included in our By-Laws. A copy of our By-Laws can be obtained from our Corporate Secretary. The By-Laws are also included in our filings with the SEC which are available on the SEC’s website at www.sec.gov.
Electronic Delivery
This year, we have again elected to take advantage of the SEC’s rule that allows us to furnish proxy materials to you online. We believe electronic delivery expedites shareholders’ receipt of materials, while lowering costs and reducing the environmental impact of our Annual Meeting by reducing printing and mailing of full sets of materials. On March 21, 2016, we mailed to our shareholders the Notice regarding Internet availability of proxy materials containing instructions on how to access our proxy statement, annual report and shareholder letter online. If you received the Notice by mail, you will not receive a printed copy of the proxy materials, unless you specifically request one. The Notice contains instructions on how to request a paper copy of the materials.
Most shareholders will receive the proxy statement online. If you received a paper copy, you can also view these documents on the Internet by accessing the Investor Relations page of our website at www.ryder.com.

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Other Matters

If you are a shareholder of record you may, if you wish, receive future proxy statements, annual reports and any other accompanying materials electronically. If you vote via the Internet as described on your proxy card, you may sign up for electronic delivery at the same time. You may also register for electronic delivery of future proxy materials on the Investor Relations page of our website at www.ryder.com.
If you elect this feature, you will receive an e-mail message notifying you when the materials are available along with a web address for viewing the materials and instructions for voting by telephone or on the Internet.
We encourage you to sign up for electronic delivery of future proxy materials as this will allow you to receive the materials more quickly and will reduce printing and mailing costs.
Householding
We are only sending one set of Notices regarding the Internet availability of proxy materials or set of 2016 Annual Meeting materials to shareholders who share the same last name and address, unless they have notified us that they want to continue receiving multiple packages. This practice, known as “householding,” is intended to eliminate duplicate mailings, conserve natural resources and help reduce printing and mailing costs.
If you are a record shareholder and you want to request a separate copy of this proxy statement or accompanying 2015 annual report on Form 10-K as filed with the SEC (such report is available free of charge and includes the financial statements and schedules thereto, but not the exhibits) and shareholder letter, you may contact our Investor Relations Department by calling (305) 500-4053, in writing to Ryder System, Inc., Investor Relations Department, 11690 N.W. 105th Street, Miami, Florida 33178 or by e-mail to RyderforInvestors@ryder.com, and a copy will be promptly sent to you. If you wish to receive separate documents in future mailings, please contact Broadridge by calling (866) 540-7095 or in writing at Broadridge, Householding Department, 51 Mercedes Way, Edgewood, NY 11717. Our 2015 annual report, the shareholder letter and this proxy statement are also available through our website at www.ryder.com. A copy of any exhibit to the 2015 annual report on Form 10-K will be forwarded following receipt of a written request for such materials addressed to our Investor Relations Department.
Two or more shareholders sharing an address can request delivery of a single copy of the 2016 Annual Meeting materials if they are receiving multiple copies by contacting Broadridge in the manner set forth above.
If a nominee holds your shares, please contact such holder directly to inquire about the possibility of householding.

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Appendix A Amended and Restated 2012 Equity and Incentive Compensation Plan

AMENDED AND RESTATED RYDER SYSTEM, INC.

2012 EQUITY AND INCENTIVE COMPENSATION PLAN

1.Purpose of the Plan
The purpose of this Amended and Restated 2012 Equity and Incentive Compensation Plan (the “Plan”) is to advance the interests of the Company and its shareholders by providing a means (a) to attract, retain, and reward directors, officers and other employees of the Company and its Subsidiaries, (b) to link compensation to measures of the Company’s performance in order to provide additional incentives, including stock-based incentives and cash-based incentives, to such persons for the creation of shareholder value, and (c) to enable such persons to acquire or increase a proprietary interest in the Company in order to promote a closer identity of interests between such persons and the Company’s shareholders.
The Plan was originally effective as of May 4, 2012 (the “Effective Date”). This amended and restated Plan will be effective as of May 6, 2016, subject to approval by the Company’s shareholders (the “Amendment Effective Date”). Changes made pursuant to this amendment and restatement shall only apply to Awards granted on or after the Amendment Effective Date. Awards granted prior to the Amendment Effective Date shall continue to be governed by the applicable Award Agreements and the terms of the Plan without giving effect to changes made pursuant to this amendment and restatement, and the Committee shall administer such Awards in accordance with the Plan without giving effect to changes made pursuant to this amendment and restatement.

2.    Definitions
Capitalized terms used in the Plan and not defined elsewhere in the Plan shall have the meaning set forth in this Section.
2.1    “Award” means a Cash-Based Award or a Share-Based Award.
2.2    “Award Agreement” means a written document prescribed by the Committee and provided to a Participant evidencing the grant of an Award under the Plan.
2.3    “Beneficiary” means the person(s) or trust(s) entitled by will or the laws of descent and distribution to receive any rights with respect to an Award that survive such Participant’s death, provided that if at the time of a Participant’s death, the Participant had on file with the Committee a written designation of a person(s) or trust(s) to receive such rights, then such person(s) (if still living at the time of the Participant’s death) or trust(s) shall be the “Beneficiary” for purposes of the Plan.
2.4    “Board” means the Board of Directors of the Company.
2.5    “Cash-Based Award” means a compensatory award made pursuant to the Plan pursuant to which a Participant receives, or has the opportunity to receive, cash, other than an award pursuant to which the amount of cash is determined by reference to the value of a specific number of Shares. For the avoidance of doubt, Dividend-Equivalent Rights constitute Cash-Based Awards.
2.6    “Cause” means, unless the Award Agreement provides otherwise, (i) fraud, misappropriation, or embezzlement against the Company or any of its Subsidiaries that results in material or potentially material financial or reputational harm to the Company or any of its Subsidiaries, (ii) conviction of, or plea of guilty or nolo contendere to, a misdemeanor involving moral turpitude or dishonesty or a felony, (iii) material breach of any non-competition, non-solicitation, or confidentiality agreement with the Company or any Subsidiary, (iv) willful and continued failure to substantially perform the Participant’s key job duties or responsibilities (other than such failure resulting from the Participant’s Disability) that is not cured within thirty (30) days after the Participant is provided notice of such failure,

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or (v) willful and material violation of the Company’s Principles of Business Conduct or any analogous code of ethics or similar policy. For purposes of determining “Cause”, no act or omission by the Participant shall be considered “willful” unless the Board determines that it is done or omitted in bad faith or without reasonable belief that the Participant’s action or omission was in the best interests of the Company. Cause shall be determined in the sole discretion of the Board and the Board’s allegations supporting such determination shall be set forth in a written notice to the Participant. The Participant shall have an opportunity within ten (10) business days after receiving such notice to meet with the Board to discuss the Board’s allegations of Cause. Any good faith determination by the Board that the Participant’s action or omission constitutes “Cause” shall be conclusive on the Participant.
2.7    “Change of Control” occurs when:
(a)    any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Person”) becomes the beneficial owner, directly or indirectly, of 30% or more of the combined voting power of the Company’s outstanding voting securities ordinarily having the right to vote for the election of directors of the Company; provided, however, that for purposes of this subparagraph (a), the following acquisitions shall not constitute a Change of Control: (i) any acquisition by the Company or any employee benefit plan or plans (or related trust) of the Company and its subsidiaries and affiliates or (ii) any acquisition by any corporation pursuant to a transaction which complies with clauses (i), (ii) and (iii) of subparagraph (c) below; or
(b)    the individuals who, as of the Effective Date, constituted the Board of Directors of the Company (the “Board” generally and as of the Effective Date the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to the Effective Date whose election, or nomination for election, was approved by a vote or by approval of the proxy statement in which such person is named as a nominee for director, without written objection to such nomination of the persons comprising at least a majority of the Incumbent Board (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest, as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) (as in effect on January 23, 2000)) shall be, for purposes of this Plan, considered as though such person were a member of the Incumbent Board; or
(c)    consummation of a reorganization, merger or consolidation of the Company (a “Business Combination”), in each case, unless, following such Business Combination, (i) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Company’s outstanding Shares and outstanding voting securities ordinarily having the right to vote for the election of directors of the Company immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities ordinarily having the right to vote for the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the Company’s outstanding Shares and outstanding voting securities ordinarily having the right to vote for the election of directors of the Company, as the case may be, (ii) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan or plans (or related trust) of the Company or such corporation resulting from such Business Combination and their subsidiaries and affiliates) beneficially owns, directly or indirectly, 30% or more of the combined voting power of the then outstanding voting securities of the corporation resulting from such Business Combination and (iii) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or
(d)    shareholder approval of a liquidation or dissolution of the Company or

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(e)    consummation of a sale of all or substantially all of the assets of the Company.
Notwithstanding anything to the contrary herein, solely for the purpose of determining the timing of payment or timing of distribution of any compensation or benefit that constitutes “non-qualified deferred compensation” within the meaning of Code Section 409A, a Change of Control shall not be deemed to occur under this Plan unless the events that have occurred would also constitute a “Change in the Ownership or Effective Control of a Corporation or in the Ownership of a Substantial Portion of the Assets of a Corporation” under Treasury Regulation Section 1.409A-3(i)(5), or any successor provision, and in the event such Change of Control does not constitute “Change in the Ownership or Effective Control of a Corporation or in the Ownership of a Substantial Portion of the Assets of a Corporation” under Treasury Regulation Section 1.409A-3(i)(5), the timing of payment or timing of distribution of any compensation or benefit that constitutes “non-qualified deferred compensation” within the meaning of Code Section 409A will occur pursuant to the terms of the applicable Award Agreement without regard to the Change of Control. For the avoidance of doubt, the immediately preceding sentence will not apply for the purpose of determining the vesting of any Award upon a Change of Control.
2.8    “Code” means the Internal Revenue Code of 1986, as amended, including regulations thereunder and successor provisions and regulations thereto.
2.9    “Committee” means the Compensation Committee of the Board, or another committee appointed by the Board to administer the Plan or any part thereof, or the Board, where the Board is acting as the Committee or performing the functions of the Committee, as set forth in Section 3.
2.10    “Common Stock” means common stock, par value $0.50 per share, of the Company.
2.11    “Company” means Ryder System, Inc., a company organized under the laws of the state of Florida.
2.12    “Disability” means a determination of disability under the long-term disability plan of the Company or a Subsidiary that is applicable to the Participant.
2.13    “Dividend-Equivalent Right” means the right to receive an amount, calculated with respect to a Share-Based Award, which is determined by multiplying the number of Shares subject to the applicable Award by the per-Share cash dividend, or the per-Share Fair Market Value (as determined by the Committee) of any dividend in consideration other than cash, paid by the Company on Shares.
2.14    “Exchange Act” means the Securities Exchange Act of 1934, as amended.
2.15    “Fair Market Value” means the last reported sale price of a Share during regular trading hours on the relevant date or (if there were no trades on that date) the latest preceding date upon which a sale was reported by the composite transaction reporting system for securities listed on the New York Stock Exchange.
2.16    “Full-Value Award” means any Share-Based Award granted under the Plan other than (a) a stock option that requires the Participant to pay (in cash, foregone cash compensation, or other consideration, other than the performance of services, designated as acceptable by the Committee) at least the Fair Market Value of the Shares subject thereto as determined on the date of grant of an Award or (b) a stock appreciation right that is based solely on the appreciation of the Shares underlying the Award from the Fair Market Value of the Shares as determined on the date of grant of the Award.
2.17    “Good Reason” means, unless the Award Agreement provides otherwise, the occurrence of any one of the following, without the Participant’s prior written consent, (i) the Company requiring the Participant to be based or to perform services at any site or location more than fifty (50) miles from the then current site or location at which the Participant is based, except for travel reasonably required in the performance of the Participant’s

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responsibilities (which does not materially exceed the level of travel required of the Participant in the six-month period immediately preceding the required relocation), (ii) a material reduction in the Participant’s base salary, annual bonus target opportunity or long-term incentive target opportunity, (iii) a material diminution in the Participant’s duties, responsibilities and authority (other than on account of the Participant’s Disability), or (iv) the Company’s material breach of any employment agreement or severance agreement with the Participant. For the avoidance of doubt, a change in reporting relationship or title alone shall not constitute “Good Reason.” A Participant’s termination of employment shall only constitute a termination for Good Reason if the Participant provides written notice to the Company of the existence of Good Reason within ninety (90) days following the date of the Participant’s knowledge of the Good Reason condition, the Company does not remedy the condition within thirty (30) days of receipt of such written notice, and the Participant terminates employment within ninety (90) days following the end of the thirty (30) day cure period.
2.18    “Incentive Stock Option” means a stock option to purchase Shares that is intended to be an “incentive stock option” within the meaning of Sections 421 and 422 of the Code, as now constituted or subsequently amended, or pursuant to a successor provision of the Code, and which is designated as an Incentive Stock Option in the applicable Award Agreement.
2.19    “Non-Employee Director” means a member of the Board who is not otherwise employed by the Company or any Subsidiary.
2.20    “Participant” means any employee, director or other individual who has been granted an Award under the Plan.
2.21    “Qualified Member” means a member of the Committee who is a “non-employee director” of the Company as defined in Rule 16b-3(b)(3) under the Exchange Act, an “outside director” within the meaning of Regulation § 1.162-27 under Code Section 162(m) and an “independent director” within the meaning of the applicable stock exchange rules.
2.22    “Share-Based Award” means a compensatory award made pursuant to the Plan pursuant to which a Participant receives, or has the opportunity to receive, Shares, or receives, or has the opportunity to receive, cash, where the amount of cash is determined by reference to the value of a specific number of Shares. Share-Based Awards shall include, without limitation, stock options, stock appreciation rights, restricted stock, restricted stock units, stock units, and bonus shares.
2.23    “Shares” means shares of Common Stock and such other securities as may be substituted or resubstituted for Shares pursuant to Section 7.
2.24    “Subsidiary” means an entity that is, either directly or through one or more intermediaries, controlled by the Company.
2.25    “Ten Percent Stockholder” means a person owning stock possessing more than 10% of the total combined voting power of all classes of stock of the Company and any Subsidiary or parent corporation of the Company.
3.    Administration
3.1    Committee. The Compensation Committee of the Board shall administer the Plan, unless the Board shall appoint a different committee. At any time that a member of the Committee is not a Qualified Member, (a) any action of the Committee relating to an Award intended by the Committee to qualify as “performance-based compensation” within the meaning of Code Section 162(m) and regulations thereunder may be taken by a subcommittee, designated by the Committee or the Board, composed solely of two or more Qualified Members, and

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(b) any action relating to an Award granted or to be granted to a Participant who is then subject to Section 16 of the Exchange Act in respect of the Company may be taken either by the Board, a subcommittee of the Committee consisting of two or more Qualified Members or by the Committee but with each such member who is not a Qualified Member abstaining or recusing himself or herself from such action, provided that, upon such abstention or recusal, the Committee remains composed of two or more Qualified Members. Such action, authorized by such a subcommittee or by the Committee upon the abstention or recusal of such non-Qualified Member(s), shall be the action of the Committee for purposes of the Plan. Other provisions of the Plan notwithstanding, the Board may perform any function of the Committee under the Plan, and that authority specifically reserved to the Board under the terms of the Plan, the Company’s Articles of Incorporation, By-Laws, or applicable law shall be exercised by the Board and not by the Committee. The Board shall serve as the Committee in respect of any Awards made to any Non-Employee Director.
3.2    Powers and Duties of Committee. In addition to the powers and duties specified elsewhere in the Plan, the Committee shall have full authority and discretion to:
(a)    adopt, amend, suspend, and rescind such rules and regulations and appoint such agents as the Committee may deem necessary or advisable to administer the Plan, including rules and regulations relating to sub-plans established for the purpose of satisfying applicable foreign laws;
(b)    correct any defect or supply any omission or reconcile any inconsistency in the Plan and to construe and interpret the Plan and any Award, rules and regulations, Award Agreement, or other instrument hereunder;
(c)    make determinations relating to eligibility for and entitlements in respect of Awards, and to make all factual findings related thereto; and
(d)    make all other decisions and determinations as may be required under the terms of the Plan or as the Committee may deem necessary or advisable for the administration of the Plan.
All determinations and decisions of the Committee shall be final and binding upon a Participant or any person claiming any rights under the Plan from or through any Participant, and the Participant or such other person may not further pursue his or her claim in any court of law or equity or other arbitral proceeding.
3.3    Delegation by Committee. Except to the extent prohibited by applicable law or the applicable rules of a stock exchange, or as provided in Section 5.2, the Committee may delegate, on such terms and conditions as it determines in its sole and absolute discretion, to one or more senior executives of the Company (i) the authority to make grants of Awards to officers (other than executive officers) and employees of the Company and any Subsidiary or other individuals (other than Non-Employee Directors) who provide services to the Company or any Subsidiary and (ii) other administrative responsibilities. Any such allocation or delegation may be revoked by the Committee at any time.
3.4    Limitation of Liability. Each member of the Committee shall be entitled to, in good faith, rely or act upon any report or other information furnished to him or her by any officer or other employee of the Company or any Subsidiary, the Company’s independent certified public accountants, or any executive compensation consultant, legal counsel, or other professional retained by the Company to assist in the administration of the Plan. No member of the Committee, nor any officer or employee of the Company acting on behalf of the Committee, shall be personally liable for any action, determination, or interpretation taken or made in good faith with respect to the Plan, and all members of the Committee and any officer or employee of the Company acting on behalf of the Committee or members thereof shall, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any such action, determination, or interpretation.

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4.    Awards
4.1    Eligibility. The Committee shall have the discretion to select Award recipients from among the following categories of eligible recipients: (a) individuals who are employees (including officers) of the Company or any Subsidiary, (b) Non-Employee Directors, and (c) other individuals who provide services to the Company or any Subsidiary.
4.2    Type of Awards. The Committee shall have the discretion to determine the type of Award to be granted to a Participant. The Committee is authorized to grant Awards as a bonus, or to grant Awards in lieu of obligations of the Company or any Subsidiary to pay cash or grant other awards under other plans or compensatory arrangements, to the extent permitted by such other plans or arrangements. Shares issued pursuant to an Award in the nature of a purchase right (e.g., stock options) shall be purchased for such consideration, paid for at such times, by such methods, and in such forms, including cash, Shares, other Awards, or other consideration, as the Committee shall determine.
4.3    Terms and Conditions of Awards.
(a)    The Committee shall determine the size of each Award to be granted (including, where applicable, the number of Shares to which an Award will relate), and all other terms and conditions of each such Award (including, but not limited to, any exercise price, grant price, or purchase price, any restrictions or conditions relating to transferability, forfeiture, exercisability, or settlement of an Award, and any schedule or performance conditions for the lapse of such restrictions or conditions, and accelerations or modifications thereof, based in each case on such considerations as the Committee shall determine). The Committee may determine whether, to what extent, and under what circumstances an Award may be settled, or the exercise price of an Award may be paid, in cash, Shares, other Awards, or other consideration, or an Award may be canceled, forfeited, or surrendered. The right of a Participant to exercise or receive a grant or settlement of any Award, and the timing thereof, may be subject to such performance conditions as may be specified by the Committee. The Committee may use such business criteria and measures of performance as it may deem appropriate in establishing performance conditions, and may exercise its discretion to reduce or increase the amounts payable under any Award subject to performance conditions, except as limited under Section 5.1 in the case of a Performance Award intended to qualify under Code Section 162(m).
(b)    Notwithstanding the foregoing, the following conditions shall apply to Awards under the Plan:
(i)    Except with respect to Substitute Awards, the price per Share at which Shares may be purchased upon the exercise of a stock option shall not be less than one hundred percent (100%) of the Fair Market Value (or, in the case of an Incentive Stock Option granted to a Ten Percent Stockholder, 110% of the Fair Market Value) on the date of grant of such stock option;
(ii)    Except with respect to Substitute Awards, with respect to stock appreciation rights, the price per Share from which stock appreciation is measured shall not be less than one hundred percent (100%) of the Fair Market Value of such Share on the date of grant of the stock appreciation right;
(iii)    The period during which an Award may remain outstanding shall not exceed ten (10) years (or, in the case of an Incentive Stock Option granted to a Ten Percent Stockholder, five (5) years) from the date the Award is granted;
(iv)    Dividend-Equivalent Rights shall not be granted with respect to stock options or stock appreciation rights;

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(v)    Dividend-Equivalent Rights shall not be paid with respect to unvested performance shares and performance units (provided that Dividend-Equivalent Rights may accrue on such unvested Awards and be paid to the extent the Awards vest);
(vi)    Share-Based Awards granted under the Plan shall vest over a period that is not less than one (1) year from the date of grant. In addition, subject to any adjustments made in accordance with Section 7 below, up to 5% of the Aggregate Share Limit set forth in Section 6 as of the Amendment Effective Date may be granted without regard to the minimum vesting requirement;
(vii)    The Committee shall have the authority to accelerate vesting in connection with a Participant’s death, retirement, Disability, in the event of a Change of Control or a corporate transaction or event described in Section 7, or in other circumstances as the Committee deems appropriate;
(viii)    No Incentive Stock Option (other than an Incentive Stock Option that may be assumed or issued by the Company in connection with a transaction to which Section 424(a) of the Code applies) may be granted to a person who is not eligible to receive an Incentive Stock Option under the Code; and
(ix)    Any Awards granted to Non-Employee Directors shall be granted on a non-discretionary basis based on a formula approved by the Committee.
4.4    No Repricing of Stock Options or Stock Appreciation Rights No Reloads. Except as otherwise permitted by Section 7, the Company may not, without obtaining shareholder approval, (a) amend the terms of outstanding stock options or stock appreciation rights to reduce the exercise price of such outstanding stock options or base price of such stock appreciation rights, (b) cancel outstanding stock options or stock appreciation rights in exchange for stock options or stock appreciation rights with an exercise price or base price, as applicable, that is less than the exercise price or base price of the original stock options or stock appreciation rights or (c) cancel outstanding stock options or stock appreciation rights with an exercise price or base price, as applicable, above the current stock price in exchange for cash or other securities, except in connection with a corporate transaction involving the Company (including a Change of Control). The Company will not grant any stock options or stock appreciation rights with automatic reload features.
4.5    Stand-Alone, Additional, Tandem, and Substitute Awards. Subject to Section 4.4, Awards granted under the Plan may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution or exchange for, any other Award or any award granted under another plan of the Company, any Subsidiary, or any business entity to be acquired by the Company or a Subsidiary, or any other right of a Participant to receive payment from the Company or any Subsidiary.
5.    Performance Awards
5.1    Performance Awards Granted to Designated Covered Employees. If the Committee determines that an Award to be granted to an eligible person who is designated by the Committee as likely to be a Covered Employee (as defined below in Section 5.3) should qualify as “performance-based compensation” for purposes of Code Section 162(m), the grant, exercise, and/or settlement of such Award (a “Performance Award”) shall be contingent upon achievement of preestablished performance goals and other terms set forth in this Section 5.1. This Section 5.1 shall not apply to Awards that otherwise qualify as “performance-based compensation” by reason of Regulation §1.162-27(e)(2)(vi) (relating to certain stock options and stock appreciation rights).
(a)    Performance Goals Generally. The performance goals for such Performance Awards shall consist of one or more business criteria and a targeted level or levels of performance with respect to each such criteria, as specified by the Committee consistent with this Section 5.1. Performance goals shall be objective and shall otherwise meet the requirements of Code Section 162(m) and regulations thereunder (including

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Regulation §1.162-27 and successor regulations thereto), including the requirement that the level or levels of performance targeted by the Committee result in the achievement of performance goals being “substantially uncertain.” The Committee may determine that such Performance Awards shall be granted, exercised, and/or settled upon achievement of any one performance goal or that two or more of the performance goals must be achieved as a condition to grant, exercise, and/or settlement of such Performance Awards. Performance goals may differ for Performance Awards granted to any one Participant or to different Participants.
(b)    Business Criteria. One or more of the following business criteria for the Company, on a consolidated basis, and/or for specified Subsidiaries, divisions, or other business units of the Company (where the criteria are applicable), shall be used by the Committee in establishing performance goals for such Performance Awards: (i) earnings per share; (ii) revenues; (iii) cash flow; (iv) cash flow return on investment; (v) return on net assets, return on assets, return on investment, return on capital, return on equity; profitability; (vi) economic value added (“EVA”); (vii) operating margins or profit margins; (viii) income or earnings before or after taxes; pretax earnings; pretax earnings before interest, depreciation and amortization; operating earnings; pretax operating earnings, before or after interest expense and before or after incentives, and extraordinary or special items; net income; (ix) total stockholder return or stock price; (x) book value per share; (xi) expense management; improvements in capital structure; working capital; costs; and (xii) any of the above goals as compared to the performance of a published or special index deemed applicable by the Committee including, but not limited to, the Standard & Poor’s 500 Stock Index or a group of comparator companies. EVA means the amount by which a business unit’s earnings exceed the cost of the equity and debt capital used by the business unit during the performance period, as determined by the Committee. Income of a business unit may be before payment of bonuses, capital charges, unusual or infrequently occurring income or expense, and general and administrative expenses for the performance period, if so specified by the Committee.
(c)    Performance Period; Timing for Establishing Performance Award Terms. Achievement of performance goals in respect of such Performance Awards shall be measured over a performance period as specified by the Committee. Performance goals, amounts payable upon achievement of such goals, and other material terms of Performance Awards shall be established by the Committee (i) while the performance outcome for that performance period is substantially uncertain and (ii) no more than ninety (90) days after the commencement of the performance period to which the performance goal relates or, if less, the number of days which is equal to 25% of the relevant performance period.
(d)    Performance Award Pool. The Committee may establish a Performance Award pool, which shall be an unfunded pool, for purposes of measuring performance of the Company in connection with Performance Awards. The amount of such Performance Award pool shall be based upon the achievement of a performance goal or goals based on one or more of the business criteria set forth in Section 5.1(b) hereof during the given performance period, as specified by the Committee in accordance with Section 5.1(c) hereof. The Committee may specify the amount of the Performance Award pool as a percentage of any of such business criteria, a percentage thereof in excess of a threshold amount, or as another amount which need not bear a strictly mathematical relationship to such business criteria. In such case, Performance Awards may be granted as rights to payment of a specified portion of the Award pool, and such grants shall be subject to the requirements of Section 5.1(c).
(e)    Settlement of Performance Awards; Other Terms. Settlement of such Performance Awards shall be in cash, Shares, or other Awards, in the discretion of the Committee. The Committee may, in its discretion, reduce the amount of a settlement otherwise to be made in connection with such Performance Awards, but may not exercise discretion to increase any such amount payable to a Covered Employee in respect of a Performance Award subject to this Section 5.1. The Committee shall specify the circumstances in which such Performance Awards shall be paid or forfeited in the event of termination of employment by the Participant prior to the end of a performance period or settlement of Performance Awards.

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(f)    Impact of Unusual or Infrequently Occurring Items or Changes in Accounting. To the extent applicable, the determination of achievement of performance goals for Performance Awards shall be made in accordance with U.S. generally accepted accounting principles (“GAAP”) and a manner consistent with the methods used in the Company’s audited financial statements, and, unless the Committee decides otherwise within the period described in Section 5.1(c), without regard to (i) unusual or infrequently occurring items as determined by the Company’s independent public accountants in accordance with GAAP, (ii) changes in accounting methods, or (iii) non-recurring acquisition expenses and restructuring charges. Notwithstanding the foregoing, in calculating operating earnings or operating income (including on a per share basis), the Committee may, within the period described in Section 5.1(c), provide that such calculation shall be made on the same basis as reflected in a release of the Company’s earnings for a previously completed period as specified by the Committee.
5.2    Written Determinations. Determinations by the Committee as to the establishment of performance goals, the amount potentially payable in respect of Performance Awards, the achievement of performance goals relating to Performance Awards, and the amount of any final Performance Award shall be recorded in writing. Specifically, the Committee shall certify in writing, in a manner conforming to applicable regulations under Code Section 162(m), prior to settlement of each Performance Award, that the performance goals and other material terms of the Performance Award upon which settlement of the Performance Award was conditioned have been satisfied. Except as set forth in Section 3.1(a) above, the Committee may not delegate any responsibility relating to such Performance Awards, and all such responsibility relating to Performance Awards shall be carried out by the Committee or by a subcommittee designated by the Committee or the Board, composed solely of two or more Qualified Members.
5.3    Status of Section 5.1 Awards under Code Section 162(m). It is the intent of the Company that Performance Awards under Section 5.1 constitute “performance-based compensation” within the meaning of Code Section 162(m) and regulations thereunder. Accordingly, the terms of Sections 5.1, 5.2 and 5.3, including the definitions of Covered Employee and other terms used therein, shall be interpreted in a manner consistent with Code Section 162(m) and regulations thereunder. The foregoing notwithstanding, because the Committee cannot determine with certainty whether a given Participant will be a Covered Employee with respect to a fiscal year that has not yet been completed, the term “Covered Employee” as used herein shall mean only a person designated by the Committee, at the time of grant of a Performance Award, as likely to be a Covered Employee with respect to a specified fiscal year. If any provision of the Plan as in effect on the date of adoption of any agreements relating to Performance Awards does not comply or is inconsistent with the requirements of Code Section 162(m) or regulations thereunder, such provision shall be construed or deemed amended to the extent necessary to conform to such requirements.
6.    Limitations on Awards
6.1    Aggregate Number of Shares Available for Awards. The aggregate number of Shares that may be delivered to Participants or their Beneficiaries after the Amendment Effective Date pursuant to all Awards granted under the Plan shall not exceed the sum of the following (a) 3,200,000 Shares, plus (b) the number of Shares subject to outstanding Awards under the Plan as of February 12, 2016 (2,022,048 Shares), plus (c) 267,265 Shares, which is the number available for grant of Awards under the Plan as of February 12, 2016 subject to adjustments made in accordance with Section 7 below (the “Aggregate Share Limit”). All of the authorized Shares may be granted as Incentive Stock Options. Notwithstanding the foregoing sentence, the aggregate Fair Market Value (determined as of the time the option is granted) of the Shares with respect to which Incentive Stock Options are exercisable for the first time by an eligible employee during any fiscal year (under all such plans of the Company and of any Subsidiary or parent corporation of the Company) may not exceed $100,000.

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6.2    Source of Shares. Shares of Common Stock issued under the Plan may be authorized but unissued shares of Common Stock or reacquired shares of Common Stock, including shares purchased by the Company on the open market for purposes of the Plan.
6.3    Share Counting.
(a)    The Aggregate Share Limit shall be reduced as follows: (i) for each Share that is delivered pursuant to a Full-Value Award, the Aggregate Share Limit shall be reduced by two Shares (i.e., on a 1:2 ratio), and (ii) for each Share that is delivered pursuant to a stock option or stock appreciation right, the Aggregate Share Limit shall be reduced by one Share (i.e., on a 1:1 ratio).
(b)    If and to the extent stock options or stock appreciation rights granted under the Plan terminate, expire, or are canceled, forfeited, exchanged or surrendered without having been exercised, and if and to the extent that any Full-Value Awards are forfeited or terminated, or otherwise are not paid in full, the Shares reserved for such Share-Based Awards shall again be available for purposes of the Plan. Shares withheld in payment of the exercise price of a stock option, and Shares withheld for payment of taxes with respect to stock options and stock appreciation rights, shall not be available for re-issuance under the Plan and shall reduce the Aggregate Share Limit on a 1:1 ratio. Shares withheld or tendered to the Company by the Participant for payment of taxes with respect to Full-Value Awards shall not reduce the Aggregate Share Limit and shall be available for re-issuance under the Plan. If stock appreciation rights are granted, the full number of Shares subject to the stock appreciation rights shall be considered issued under the Plan and shall reduce the Aggregate Share Limit on a 1:1 ratio, without regard to the number of Shares delivered upon exercise of the stock appreciation rights. To the extent that any Share-Based Awards are paid in cash, and not in Shares, such Awards shall not reduce the Aggregate Share Limit.
(c)    The provisions of this Section 6.3 shall apply only for purposes of determining the aggregate number of Shares that may be issued under the Plan, but shall not apply for purposes of determining the maximum number of Shares with respect to which Share-Based Awards may be granted to any individual Participant under the Plan. If Shares are repurchased on the open market with the proceeds of the exercise price of stock options, such Shares may not again be made available for issuance under the Plan.
6.4    Per Participant Limitation on Share-Based Awards. In any calendar year, no Participant may be granted any Share-Based Awards (including, for the avoidance of doubt, stock options (including Incentive Stock Options) or stock appreciation rights) that relate to more than 500,000 Shares, subject to adjustments made in accordance with Section 7 below. If the number of Shares ultimately payable in respect of an Award is a function of future achievement of performance targets, then for purposes of this limitation, the number of Shares to which such Award relates shall equal the number of Shares that would be payable assuming maximum performance was achieved.
6.5    Per Participant Limitation on Cash-Based Awards other than Dividend-Equivalent Rights. In any calendar year, no Participant may be granted Cash-Based Awards (excluding Dividend-Equivalent Rights) that can be settled for more than $5,000,000 in the aggregate.
6.6    Per Participant Limitation on Dividends and Dividend-Equivalent Rights. For dividends and Dividend-Equivalent Rights that are intended to qualify as “performance-based compensation” for purposes of Code Section 162(m), the maximum amount of dividends and Dividend-Equivalent Rights that a Participant may accrue in any calendar year with respect to Performance Awards granted to any individual employee under the Plan may not exceed $500,000.
6.7    Per Non-Employee Director Limitation. The maximum grant date value of Shares subject to Awards granted to any Non-Employee Director during any one calendar year, taken together with any cash fees

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Appendix A Amended and Restated 2012 Equity and Incentive Compensation Plan

payable to such Non-Employee Director for services rendered during the calendar year, shall not exceed $500,000 in total value. For purposes of this limit, the value of such Awards shall be calculated based on the grant date fair value of such Awards for financial reporting purposes.
6.8    Acquisitions. In connection with the acquisition of any business by the Company or any of its Subsidiaries, any outstanding equity grants with respect to stock of the acquired company may be assumed or replaced by Awards under the Plan upon such terms and conditions as the Committee determines in its sole discretion. Shares subject to any such outstanding grants that are assumed or replaced by Awards under the Plan in connection with an acquisition (“Substitute Awards”) shall not reduce the Aggregate Share Limit, consistent with applicable stock exchange requirements. Notwithstanding any provision of the Plan to the contrary, Substitute Awards shall have such terms as the Committee deems appropriate, including without limitation exercise prices or base prices on different terms than those described herein. In the event that the Company assumes a shareholder-approved equity plan of an acquired company, available Shares under such assumed plan (after appropriate adjustments to reflect the transaction) may be issued pursuant to Awards under this Plan and shall not reduce the Aggregate Share Limit, subject to applicable stock exchange requirements.
7.    Adjustments
In the event of any change in the outstanding Shares by reason of any reorganization, recapitalization, merger, amalgamation, consolidation, spin-off, combination or exchange of Shares, repurchase, liquidation, dissolution or other corporate exchange, any large, special and non-recurring dividend or distribution to shareholders, or other similar corporate transaction (including a Change of Control), the Committee shall make such substitution or adjustment, if any, as it deems to be equitable and in order to preserve, without enlarging, the rights of Participants, as to (a) the number and kind of Shares which may be delivered pursuant to Sections 6.1, 6.4 and 6.7, (b) the ratios described in Section 6.3(a), (c) the number and kind of Shares subject to or deliverable in respect of outstanding Awards, and (d) the exercise price, grant price or purchase price relating to any Award. The Committee will also make such substitutions or adjustments, including as described in (a), (b), (c) or (d) above, as it deems fair and equitable to the Participants as a result of any Share dividend or split declared by the Company. In addition, the Committee is authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards (including cancellation of Awards in exchange for the intrinsic (i.e., in-the-money) value, if any, of the vested portion thereof, substitution of Awards using securities or other obligations of a successor or other entity, acceleration of the expiration date for Awards, or adjustment to performance goals in respect of Awards) in recognition of unusual or nonrecurring events (including, without limitation, a Change of Control, events described in the preceding sentences, and acquisitions and dispositions of businesses and assets) affecting the Company, any Subsidiary or any business unit, or the financial statements of the Company or any Subsidiary, or in response to changes in applicable laws, regulations, or accounting principles. Notwithstanding the foregoing, if any such event will result in the acquisition of all or substantially all of the Company’s outstanding Shares, then if the document governing such acquisition (e.g., merger agreement) specifies the treatment of outstanding Awards, such treatment shall govern without the need for any action by the Committee.
8.    Change of Control
8.1    Assumption of Outstanding Awards. Upon a Change of Control where the Company is not the surviving corporation (or survives only as a subsidiary of another corporation), unless provided otherwise in the applicable Award Agreement, (a) all outstanding Awards that are not exercised or paid at the time of the Change of Control shall be assumed by, or replaced with Awards that have comparable terms and value by, the surviving corporation (or a parent or subsidiary of the surviving corporation) and (b) any outstanding performance-based awards will be deemed earned at the greater of the target level and the actual performance level at the date of the Change of Control with respect to all open performance periods, and will continue to be subject to time-based

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vesting following the Change of Control in accordance with the original performance period. After a Change of Control, references to the “Company” as they relate to employment matters shall include the successor employer.
8.2    Vesting Upon Certain Terminations of Employment Upon or Following a Change of Control. Unless the Committee determines otherwise or as provided in the applicable Award Agreement, if a Participant’s employment or service is terminated by the Company without Cause, or the Participant terminates employment for Good Reason, in either case upon or within twenty-four (24) months following a Change of Control, the Participant’s outstanding Awards shall become fully vested as of the date of such termination.
8.3     Other Alternatives. Notwithstanding the foregoing, in the event of a Change of Control, the Committee, in it's discretion, may take any of the following actions with respect to any or all outstanding Awards, without the consent of any Participant: (a) the Committee may determine that Participants shall receive a payment in settlement of outstanding restricted stock units, stock units or Cash-Based Awards, in such amount and form as may be determined by the Committee; (b) the Committee may require that Participants surrender their outstanding stock options and stock appreciation rights in exchange for a payment by the Company, in cash or Common Stock as determined by the Committee, in an amount equal to the amount, if any, by which the then Fair Market Value of the shares of Common Stock subject to the Participant’s unexercised stock options and stock appreciation rights exceeds the stock option exercise price or stock appreciation right base price, and (c) the Committee may modify the terms of Awards to add events, conditions or circumstances upon which the vesting of such Awards or lapse of restrictions thereon will accelerate. Any such surrender, termination or payment shall take place as of the date of the Change of Control or such other date as the Committee may specify. Without limiting the foregoing, if the per share Fair Market Value of the Common Stock does not exceed the per share stock option exercise price or stock appreciation right base price, as applicable, the Company shall not be required to make any payment to the Participant upon surrender of the stock option or stock appreciation right. Similar actions to those specified in this Section 8.3 may be taken in the event of a merger or other corporate reorganization that does not constitute a Change of Control.
9.    General Provisions
9.1    Compliance with Laws and Obligations. The Company shall not be obligated to issue or deliver Shares in connection with any Award or take any other action under the Plan in a transaction subject to the registration requirements of any applicable securities law, any requirement under any listing agreement between the Company and any securities exchange or automated quotation system, or any other law, regulation, or contractual obligation of the Company, until the Company is satisfied that such laws, regulations, and other obligations of the Company have been complied with in full. Certificates representing Shares issued under the Plan will be subject to such stop-transfer orders and other restrictions as may be applicable under such laws, regulations, and other obligations of the Company, including any requirement that a legend or legends be placed thereon.
9.2    Limitations on Transferability. Awards and other rights under the Plan will not be transferable by a Participant except to a Beneficiary in the event of the Participant’s death (to the extent any such Award, by its terms, survives the Participant’s death), and, if exercisable, shall be exercisable during the lifetime of a Participant only by such Participant or his guardian or legal representative; provided, however, that, if and only to the extent permitted by the Committee, Awards and other rights hereunder may be transferred during the lifetime of the Participant, to family members (and trusts or other entities for the benefit of Participants and family members) for purposes of the Participant’s estate planning, or to charities for charitable purposes (in each case as determined by the Committee), and may be exercised by such transferees in accordance with the terms of such Award. Awards and other rights under the Plan may not be pledged, mortgaged, hypothecated, or otherwise encumbered, and shall not be subject to the claims of creditors. A Beneficiary, transferee, or other person claiming any rights under the Plan from or through any Participant shall be subject to all terms and conditions of the Plan and any Award Agreement applicable

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to such Participant, except as otherwise determined by the Committee, and to any additional terms and conditions deemed necessary or appropriate by the Committee.
9.3    No Right to Continued Employment; Leaves of Absence. Neither the Plan, the grant of any Award, nor any other action taken hereunder shall be construed as giving any employee, consultant, director, or other person the right to be retained in the employ or service of the Company or any of its Subsidiaries (for the vesting period or any other period of time), nor shall it interfere in any way with the right of the Company or any of its Subsidiaries to terminate any person’s employment or service at any time. Unless otherwise specified in the applicable Award Agreement and to the extent consistent with Code Section 409A, (a) an approved leave of absence shall not be considered a termination of employment or service for purposes of an Award under the Plan, and (b) any Participant who is employed by or performs services for a Subsidiary shall be considered to have terminated employment or service for purposes of an Award under the Plan if such Subsidiary is sold or no longer qualifies as a Subsidiary of the Company, unless such Participant remains employed by the Company or another Subsidiary.
9.4    Taxes. The Company and any Subsidiary is authorized to withhold from any delivery of Shares in connection with an Award, any other payment relating to an Award, or any payroll or other payment to a Participant, amounts of withholding and other taxes due or potentially payable in connection with any transaction involving an Award, and to take such other action as the Committee may deem advisable to enable the Company, its Subsidiaries and Participants to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award. This authority shall include authority to withhold or receive Shares or other consideration and to require Participants to make cash payments in respect thereof in satisfaction of withholding tax obligations.
9.5    Changes to the Plan and Awards. The Board may amend, suspend, discontinue, or terminate the Plan or the Committee’s authority to grant Awards under the Plan without the consent of shareholders or Participants, except that any amendment shall be subject to the approval of the Company’s shareholders at or before the next annual meeting of shareholders for which the record date is after the date of such Board action if such shareholder approval is required by any applicable law, regulation or stock exchange rule. The Board may otherwise, in its discretion, determine to submit other such amendments to shareholders for approval; provided, however, that, without the consent of an affected Participant, no such action may materially impair the rights of such Participant under any Award theretofore granted. The Committee may amend, suspend, discontinue, or terminate any Award theretofore granted and any Award Agreement relating thereto; provided, however, that, without the consent of an affected Participant, no such action may materially impair the rights of such Participant under such Award. Any action taken by the Committee pursuant to Section 7 shall not be treated as an action described in this Section 9.5. Notwithstanding anything in the Plan to the contrary, the Board may amend the Plan and Awards in such manner as it deems appropriate in the event of a change of applicable law or regulations.
9.6    No Right to Awards; No Shareholder Rights. No Participant or other person shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Participants, employees, consultants, or directors. No Award shall confer on any Participant any of the rights of a shareholder of the Company unless and until Shares are duly issued or transferred and delivered to the Participant in accordance with the terms of the Award.
9.7    Unfunded Status of Awards; Creation of Trusts. The Plan is intended to constitute an “unfunded” plan for incentive compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award shall give any such Participant any rights that are greater than those of a general creditor of the Company; provided, however, that the Committee may authorize the creation of trusts or make other arrangements to meet the Company’s obligations under the Plan to deliver cash, Shares, other Awards, or other consideration pursuant to any Award, which trusts or other arrangements shall be consistent with the “unfunded” status of the Plan unless the Committee otherwise determines.

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9.8    Nonexclusivity of the Plan. Neither the adoption of the Plan by the Board nor the submission of the Plan or of any amendment to shareholders for approval shall be construed as creating any limitations on the power of the Board to adopt such other compensatory arrangements as it may deem desirable, including the granting of awards otherwise than under the Plan, and such arrangements may be either applicable generally or only in specific cases.
9.9    Other Payments or Awards. Nothing contained in the Plan will be deemed in any way to limit or restrict the Company from making any award or payment to any person under any other plan, arrangement or understanding, whether now existing or hereafter in effect.
9.10    Non-Uniform Determinations. The Committee’s determinations under the Plan and Award Agreements need not be uniform and any such determinations may be made by it selectively among persons who receive, or are eligible to receive, Awards under the Plan (whether or not such persons are similarly situated). Without limiting the generality of the foregoing, the Committee will be entitled, among other things, to make non-uniform and selective determinations under Award Agreements, and to enter into non-uniform and selective Awards Agreements, as to (a) the persons to receive Awards, (b) the terms and provisions of Awards and (c) whether a Participant’s employment has been terminated for purposes of the Plan.
9.11    No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, or Award, or other property shall be issued or paid in lieu of fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.
9.12    Clawback and Other Company Policies. All Awards granted under the Plan shall be subject to any applicable clawback or recoupment policies, share trading policies, share holding and other policies that may be implemented by the Board from time to time.
9.13    Successors and Assigns. The Plan and Award Agreements may be assigned by the Company to any successor to the Company’s business. The Plan and any applicable Award Agreement shall be binding on all successors and assigns of the Company and a Participant, including any permitted transferee of a Participant, the Beneficiary or estate of such Participant and the executor, administrator or trustee of such estate, or any receiver or trustee in bankruptcy or representative of the Participant’s creditors.
9.14    Governing Law. The Plan and all Award Agreements shall be governed by and construed in accordance with the laws of the State of Florida, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Florida or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Florida.
9.15    Severability of Provisions. If any provision of the Plan shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions hereof, and the Plan shall be construed and enforced as if such provisions had not been included.
9.16    Plan Termination. Unless earlier terminated by the Board, the Plan shall terminate on the day before the tenth anniversary of the later of the Amendment Effective Date or the date of any subsequent shareholder approval of the Plan. Upon any such termination of the Plan, no new authorizations of grants of Awards may be made, but then-outstanding Awards shall remain outstanding in accordance with their terms, and the Committee otherwise shall retain its full powers under the Plan with respect to such Awards.
9.17    Section 409A. Notwithstanding the other provisions hereof, the Plan and the Awards are intended to comply with the requirements of Code Section 409A, to the extent applicable. Accordingly, all provisions herein and with respect to any Awards shall be construed and interpreted such that the Award either (a) qualifies for an exemption from the requirements of Code Section 409A or (b) satisfies the requirements of Code Section 409A to

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the maximum extent possible; provided, however, that in no event shall the Company be obligated to reimburse a Participant or Beneficiary for any additional tax (or related penalties and interest) incurred by reason of application of Code Section 409A, and the Company makes no representations that Awards are exempt from or comply with Code Section 409A and makes no undertakings to ensure or preclude that Code Section 409A will apply to any Awards. If an Award is subject to Code Section 409A, (i) distributions shall only be made in a manner and upon an event permitted under Code Section 409A, (ii) payments to be made upon a termination of employment shall only be made upon a “separation from service” under Code Section 409A, (iii) unless the Award Agreement specifies otherwise, each installment payment shall be treated as a separate payment for purposes of Code Section 409A, and (iv) in no event shall a Participant, directly or indirectly, designate the calendar year in which a distribution is made except in accordance with Code Section 409A. Notwithstanding anything herein to the contrary, in the event that any Awards constitute nonqualified deferred compensation under Code Section 409A, if (x) the Participant is a “specified employee” of the Company as of the specified employee identification date for purposes of Code Section 409A (as determined in accordance with the policies and procedures adopted by the Company) and (y) the delivery of any cash or Shares payable pursuant to an Award is required to be delayed for a period of six months after separation from service pursuant to Code Section 409A, such cash or Shares shall be paid within 15 days after the end of the six-month period. If the Participant dies during such six-month period, the amounts withheld on account of Code Section 409A shall be paid to the Participant’s Beneficiary within 30 days of the Participant’s death. The Committee shall have the discretion to provide for the payment of an amount equivalent to interest, at such rate or rates fixed by the Committee, on any delayed payment. The determination of key employees, including the number and identity of persons considered key employees and the identification date, shall be made by the Committee or its delegate each year in accordance with Code Section 416(i) and the “specified employee” requirements of Code Section 409A.

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Appendix B Amended and Restated Stock Purchase Plan for Employees

AMENDED AND RESTATED RYDER SYSTEM, INC.

STOCK PURCHASE PLAN FOR EMPLOYEES

(Effective as of May 6, 2016)

1.	Purpose of the Plan.

The Ryder System, Inc. Stock Purchase Plan for Employees, also known as “RyderShares” (the “Plan”) is intended to provide an opportunity for Eligible Employees of the Company and its Participating Subsidiaries to acquire ownership in the Company through the purchase of Shares. The Company expects to benefit from the added interest which Eligible Employees will have in the welfare of the Company as a result of their ownership in the Company.

2.	Definitions.

The following capitalized terms used in the Plan have the respective meanings set forth in this Section:

(a)	Beneficial Owner: As such term is defined in Rule 13(d)(3) under the 1934 Act (or any successor Rule thereto).

(b)
Beneficiary: The person or persons designated by a Participant, upon such forms as shall be provided by the Committee, to receive the amounts credited to the Participant’s Payroll Deduction Account and the Shares held in the Participant's Brokerage Account after the Participant's death. If the Participant shall fail to designate a Beneficiary, or if for any reason such designation shall be ineffective, or if such Beneficiary shall predecease the Participant or die simultaneously with him or her, then the Beneficiary shall be, in the following order of preference: (i) the Participant's surviving spouse, or (ii) the Participant's estate.

(c)	Board: The Board of Directors of the Company.

(d)	Brokerage Account: An account established in a Participant’s name with the Plan Broker.

(e)	Change of Control: For purposes of the Plan, a "Change of Control" shall be deemed to have occurred if:

(i)
any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the 1934 Act) (a “Person”) becomes the beneficial owner, directly or indirectly, of thirty percent (30%) or more of the combined voting power of the Company’s outstanding voting securities ordinarily having the right to vote for the election of directors of the Company; provided, however, that for purposes of this subparagraph (i), the following acquisitions shall not constitute a Change of Control: (A) any acquisition by the Company or any employee benefit plan or plans (or related trust) of the Company and its subsidiaries and affiliates or (B) any acquisition by any corporation pursuant to a transaction which complies with clauses (A), (B) and (C) of subparagraph (iii) below; or

(ii)
the individuals who, as of May 4, 2012, constituted the Board of Directors of the Company (the “Board” generally and as of May 4, 2012 the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to May 4, 2012 whose election, or nomination for election, was approved by a vote or by approval of the proxy statement in which such person is named as a nominee for director, without written objection to such nomination of the persons comprising at least a majority of the Incumbent Board (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest, as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the 1934 Act (as in effect on January 23, 2000)) shall be, for purposes of this Plan, considered as though such person were a member of the Incumbent Board; or

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(iii)
consummation of a reorganization, merger or consolidation of the Company (a “Business Combination”), in each case, unless, following such Business Combination, (A) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Company’s outstanding Shares and outstanding voting securities ordinarily having the right to vote for the election of directors of the Company immediately prior to such Business Combination beneficially own, directly or indirectly, more than fifty percent (50%) of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities ordinarily having the right to vote for the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the Company’s outstanding Shares and outstanding voting securities ordinarily having the right to vote for the election of directors of the Company, as the case may be, (B) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan or plans (or related trust) of the Company or such corporation resulting from such Business Combination and their subsidiaries and affiliates) beneficially owns, directly or indirectly, 30% or more of the combined voting power of the then outstanding voting securities of the corporation resulting from such Business Combination and (C) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

(iv)	shareholder approval of a liquidation or dissolution of the Company; or

(v)	consummation of a sale of all or substantially all of the assets of the Company.

(f)	Code: The Internal Revenue Code of 1986, as amended, or any successor thereto.

(g)	Committee: The Compensation Committee of the Board.

(h)	Company: Ryder System, Inc., a Florida corporation.

(i)
Compensation: The regular base salary paid to a Participant by the Company or one or more Participating Subsidiaries during such individual’s period of participation in one or more Offering Periods under the Plan before deduction of any income tax or employment tax withholdings or contributions to any 401(k) or Code Section 125 Plan now or hereafter established by the Company or any Participating Subsidiary. The Committee may make modifications to the definition of Compensation for one or more offerings as deemed appropriate.

(j)	Disqualifying Disposition: As such term is defined in Section 10(f) of the Plan.

(k)	Eligible Employee: Any Employee of the Company or of a Participating Subsidiary who is eligible to participate in the Plan pursuant to Section 6 of the Plan.

(l)	Employee: Any employee of the Company or of a Participating Subsidiary.

(m)
Enrollment Period: The period commencing on the 15th day of the month prior to the month immediately preceding the Offering Commencement Date and ending on the Offering Commencement Date for which participation is sought by an Eligible Employee.

(n)
Fair Market Value: The closing price of the Shares on a given day as reported by the composite transaction reporting system for securities listed on the New York Stock Exchange, or, if no sales of the Shares were made on that day, on the most recently preceding date on which there was such a sale.

(o)	1933 Act: The Securities Act of 1933, as amended, or any successor thereto.

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(p)	1934 Act: The Securities Exchange Act of 1934, as amended, or any successor thereto.

(q)	Offering Commencement Date: The first day of an Offering Period.

(r)	Offering Period: Period of time during which Participants will make contributions and pay for their Shares pursuant to Section 5 of the Plan.

(s)	Participant: Any Eligible Employee who participates in the Plan.

(t)	Participating Subsidiary: Any U.S. or Canadian Subsidiary of the Company or such other Subsidiaries as authorized by the Committee.

(u)	Payroll Deduction Account: A book account to which payroll deductions of Participants are credited pursuant to Section 10(c) of the Plan.

(v)	Plan: The Ryder System, Inc. Stock Purchase Plan for Employees, also known as “RyderShares”.

(w)	Plan Broker: A stock brokerage or other financial services firm designated by the Committee in its sole discretion to provide administrative services to the Plan.

(x)	Purchase Date: The last trading day of an Offering Period.

(y)	Purchase Price: The purchase price per Share as determined pursuant to Section 9 of the Plan.

(z)	Shares: Shares of common stock, par value $0.50 per Share, of the Company.

(aa)	Subsidiary: A subsidiary corporation, as defined in Section 424(f) of the Code (or any successor Section thereto).

3. Shares Subject to the Plan.

(a)
Shares Authorized: Subject to Section 15, after February 9, 2016, 1,134,730 Shares are authorized for issuance under the Plan, which includes the 1,000,000 Share increase subject to shareholder approval at the 2016 Annual Meeting. The Shares will be made available to the Participants in a series of quarterly Offering Periods which shall continue until all Shares reserved under the Plan have been issued to the Participants or earlier termination of the Plan. The issuance of the Shares pursuant to the Plan shall reduce the total number of Shares available under the Plan. Any Shares not issued on a given Purchase Date shall be available for issuance in subsequent Offering Periods.

(b)
Maximum Shares: If the total number of Shares purchased by all the Participants on a given Purchase Date exceeds the maximum number of Shares available under the Plan, the Company (i) shall make a pro rata allocation of the Shares available for delivery and distribution in as nearly a uniform manner as shall be practicable and as the Committee shall determine to be equitable, and (ii) all funds not used to purchase Shares on the Purchase Date shall be returned, without interest, to the Participants as promptly as reasonably possible.

(c)	Issuance of Shares: Shares to be delivered to a Participant pursuant to the Plan will be issued in the name of the Participant.

4. Administration of the Plan.

The Plan shall be administered by the Committee. The Committee is authorized to interpret the Plan, to establish, amend and rescind any rules and regulations relating to the Plan, and to make any other determinations that it deems necessary or desirable for the administration of the Plan. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan in the manner and to the extent the Committee deems necessary or desirable. Any decision of the Committee in the

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interpretation and administration of the Plan, as described herein, shall lie within its sole and absolute discretion and shall be final, conclusive and binding on all parties concerned (including, but not limited to, Participants and their beneficiaries or successors and joint owners). Subject to Section 16 of the 1934 Act or other applicable law, the Committee may delegate its duties and powers under the Plan to such individuals as it designates in its sole discretion.

5. Offering Periods.

The Plan may be implemented through a series of one or more Offering Periods, during which Participants will make contributions and pay for their Shares under the Plan. The Offering Period shall be the three (3) month period starting each January, April, July, and October. Notwithstanding the foregoing, the Committee may change the duration of any Offering Period in its sole discretion prior to the start of such Offering Period.

The terms and conditions of each Offering Period may vary, and two or more Offering Periods may run concurrently under the Plan, each with their own terms and conditions. In addition, special Offering Periods may be established with respect to entities that are acquired by the Company (or any Subsidiary of the Company) or under such other circumstances as the Committee deems appropriate. In no event, however, shall the terms and conditions of any Offering Period contravene the express limitations and restrictions of the Plan, and the Participants in each separate Offering Period shall have equal rights and privileges under that offering in accordance with the requirements of Section 423(b)(5) of the Code and the applicable Treasury Regulations thereunder.

6. Eligibility.

Any individual who has been an Employee for ninety (90) days prior to the start of an Offering Period, and is an Employee on the Offering Commencement Date for that Offering Period is eligible to participate in such Offering Period, except for the following Employees:

(a)	Any Employee whose customary employment is twenty (20) hours or less per week within the meaning of Section 423(b)(4)(B) of the Code;

(b)
Any Employee who, were such Employee to participate in such Offering Period would (together with any other person whose stock would be attributed to such Employee pursuant to Code Section 424(d)) immediately thereafter own shares possessing five percent (5%) or more of the total combined voting power or value of all classes of shares of the Company within the meaning of Section 423(b)(3) of the Code; or

(c)	Any Employee who qualifies as a “highly compensated employee” within the meaning of Code Section 414(q) and who is subject to the insider reporting requirements of Section 16 of the 1934 Act.

7. Participation in the Plan.

The Committee shall set forth procedures pursuant to which Participants may elect to participate in a given Offering Period under the Plan.

8. Enrollment and Restrictions on Participation.

The Enrollment Period is the period of time during which Participants may elect to participate in an offering. An Eligible Employee may enroll and become a Participant by completing the applicable enrollment process required by the Plan Broker during the Enrollment Period for the applicable Offering Period for which participation is sought. A Participant’s enrollment and chosen rate of payroll deductions shall remain in effect for successive Offering Periods unless otherwise modified in accordance with Section 10 or terminated in accordance with Section 12. No Participant shall be permitted to accrue rights to purchase Shares under the Plan (or under any other “employee stock purchase plan” within the meaning of Section 423(b) of the Code, of the Company or any Participating Subsidiary) with an aggregate Fair Market Value (as determined as of each Offering Commencement Date) in excess of $25,000.00 for any one calendar year in which such right is outstanding within the meaning of Section 423(b)(8) of the Code.

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Appendix B Amended and Restated Stock Purchase Plan for Employees

9. Purchase Price.

The Purchase Price per Share in effect for any Offering Period shall be determined by the Committee in its sole discretion, but in no event shall be less than eighty-five percent (85%) of the Fair Market Value of a Share on the Purchase Date.

The Purchase Price per Share as determined by the Committee for an Offering Period shall remain in effect for each subsequent Offering Period unless modified by the Committee at least thirty (30) days prior to the applicable Offering Commencement Date.

10. Payroll Deductions.

(a)
Payroll deductions shall be made on each day that Participants are paid during an Offering Period with respect to all Participants who elect to participate in such Offering Period. The deductions shall be made as a percentage of the Participant’s Compensation in one percent (1%) increments, from one percent (1%) to fifteen percent (15%) of such participant’s Compensation, or a specific dollar amount of the Participant’s Compensation with a minimum of five dollars ($5.00), as elected by the Participant.

(b)
Subject to Section 11, a Participant may choose to change the rate of payroll deductions during the last calendar month of an Offering Period to become effective on the next Offering Commencement Date. To effect a change in the rate of payroll deductions, the Participant must complete the applicable enrollment process required by the Plan Broker.

(c)
All payroll deductions made with respect to a Participant shall be credited to his/her Payroll Deduction Account under the Plan and shall be deposited with the general funds of the Company, and no interest shall accrue on the amounts credited to such Payroll Deduction Accounts. All payroll deductions received or held by the Company may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions. A Participant may not make any separate cash payment into his/her Payroll Deduction Account and payment for Shares purchased under the Plan may not be made in any form other than by payroll deductions.

(d)
On each Purchase Date the Company shall apply all funds then in a Participant’s Payroll Deduction Account to purchase Shares (in whole and/or fractional Shares, as the case may be); provided, however, that the maximum number of Shares purchasable per Participant on any Purchase Date shall not exceed 2,500 Shares, subject to periodic adjustments in the event of certain changes in the Company’s capitalization as provided in Section 15(a). In addition, the maximum number of Shares purchasable in total by all Participants on any one Purchase Date shall not exceed 500,000 Shares, subject to periodic adjustments in the event of certain changes in the Company’s capitalization as provided in Section 15(a). The Committee shall have the discretionary authority, prior to the start of any Offering Period under the Plan, to increase or decrease the limitations to be in effect for the number of Shares purchasable per Participant and in total by all Participants on each Purchase Date.

(e)
As soon as practicable following the Purchase Date, the number of Shares purchased by each Participant shall be deposited into the Brokerage Account in the Participant’s name. Dividends that are declared on the Shares held in such account shall be reinvested in whole Shares at the current Fair Market Value in the open market. The Company shall pay the brokerage fees for these purchases. Subject to Section 10(f) of the Plan, dividends on Shares that a Participant holds in a certificate form will be sent directly to the Participant by the dividend paying agent. The Participant may opt out of this dividend reinvestment program.

(f)
Once the Shares have been purchased, the Participant may (i) transfer his/her Shares to another brokerage account of Participant’s choosing or (ii) request in writing that a stock certificate be issued to him/her with respect to the whole Shares in his/her Plan Broker account and that any fractional Shares remaining in such account be paid in cash to him/her, except that, (1) Participants in Management Levels MS 14-16 may not

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Appendix B Amended and Restated Stock Purchase Plan for Employees

sell, transfer or request a certificate for one year from the date of purchase and (2) Participants below Management Level 14 may not sell, transfer or request a certificate for three (3) months from the date of purchase. The Committee may require, in its sole discretion, that the Participant bear the cost of transferring such Shares or issuing certificates for such Shares. Any Participant who engages in a “Disqualifying Disposition” of his/her Shares within the meaning of Section 421(b) of the Code shall notify the Company of such Disqualifying Disposition in accordance with Section 22 of the Plan.

(g)	Participants shall have no interest or voting rights in the Shares until such Shares have been purchased on the applicable Purchase Date.

(h)
All other payroll deductions will be made before deductions under the Plan. If after making these other deductions the Employee’s remaining compensation is less than the deduction under the Plan, no deduction with respect to participation in the Plan will be made for that pay period.

11. Withdrawal.

Each Participant may withdraw from an Offering Period under such terms and conditions as are established by the Committee in its sole discretion. Upon a Participant’s withdrawal from an Offering Period, all accumulated payroll deductions in the Payroll Deduction Account shall be returned, without interest, to such Participant, as soon as practicable, and he/she shall not be entitled to any Shares on the Purchase Date thereafter with respect to the Offering Period in effect at the time of such withdrawal. Such Participant shall be permitted to participate in a subsequent Offering Period if he or she timely enrolls in such Offering Period.

12. Termination of Employment.

A Participant shall cease to participate in the Plan upon his/her ceasing to remain an Eligible Employee for any reason. In such event, all payroll deductions credited to the Participant’s Payroll Deduction Account shall be returned, without interest, to such Participant or to his/her designated Beneficiary, as the case may be, as soon as practicable, and such Participant or Beneficiary shall have no future rights to participate in any future Offering Periods.

13. Leave of Absence.

If a Participant goes on an approved unpaid leave of absence, such Participant shall have the right, exercisable up until the last business day of the Offering Period in which such leave commences, to (a) withdraw from an Offering Period pursuant to Section 11, or (b) have his or her payroll deductions held for the purchase of Shares on his or her behalf on the next scheduled Purchase Date. In no event, however, shall any further payroll deductions be collected on the Participant’s behalf during such leave. Upon the Participant’s return to active service (x) within three (3) months following the commencement of such leave or (y) prior to the expiration of any longer period for which such Participant is provided with reemployment rights by statute or contract, his or her payroll deductions under the Plan shall automatically resume at the rate in effect at the time the leave began, unless the Participant withdraws from the Plan prior to his or her return. An individual who returns to active service following a leave of absence which exceeds in duration the applicable (x) or (y) time period shall be treated as a new Employee for purposes of subsequent participation in the Plan and must accordingly re-enroll in the Plan in accordance with Section 8.

14. Termination and Amendment of the Plan.

The Plan shall terminate (a) on the date that all of the Shares for sale under the Plan have been purchased, or (b) at any time, at the discretion of the Committee; provided, however, that no termination shall affect outstanding subscriptions.

The Committee may at any time amend the Plan. No amendment shall be effective unless approved by the shareholders of the Company if shareholder approval of such amendment is required to comply with Code Section 423 or to comply with any other applicable law, regulation, or stock exchange rule.

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Appendix B Amended and Restated Stock Purchase Plan for Employees

15. Adjustments Upon Certain Events.

Notwithstanding any other provisions in the Plan to the contrary, the following provisions shall apply:

(a)
In the event of any change in the outstanding Shares under the Plan by reason of any Share dividend or split, reorganization, re-capitalization, merger, consolidation, spin-off, combination or exchange of Shares or other corporate exchange, or any distribution to shareholders of Shares other than regular cash dividends, the Committee in its sole discretion and without liability to any Person shall make such substitution or adjustment, if any, as it deems to be equitable, as to (i) the number or kind of Shares or other securities issued or reserved for issuance pursuant to the Plan, (ii) the Purchase Price per Share, (iii) the maximum number of Shares purchasable per Participant on any Purchase Date, (iv) the maximum number of Shares purchasable in total by all Participants under the Plan on any one Purchase Date and/or (v) any other affected provisions under the Plan.

(b)
In the event of a Change in Control, the Committee in its sole discretion and without liability to any person, may take such actions, if any, as it deems necessary or desirable with respect to any purchase of Shares under the Plan as of the date of the consummation of the Change in Control.

16. Transferability.

Neither payroll deductions credited to a Participant’s Payroll Deduction Account nor any rights to receive Shares under the Plan may be assigned, transferred, pledged, or otherwise disposed of in any way by the Participant other than by will or the laws of descent and distribution. Any such attempted assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds in accordance with Section 11 of the Plan.

17. No Right to Employment.

The purchase of Shares under the Plan shall impose no obligation on the Company or any Participating Subsidiary to continue the employment of a Participant and shall not lessen or affect the Company’s or Participating Subsidiary’s right to terminate the employment of such Participant.

18. Application of Funds.

All funds received or held by the Company under the Plan may be used for any corporate purpose.

19. Section 423 of the Code.

The Plan is intended to qualify as an “employee stock purchase plan” within the meaning of Section 423 of the Code (or any successor Section thereto). Accordingly, all Participants shall have the same rights and privileges under the Plan, subject to any exceptions that are permitted under Section 423(b)(5) of the Code. Any provision of the Plan that is inconsistent with Section 423 of the Code (or any successor provision) shall, without further act or amendment, be reformed to comply with the requirements of Section 423 of the Code. This Section 19 of the Plan shall take precedence over all other provisions of the Plan.

20. Securities Laws Restrictions.

(a)
Share Issuance: Notwithstanding any other provision of the Plan or any agreements entered into pursuant hereto, the Company shall not be required to issue or deliver any certificate for Shares under the Plan, and Shares shall not be considered to have been purchased notwithstanding the tender by the Participant of any consideration therefor, unless and until each of the following conditions has been fulfilled:

(b)

(i)
There shall be in effect with respect to such Shares a registration statement under the 1933 Act and any applicable state securities laws if the Committee, in its sole discretion, shall have determined to file, cause to become effective and maintain the effectiveness of such registration statement; or if the

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Appendix B Amended and Restated Stock Purchase Plan for Employees

Committee has determined not to so register the Shares to be issued under the Plan, (a) exemptions from registration under the 1933 Act and applicable state securities laws shall be available for such issuance (as determined by counsel to the Company) and (b) there shall have been received from the Participant (or, in the event of death or disability), the Participant’s heir(s) or legal representative(s) any representations or agreements requested by the Company in order to permit such issuance to be made pursuant to such exemptions; and

(ii)
There shall have been obtained any other consent, approval or permit from any state, federal, local or other governmental agency which the Committee shall, in its sole discretion upon the advice of counsel, deem necessary or advisable.

(c)
Share Transfers: Shares issued pursuant to the Plan may not be sold, assigned, transferred, pledged, encumbered or otherwise disposed of, whether voluntarily or involuntarily, directly or indirectly, by operation of law or otherwise, except pursuant to registration under the 1933 Act and applicable federal, state, local or other applicable securities laws or pursuant to exemptions from such registrations. The Company may condition the sale, assignment, transfer, pledge, encumbrance or other disposition of such Shares not issued pursuant to an effective and current registration statement under the 1933 Act and all applicable federal, state, local or other applicable securities laws on the receipt from the party to whom the Shares are to be so transferred of any representations or agreement requested by the Company in order to permit such transfer to be made pursuant to exemptions from registration under the 1933 Act and applicable federal, state, local or other applicable securities laws.

21. Tax Withholding.

The Company and/or the Participant’s employer shall have the right to withhold from such Participant such withholding taxes as may be required by federal, state, local or other law, or to otherwise require the Participant to pay such withholding taxes. A Participant may elect to pay a portion or all of such withholding taxes by (i) delivery of Shares or (ii) having Shares withheld by the Company from the Shares otherwise to be received. The Shares so delivered or withheld shall have an aggregate Fair Market Value equal to the amount of such withholding taxes.

22. Notices.

All notices and other communications hereunder shall be in writing and hand delivered or mailed by registered or certified mail (return receipt requested) or sent by any means of electronic message transmission with delivery confirmed (by voice or otherwise) and will be deemed given on the date on which such notice is received: Ryder System, Inc., Payroll Department, Attn: Director of Payroll, 11690 NW 105 Street, Miami, Florida 33178; Facsimile (305) 500-4599.

23. Choice of Law.

The Plan shall be governed by and construed in accordance with the laws of the State of Florida applicable to contracts made and to be performed in the State of Florida.

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Ryder System, Inc. 11690 N.W. 105th Street Miami, Florida 33178 www.ryder.com

RYDER SYSTEM, INC.
C/O PROXY SERVICES
P.O. BOX 9163
FARMINGDALE, NY 11735

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E02282-P74226-Z67259

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

RYDER SYSTEM, INC.

1. Election of Directors

Nominees:

For a 1-year term of office expiring at the 2017 Annual Meeting.	**For**	**Against**	**Abstain**
1a. Robert J. Eck	☐	☐	☐
1b. Tamara L. Lundgren	☐	☐	☐
1c. Abbie J. Smith	☐	☐	☐

	For	**Against**	**Abstain**
2. Ratification of PricewaterhouseCoopers LLP as independent registered certified public accounting firm for the 2016 fiscal year.	☐	☐	☐
3. Approval, on an advisory basis, of the compensation of our named executive officers.	☐	☐	☐
4. Approval of the Amended and Restated 2012 Equity and Incentive Compensation Plan.	☐	☐	☐
5. Approval of the Amended and Restated Stock Purchase Plan for Employees.	☐	☐	☐

This Proxy Card will be voted "FOR" the election of the director nominees and Proposals 2 - 5 if no choice is selected.

If you want to vote in accordance with the recommendations of the Board of Directors, simply sign below and return this card.

NOTE: Such other business as may properly come before the meeting or any adjournment or postponement thereof.

For address changes and/or comments, please check this box and write them on the back where indicated. ☐

Please indicate if you plan to attend this meeting. ☐ **Yes** ☐ **No**

Please sign exactly as name(s) appear(s) hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please note such title.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement, Annual Report on Form 10-K and Shareholder Letter are available at www.proxyvote.com.

E02283-P74226-Z67259

PROXY
RYDER SYSTEM, INC.
ANNUAL MEETING - MAY 6, 2016

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Robert E. Sanchez, Art A. Garcia and Robert D. Fatovic, as true and lawful agents and proxies with full power of substitution in each, to represent the undersigned on all matters to come before the meeting and to vote as designated on the reverse side, all the shares of common stock of RYDER SYSTEM, INC., held of record by the undersigned on March 4, 2016, during or at any adjournment of the Annual Meeting of Shareholders to be held at 10:00 a.m., EDT at the Ryder System, Inc. Headquarters, 11690 N.W. 105th Street, Miami, Florida 33178 on Friday, May 6, 2016.

ON THE REVERSE SIDE OF THIS CARD YOU MAY SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOXES OR SIMPLY SIGN AND RETURN THIS CARD TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS. UNLESS YOU VOTE BY TELEPHONE OR INTERNET, YOU MUST SIGN THIS CARD AND RETURN IT IN THE ENCLOSED ENVELOPE SO THAT THE PROXY HOLDERS MAY VOTE THE SHARES. IF PROPERLY EXECUTED AND RETURNED, THIS PROXY WILL BE VOTED AS SPECIFIED.

Address Changes/Comments: ____

____

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side